Exhibit 10.1

Execution Version

THIRD AMENDMENT AGREEMENT dated as of August 28, 2025 (this “Amendment”) to the Credit Agreement dated as of January 12, 2023 (as amended by the Amendment Agreement, dated as of June 22, 2023, and the Second Amendment Agreement, dated as of November 8, 2024, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified, from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”) among HLEND Holdings C, L.P., as borrower (the “Borrower”); HPS Corporate Lending Fund, as equity holder (“Equity Holder”); the Lenders party thereto (the “Existing Lenders”); U.S. Bank Trust Company, National Association, as Administrative Agent (the “Administrative Agent”) and U.S. Collateral Agent (the “U.S. Collateral Agent”); U.S. Bank National Association, as U.S. Custodian (the “U.S. Custodian”) and Document Custodian (the “Document Custodian”); and Blackstone Asset Based Finance Advisors LP (“Blackstone Asset Based Finance Representative” and together with all the aforementioned parties, the “Existing Credit Agreement Parties”).

The Borrower and the Collateral Manager have requested certain modifications to the terms of the Credit Agreement, including an increase in the Maximum Facility Amount and the addition of one or more new lenders (each a “New Lender”, and collectively, the “New Lenders”), and the Existing Credit Agreement Parties and the New Lenders hereby consent to the foregoing and the terms hereof, all on and subject to the terms and conditions set forth herein. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. In addition, as used herein:

“Third Amendment Effective Date” means the date (if any) on which the Blackstone Asset Based Finance Representative and the Borrower shall have confirmed to the Collateral Manager, the Administrative Agent and the U.S. Collateral Agent in writing that the Third Amendment Conditions have been satisfied.

“Third Amendment Conditions” means conditions satisfied if and only if:

(a)

the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Equity Holder, Collateral Manager, Limited Guarantor, the Blackstone Asset Based Finance Representative, the Administrative Agent, the Collateral Agents, the U.S. Custodian, the Document Custodian, each Existing Lender increasing its Commitment and the New Lenders;

(b)	no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or shall result from the proposed amendments hereunder;

(c)

the representations and warranties contained in this Amendment and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse

Effect, which shall be true and correct in all respects) on and as of the Third Amendment Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(d)

the Administrative Agent shall have received a legal opinion (addressed to each of the Secured Parties and KBRA) from Dechert LLP, special New York counsel to the Credit Parties and the Collateral Manager with respect to this Amendment and the Credit Agreement;

(e)

KBRA shall have received prior written notice of this Amendment and provided (i) a ratings confirmation that the credit rating for the Loans is at least “A (sf)” to the Administrative Agent and (ii) the related Private Rating Rationale Report;

(f)

the Administrative Agent shall have received a fully executed fee letter, dated as of the Third Amendment Effective Date, among the Administrative Agent, the Borrower, the Blackstone Asset Based Finance Representative and certain Lenders;

(g)

the Borrower shall have paid all reasonable fees and expenses pursuant to Section 12.3(a) of the Credit Agreement in connection with the preparation and execution of this Amendment and the transactions contemplated hereby (including, without limitation, reasonable fees and disbursements of counsel), including any related post- closing legal services between November 8, 2024 and the Third Amendment Effective Date;

(h)	all legal matters incident to this Amendment and the other Loan Documents shall be reasonably satisfactory to the Borrower, the Agents, the Lenders and their respective counsel; and

(i)

the Agents and the Lenders shall have received such other instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and within herein imposing or implying any duty on the part of any Agent to make any such request).

2.	Amendments to Existing Credit Agreement.

(a)

As of the Effective Date (defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: doubled-underlined text) as set forth in the Existing Credit Agreement (including Annex A thereto) attached hereto as Annex A.

(b)

The Schedules to the Existing Credit Agreement are hereby amended by deleting Schedule D to the Existing Credit Agreement and replacing it with the new Schedule D – Commitment Schedule attached hereto as Annex B.

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3.	New Lender Commitments.

(a)

New Commitments. Subject to the terms and conditions hereof, each Lender agrees to make its Commitment (in the case of any Existing Lenders increasing their Commitment, such increased Commitment, and in the case of the New Lenders, the new Commitment) set forth on Annex B hereto available to the Borrower effective on and as of the Third Amendment Effective Date. As of the Third Amendment Effective Date, each New Lender shall become a “Lender” under the Credit Agreement, such Lender’s “Commitment” shall be as set forth on Annex B attached hereto and shall have all right and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto.

(b)

Loan Reallocations. On the Third Amendment Effective Date, in connection with the new Commitments, each applicable Lender shall make a payment to the Administrative Agent for the account of the other Lenders, in an amount calculated by the Blackstone Asset Based Finance Representative and notified to the Lenders and the Administrative Agent, so that after giving effect to such payment and to the distribution thereof to the other Lenders, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to the new Commitments hereunder). After giving effect to such reallocation and the making of the Loans as of the date hereof, each Lender holds outstanding Loans in an amount set forth on Schedule D in Annex B attached hereto. For purposes of effecting such allocations and related payments, and the payment of expenses related to the Third Amendment Effective Date, the U.S. Collateral Agent and/or the Administrative Agent, as applicable, are hereby authorized directed to apply funds in accordance with a flow of funds memorandum provided by, or on behalf of the Borrower, and in a form acceptable to the Blackstone Asset Based Finance Representative.

(c)

Representations and Warranties. Each New Lender (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time (and without regard to any credit rating of the Loans, whether by KBRA or any other rating agency), continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to such Agent by the terms thereof, together with such powers as are incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) represents and warrants that it is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act.

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(d)	Assignment and Assumption. This Amendment shall be deemed an Assignment and Assumption Agreement for purposes of each New Lender and its Commitment.

4.	Representations, Consent and Reaffirmation.

(a)

(1) Each of the Borrower and the Equity Holder represent and warrant that (i) no Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or shall result from the proposed amendments hereunder, and (ii) the representations and warranties contained in this Amendment and the other Loan Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Third Amendment Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(2) Limited Guarantor represents and warrants that (i) the representations and warranties contained in the Limited Guaranty are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Third Amendment Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (ii) as of the Third Amendment Effective Date, and after giving effect to this Amendment, it is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(b)	Except for the amendments hereunder, the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

(c)

(1) Each of the Borrower and the Equity Holder (i) agrees that the Credit Agreement, as amended hereby, and each Loan Document to which they are a party, continue to be in full force and effect, (ii) acknowledges that the “Obligations” include any and all Loans made now or in the future by each New Lender and each Existing Lender in respect of its Commitment and all interest and other amounts owing in respect thereof under the Loan Documents, and (iii) as applicable, confirms its grant of a security interest in the Collateral to secure the Obligations, all as provided in the Loan Documents to which they are a party as originally executed (and amended prior to the Third Amendment Effective Date and supplemented hereby).

(2) Limited Guarantor (i) agrees that the Limited Guaranty continues to be in full force and effect, (ii) acknowledges that the “Loans” include any and all Loans

4

made now or in the future by each New Lender and each Existing Lender in respect of its Commitment and that “Obligations” include any and all Loans made now or in the future by each New Lender and each Existing Lender in respect of its Commitment and all interest and other amounts owing in respect thereof under the Loan Documents, and (iii) confirms its limited guaranty, all as provided in the Limited Guaranty as originally executed.

(d)

On the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as modified hereby.

(e)	The Collateral Manager hereby consents to the amendments and the supplements to the Existing Credit Agreement contained herein.

5.	Miscellaneous.

(a)	Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b)	Event of Default. The Borrower hereby acknowledges and agrees that a breach by the Borrower of any term or condition applicable to it hereunder shall constitute an Event of Default.

(c)

Fees and Expenses. The Borrower agrees to pay all reasonable fees and expenses of King & Spalding LLP and Nixon Peabody LLP, counsel to the Administrative Agent, U.S. Collateral Agent, U.S. Custodian and Document Custodian incurred in connection with the preparation and execution of this Amendment and the transactions contemplated hereby.

(d)

Governing Law. Sections 12.7 (Governing Law; Submission to Jurisdiction), 12.9 (Counterparts; Integration; Effectiveness) and 12.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

(e)

The Administrative Agent, U.S. Collateral Agent, U.S. Custodian and Document Custodian. The Lenders, by their signature below, hereby authorize and direct the Administrative Agent, the U.S. Collateral Agent, the Custodian and the Document Custodian to execute and deliver (i) this Amendment and (ii) in the case of the Administrative Agent, an Upsize Fee Letter dated on or about the date hereof in a form acceptable to the Blackstone Asset Based Finance Representative.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

HLEND HOLDINGS C, L.P., as Borrower

By: HLEND Holdings C GP, LLC, its general partner

By: HPS Corporate Lending Fund, its manager

By:	/s/ Robert Busch
Name:	Robert Busch
Title:	Chief Financial Officer and Principal Accounting Officer

HPS CORPORATE LENDING FUND, as Equity Holder

By:	/s/ Robert Busch
Name:	Robert Busch
Title:	Chief Financial Officer and Principal Accounting Officer

HPS CORPORATE LENDING FUND, as Collateral Manager

By:	/s/ Robert Busch
Name:	Robert Busch
Title:	Chief Financial Officer and Principal Accounting Officer

HPS CORPORATE LENDING FUND, as Limited Guarantor

By:	/s/ Robert Busch
Name:	Robert Busch
Title:	Chief Financial Officer and Principal Accounting Officer

[Signature Page to Third Amendment]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as U.S. Collateral Agent and as Administrative Agent

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as U.S. Custodian

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

[Signature Page to Third Amendment]

BLACKSTONE ASSET BASED FINANCE ADVISORS LP,
as Blackstone Asset Based Finance Representative

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Senior Managing Director

[Signature Page to Third Amendment]

Existing Lenders:

EMPLOYERS REASSURANCE CORPORATION,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

SHELTER MUTUAL INSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

SHELTER REINSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP, pursuant to powers of attorney now and hereafter granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

ALLIANZ LIFE INSURANCE COMPANY OF
NORTH AMERICA,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

USAA LIFE INSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

AMERICAN GENERAL LIFE INSURANCE
COMPANY,
as an Existing Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY,
as an Existing Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

LINCOLN LIFE & ANNUITY COMPANY OF
NEW YORK,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

FIDELITY AND GUARANTY LIFE INSURANCE COMPANY,
as an Existing Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

EVEREST REINSURANCE COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

NATIONAL GUARDIAN LIFE INSURANCE
COMPANY,
as an Existing Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

ALLIANZ LIFE INSURANCE COMPANY OF
NORTH AMERICA,
as an Existing Lender

By: Resolution Re Ltd., pursuant to powers of
attorney now and hereafter granted to it
By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

New Lenders:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
as a New Lender

By: Blackstone ISG-I Advisors L.L.C., its
investment adviser

By:	/s/ Robert Young
Name:	Robert Young
Title:	Managing Director and General Counsel

Address for notices:

Blackstone Asset Based Finance Advisors LP
345 Park Avenue
New York, New York 10154
Email: abf-pm@blackstone.com;
abf-fundfinance@blackstone.com

[Signature Page to Third Amendment]

Acknowledged and Agreed:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION
as LuxCo Collateral Agent

By:	/s/ Elaine Mah
Name:	Elaine Mah
Title:	Senior Vice President

[Signature Page to Third Amendment]

Annex A

Conformed Credit Agreement

[See Attached]

Annex B

SCHEDULE D

Commitment Schedule

[Intentionally Omitted]

~~EXECUTION~~CONFORMED COPY INCORPORATING

Amendment Agreement dated June 22, 2023

Second Amendment Agreement dated November 8, 2024

Third Amendment Agreement dated August 28, 2025

CREDIT AGREEMENT

dated as of January 12, 2023

as amended by that certain Amendment Agreement, dated as of June 22, 2023 among

HLEND Holdings C, L.P.,

as Borrower,

HPS Corporate Lending Fund,

as Equity Holder,

the Lenders Referred to Herein,

U.S. Bank Trust Company, National Association,

as Administrative Agent and U.S. Collateral Agent,

Blackstone Asset Based Finance Advisors LP,

as Blackstone Asset Based Finance Representative

and

U.S. Bank National Association,

as U.S. Custodian and Document Custodian

TABLE OF CONTENTS

Page

Article I. DEFINITIONS AND INTERPRETATION		3

1.1	Definitions	3
1.2	Accounting Terms and Determinations and UCC Terms	~~69~~68
1.3	Assumptions and Calculations with respect to Collateral Loans	~~69~~68
1.4	Cross-References; References to Agreements; Interpretive Provisions	~~70~~69
1.5	Reference to Secured Parties	~~70~~70
1.6	Specified Partnership-Related Provisions	~~70~~70
1.7	Luxembourg law terms	~~77~~76
1.8	Benchmark Replacement	~~78~~77

Article II. THE LOANS		~~80~~79

2.1	The Commitments	~~80~~79
2.2	Making of the Loans	~~80~~80
2.3	Evidence of Indebtedness; Notes	~~82~~81
2.4	Maturity of Loans	~~83~~82
2.5	Interest Rates	~~83~~82
2.6	Fees, Etc	~~83~~82
2.7	Reduction of Commitments; Prepayments	~~84~~83
2.8	General Provisions as to Payments	~~86~~86
2.9	Funding Losses	~~87~~86
2.10	Computation of Interest and Fees	~~88~~87
2.11	No Cancellation of Indebtedness	~~88~~87
2.12	Loans Held by Borrower Affiliated Lenders	~~88~~87
2.13	Extensions.	~~88~~88
2.14	~~[Reserved]~~Commitment Increases.	~~89~~88
2.15	Erroneous Payments	~~89~~90

Article III. CONDITIONS TO BORROWINGS		~~91~~92

3.1	Effectiveness of Commitments	~~91~~92
3.2	Borrowings	~~96~~97
3.3	Addition of Investment Subsidiaries	~~97~~98
3.4	Conditions Precedent	~~104~~103

Article IV. REPRESENTATIONS AND WARRANTIES OF THE BORROWER, ETC.		~~104~~103

4.1	Existence and Power	~~104~~103
4.2	Power and Authority	~~105~~103
4.3	No Violation	~~105~~104
4.4	Litigation	~~105~~104
4.5	Compliance with ERISA	~~106~~104
4.6	Taxes	~~106~~105
4.7	Full Disclosure	~~106~~105
4.8	Solvency	~~106~~105
4.9	Use of Proceeds; Margin Regulations	~~107~~105

4.10	Governmental Approvals	~~107~~105
4.11	Investment Company Act, Etc	~~107~~106
4.12	Domiciliation	~~107~~106
4.13	Ownership of Assets	~~107~~106
4.14	No Default	~~107~~106
4.15	Subsidiaries/Equity Interests	~~108~~106
4.16	Ranking.	~~108~~106
4.17	Representations Concerning Collateral	~~108~~106
4.18	Ordinary Course	~~109~~107
4.19	OFAC	~~109~~107

Article V. AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER		~~109~~108

5.1	Information	~~109~~108
5.2	Payment of Obligations	~~113~~111
5.3	Maintenance of Property; Insurance	~~113~~111
5.4	Good Standing	~~113~~112
5.5	Compliance with Laws	~~113~~112
5.6	Inspection of Property, Books and Records; Audits; Etc	~~114~~112
5.7	Existence	~~114~~113
5.8	Investment Subsidiary, Etc	~~115~~113
5.9	Investments	~~117~~115
5.10	Restriction on Fundamental Changes	~~118~~116
5.11	ERISA	~~118~~117
5.12	Liens	~~119~~117
5.13	Business Activities	~~119~~117
5.14	Fiscal Year; Fiscal Quarter	~~119~~117
5.15	Margin Stock	~~119~~117
5.16	Indebtedness	~~119~~118
5.17	Use of Proceeds; Accounts	~~119~~118
5.18	Bankruptcy Remoteness; Separateness	~~120~~118
5.19	Amendments, Consents, Modifications, Waivers and Supplements to Collateral Loans	~~121~~119
5.20	Hedging	~~122~~120
5.21	Title Covenants	~~122~~120
5.22	Further Assurances	~~123~~121
5.23	Costs of Transfer; Taxes; and Expenses	~~124~~122
5.24	Collateral Agents May Perform	~~124~~122
5.25	Notice of Name Change	~~125~~123
5.26	Sanctions, OFAC, etc	~~125~~123
5.27	Filing Fees, etc	~~125~~123
5.28	Credit Standards	~~126~~124
5.29	Delivery of Proceeds	~~126~~124
5.30	Performance of Obligations	~~126~~124
5.31	Limitation on Distributions and Repayment of Indebtedness	~~126~~124
5.32	Annual Rating Review	~~126~~125
5.33	Collateral Management Agreement	~~127~~126
5.34	Transactions With Affiliates or Affiliate Employees	~~127~~126

5.35	Reports by Independent Accountants	~~127~~126
5.36	Tax Matters as to the Borrower	~~129~~127
5.37	Transaction Data Room	~~129~~128
5.38	Luxembourg Share and Receivables Pledge Agreements	~~129~~128
5.39	Status of BDC	~~129~~128

Article VI. EVENTS OF DEFAULT		~~129~~128

6.1	Events of Default	~~129~~128
6.2	Remedies	~~133~~132
6.3	Additional Collateral Provisions	~~134~~133
6.4	Application of Proceeds	~~141~~140

Article VII. THE AGENTS		~~143~~141

7.1	Appointment and Authorization	~~143~~141
7.2	Agents and Affiliates	~~143~~142
7.3	Actions by Agent	~~144~~142
7.4	Delegation of Duties; Consultation with Experts	~~144~~143
7.5	Liability of Agents	~~145~~143
7.6	Indemnification	~~149~~148
7.7	Credit Decision	~~149~~148
7.8	Successor Agent	~~150~~148

Article VIII. ACCOUNTS AND COLLATERAL		~~151~~149

8.1	Collection of Money	~~151~~149
8.2	Collection Account	~~153~~152
8.3	Payment Account; Deposit to Collection Account; Closing Expense Account; Expense Reserve Account; Follow-On Investments Account	~~156~~154
8.4	Custodial Account; Covered Accounts Generally	~~159~~157
8.5	Acquisition of Collateral Loans and Eligible Investments	~~161~~159
8.6	Release of Security Interest in Sold Collateral Loans and Eligible Investments	~~161~~160
8.7	Method of Collateral Transfer	~~162~~160
8.8	Continuing Liability of the Borrower	~~164~~162
8.9	Reports	~~164~~162

Article IX. APPLICATION OF MONIES		~~165~~163

9.1	Disbursements of Funds from Payment Account	~~165~~163

Article X. SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA		~~169~~167

10.1	Sale of Collateral Loans	~~169~~167
10.2	Eligibility Criteria	~~173~~171
10.3	Revaluation	~~175~~172
10.4	Affiliate Transactions	~~176~~173
10.5	Sale and Purchase of Collateral Loans by the Investment Subsidiary	~~176~~174
10.6	Acquisition and Disposition Procedures	~~176~~174

Article XI. CHANGE IN CIRCUMSTANCES		~~177~~174

11.1	Basis for Determining Interest Rate Inadequate or Unfair	~~177~~174
11.2	Illegality	~~177~~175
11.3	Increased Cost and Reduced Return	~~178~~175
11.4	Taxes	~~180~~177
11.5	Replacement of Lenders; Defaulting Lenders	~~183~~181

Article XII. MISCELLANEOUS		~~185~~182

12.1	Notices	~~185~~182
12.2	No Waivers	~~186~~184
12.3	Expenses; Indemnification	~~187~~184
12.4	Amendments and Waivers	~~188~~185
12.5	Successors and Assigns	~~190~~187
12.6	Collateral; Qualified Purchaser Status	~~193~~190
12.7	Governing Law; Submission to Jurisdiction	~~193~~190
12.8	Marshalling; Recapture	~~193~~190
12.9	Counterparts; Integration; Effectiveness	~~194~~191
12.10	WAIVER OF JURY TRIAL	~~194~~191
12.11	Survival	~~194~~191
12.12	Domicile of Loans	~~195~~192
12.13	Limitation of Liability	~~195~~192
12.14	Recourse; Non-Petition	~~195~~192
12.15	Confidentiality	~~196~~193
12.16	Direction of Collateral Agents	~~197~~194
12.17	Borrowings/Loans Made in the Ordinary Course of Business	~~197~~194
12.18	Effect of Headings and Table of Contents	~~197~~194
12.19	PATRIOT Act Notice	~~197~~194
12.20	Sharing of Set-Offs	~~198~~195
12.21	Process Agent	~~198~~195

Article XIII. ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT		~~199~~196

13.1	Assignment of Collateral Management Agreement	~~199~~196

Article XIV. LUXCO COLLATERAL AGENT		~~201~~198

14.1	Appointment; Powers and Immunities	~~201~~198
14.2	Remedies; Application of Proceeds	~~202~~199
14.3	Release of Collateral	~~202~~199
14.4	Resignation; Removal	~~203~~200
14.5	Substitute LuxCo Collateral Agent	~~203~~200
14.6	Compensation; Expenses and Indemnification	~~204~~201
14.7	Instructions to LuxCo Collateral Agent, Etc	~~204~~201
14.8	Merger/Consolidation	~~205~~202

v

SCHEDULES AND EXHIBITS

Schedule A	-	List of Collateral Loans
Schedule B	-	KBRA Contact Information
Schedule C	-	Approved Valuation Firms
Schedule D	-	Commitment Schedule

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Scope of Collateral Report
Exhibit E	-	Scope of Payment Date Report
Exhibit F	-	Scope of Asset-Level Reporting to Lenders and KBRA
Exhibit G	-	Form of Request for Release

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of January 12, 2023, is entered into by and among:

(a) HLEND Holdings C, L.P., a Delaware limited partnership, as borrower (the “Borrower”);

(b) HPS Corporate Lending Fund, a Delaware statutory trust (the “Equity Holder”);

(c) the Lenders party hereto from time to time;

(d) U.S. Bank Trust Company, National Association, as Administrative Agent and U.S. Collateral Agent;

(e) Blackstone Asset Based Finance Advisors LP, as Blackstone Asset Based Finance Representative; and

(f) U.S. Bank National Association, as U.S. Custodian and Document Custodian.

RECITALS

Capitalized terms used in these recitals and in the preamble shall have the respective meanings given to such terms in Section 1.1 hereof.

The Borrower has requested the Lenders to make Loans available to it on the terms and conditions hereunder in an aggregate principal amount outstanding at any one time not to exceed the Maximum Facility Amount, the proceeds of which will be used by the Borrower Entities to acquire certain Collateral Loans, to pay certain fees and expenses and for the other limited purposes set forth in Section 5.17 hereof.

The Borrower has agreed to secure all of the Obligations by (i) granting to the U.S. Collateral Agent, for the benefit of Secured Parties, a Lien on all of its assets, all on the terms and subject to the conditions set forth herein and in the other Loan Documents, and (ii) on any Investment Subsidiary Joinder Date, granting to the LuxCo Collateral Agent, for the benefit of Secured Parties, a Lien on all of the Equity Interests and receivables in the Investment Subsidiary. The Equity Holder has agreed to secure all of the Obligations by granting to the U.S. Collateral Agent, for the benefit of Secured Parties, a Lien on all of the Equity Interests (other than general partnership interests) in the Borrower.

The Borrower and the other Credit Parties form an affiliated group of Persons, and each Credit Party will derive substantial direct and indirect benefits from the making of the Loans to the Borrower hereunder (which benefits are hereby acknowledged by each Credit Party party hereto).

Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

GRANTING CLAUSE

To secure the due and punctual payment and performance of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, the Borrower hereby Grants for purposes of collateral security to the U.S. Collateral Agent for the benefit of the Secured Parties a security interest in all of the Borrower’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a) all Collateral Loans, all other loans and securities of the Borrower whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;

(b) (1) the Custodial Account and all Collateral which is delivered to the U.S. Collateral Agent in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (2) each of the other Covered Accounts and (3) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) purchased with funds on deposit in the Covered Accounts, and all income from the investment of funds in the Covered Accounts;

(c) moneys, securities, reserves and other property now or at any time in the possession of the U.S. Collateral Agent or its bailee, agent or custodian with respect to any Collateral or proceeds thereof (including, without limitation, all Eligible Investments and other investments);

(d) all property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral, or any Related Contract;

(e) the Master Transfer Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Specified Partnership Documents, and the other Loan Documents;

(f) all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC) and all other personal property;

(g) the Specified LP Interests and all of the Equity Interests and receivables in the Investment Subsidiary; and

(h) all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty of any thereof.

To secure the due and punctual payment and performance of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, the Equity Holder hereby Grants for purposes of collateral security to the U.S. Collateral Agent for the benefit of the Secured Parties a security interest in all of the Equity Holder’s right, title and interest in and to all Equity Interests in the Borrower, whether now owned or hereafter acquired and all proceeds of any of the foregoing (the “Equity Holder Collateral”).

Except as set forth in the Priority of Payments, the Loans are secured by the foregoing Grants equally and ratably without prejudice, priority or distinction between any Loan and any other Loan by reason of difference in time of borrowing or otherwise. Such Grants are made to secure, in accordance with the priorities set forth in the Priority of Payments, the payment of all amounts due on the Loans in accordance with their terms, the payment by the Borrower of all other sums payable under this Agreement and the other Loan Documents and compliance with the provisions of this Agreement and the other Loan Documents, all as provided herein.

Article I.  DEFINITIONS AND INTERPRETATION

1.1 Definitions.

The following terms, as used herein, have the following meanings:

“ABL Collateral Loan” means a Collateral Loan as to which (a) the underwriting of such Collateral Loan was based primarily on the appraised value of the assets securing such Collateral Loan (for the avoidance of doubt, other than the enterprise value of the Obligor in respect of such Collateral Loan) and (b) advances in respect of such Collateral Loan are governed by a borrowing base relating to the assets securing such Collateral Loan.

“ABL Facility” means a lending facility pursuant to which the loans thereunder are (a) secured by a perfected, first priority security interest (subject to permitted liens) in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels, periodic revenues or other real or personal property, where such collateral security consists of assets generated or acquired by the related Obligor in its business or (b) structured as a first out tranche of a facility secured as described in clause (a) of the definition hereof (an “ABL Facility First Out Tranche”).

“ABL LTV” means, with respect to any ABL Collateral Loan at any time, the result, expressed as a percentage, of:

(a)  the Principal Balance of such Collateral Loan, together with the principal amount of any other Indebtedness of the Obligor of such Collateral Loan secured by the assets securing such ABL Collateral Loan and senior to or pari passu with such ABL Collateral Loan at such time, divided by

(b)  the appraised value of the assets securing such ABL Collateral Loan (as most recently reported by the Obligor of such Collateral Loan pursuant to the Underlying Instruments of such Collateral Loan).

“Acceptable Rating Agency” means KBRA, Moody’s, S&P, Fitch or DBRS, so long as, in each case, such credit rating agency continues to be a nationally recognized statistical rating organization recognized by the U.S. Securities and Exchange Commission and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the U.S. Collateral Agent, as secured party, and the Securities Intermediary, dated as of the Closing Date.

“Accrual Period” means (a) the period from (and including) the Closing Date to but excluding the initial Quarterly Payment Date, and (b) each successive period from and including each Quarterly Payment Date to but excluding the following Quarterly Payment Date.

“acquire” means to purchase, enter into, originate, receive by contribution or otherwise acquire. The terms “acquired”, “acquiring” and “acquisition” have correlative meanings.

“Additional Revaluation Events” means, with respect to any Collateral Loan, such events or circumstances (if any) as may be agreed in writing from time to time (including in connection with such Collateral Loan becoming a Reapproved Collateral Loan) between the Borrower and the Blackstone Asset Based Finance Representative as “Additional Revaluation Events” with respect to such Collateral Loan.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means U.S. Bank Trust Company, National Association in its capacity as administrative agent hereunder and its successors in such capacity.

“Administrative Agent Cooperation Agreement” means (i) the Administrative Agent Cooperation Agreement dated as of the Closing Date among HPS, as Consenting Party HPS Corporate Lending Fund, as Consenting Party, the Borrower, and the U.S. Collateral Agent, (ii) any Administrative Agent Cooperation Agreement entered into on or about an Investment Subsidiary Joinder Date among HPS, as Consenting Party, HPS Corporate Lending Fund, as Consenting Party, the Borrower, the U.S. Collateral Agent and the Investment Subsidiary, as applicable, and (iii) any Administrative Agent Cooperation Agreement entered into by any Specified Partnership upon such Specified Partnership becoming a Borrower Entity hereunder, among HPS, as Consenting Party, HPS Corporate Lending Fund, as Consenting Party, the Borrower, such Specified Partnership, and the U.S. Collateral Agent.

“Administrative Agent Fee” means the fee payable to the Administrative Agent in arrears on each Quarterly Payment Date pursuant to the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means the fee letter dated on or about the Closing Date between Administrative Agent (or any of the other Bank Parties on its behalf), and the Borrower (or the Collateral Manager on its behalf) with respect to certain fees to be paid from time to time to the Administrative Agent (which fee letter may be combined with the fee letter of the other Bank Parties).

“Administrative Expenses” means, without duplication, fees, expenses (including indemnities) and other amounts due and payable with respect to any Quarterly Payment Date (including, with respect to any Quarterly Payment Date, any such amounts that were due and not paid on any prior Quarterly Payment Date) and payable in the following order by the Borrower to:

(a) first, to the U.S. Collateral Agent in respect of the U.S. Collateral Agent Fee, the LuxCo Collateral Agent in respect of the LuxCo Collateral Agent Fee, the Administrative Agent in respect of the Administrative Agent Fee and any fees owed to the Collateral Administrator, the Custodians, the Document Custodian and the Securities Intermediary (if any), and for the reimbursement of reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of outside counsel and Indemnified Amounts) and disbursements incurred by the U.S. Collateral Agent, the LuxCo Collateral Agent, the Administrative Agent, the Collateral Administrator, the Custodians, the Document Custodian and the Securities Intermediary under any Loan Documents in accordance with the provisions of this Agreement and, to the extent provided in Section 1.6, U.S. Bank National Association (or any Affiliate, if applicable)as a custodian for a Specified Partnership;

(b) second, (1) first, to the Blackstone Asset Based Finance Representative, for the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by (and any indemnities owing to) the Blackstone Asset Based Finance Representative, and (2) second, to pay the Lenders for the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by (and any indemnities owing to) them, in each case in accordance with the provisions of Section 12.3 or as otherwise expressly provided in this Agreement;

(c) third, for fees and reasonable and documented out-of-pocket expenses of any Rating Agency in connection with any rating of the Loans or the Collateral Loans, including and ongoing Rating Agency surveillance fees; and

(d) fourth, on a pro rata basis, the following amounts (excluding indemnities unless otherwise noted) to the following parties:

(1) the Collateral Manager (other than the Collateral Management Fee) under the Collateral Management Agreement, including legal fees and expenses of counsel to the Collateral Manager;

(2) the Independent Director pursuant to the Constituent Documents in respect of services provided to the General Partner thereunder;

(3) the agents and counsel of the Borrower for fees, including retainers, and expenses (including the expenses associated with complying with FATCA (as amended from time to time) and any other tax compliance regulations); and

(4) without duplication, any Person in respect of any other reasonable fees or expenses of the Borrower (including in respect of any Indemnified Amounts, if applicable) not prohibited under this Agreement and any reports and documents delivered pursuant to or in connection with this Agreement;

provided that Administrative Expenses shall not include (1) any salaries of any employees of the Borrower (for the avoidance of doubt, the Borrower does not and shall not have any employees or pay any salaries) or the Collateral Manager, (2) any Increased Costs, (3) amounts due in respect of actions taken on or before the Closing Date in connection with the closing of the transactions contemplated by this Agreement and (4) any Collateral Management Fee.

“Administrative Officer” means, when used with respect to the Bank Parties (in each of their respective capacities hereunder or under any other Loan Document), any vice president, assistant vice president, treasurer, assistant treasurer, trust officer, associate or any other officer of the U.S. Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Advance Rate” means, for each Collateral Loan, the percentage set forth in clause (a), (b) or (c) below, as applicable:

(a) if such Collateral Loan is a Senior Secured Collateral Loan, 67.5%;

(b) if such Collateral Loan is a Second Lien Collateral Loan, 35%;

(c) if such Collateral Loan is a First Lien/Last Out Collateral Loan, 55%,

provided that:

(1) the Advance Rate for each Collateral Loan that is a Participation shall be the Advance Rate otherwise determined in accordance with the above for the Collateral Loan if it were not held in the form of a Participation, reduced by 15% of par (for example, if the Advance Rate determined for such Collateral Loan would be equal to 55% but for the application of this clause (1), then the Advance Rate after giving effect to this clause (1) would be equal to 40%); and

(2) the Advance Rate for a Collateral Loan may be reduced to zero as provided in Sections 1.6.

“Affiliate” or “Affiliated” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person; provided that, for purposes of the definition of “Concentration Limitations”, the term “Affiliate” shall not include any Affiliate relationship that may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the purposes of this definition (1) “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities or other interests having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and (2) the term “Borrower Affiliated Lender” shall include any investment advisor to the Borrower, any account, fund, client or portfolio established and controlled by the investment advisor of the Borrower or for which such investment advisor or an Affiliate of such investment advisor acts as the investment adviser or exercises control.

“Affiliate Employee” means, with respect to any Person, any other Person who is a director (other than an independent director), officer or employee (1) of such Person, (2) of any subsidiary or parent company of such Person or (3) of any Affiliate.

“Agency Fee” means the fee payable to the the Lenders on each Quarterly Payment Date pursuant to the Agency Fee Letter.

“Agency Fee Letter” means the fee letter dated on or about the Third Amendment Effective Date between the Administrative Agent, the Blackstone Asset Based Finance Representative, the Borrower and the Lenders with respect to certain fees to be paid from time to time to the Lenders.

“Agent Fees” is defined in Section 2.6.

“Agent Fee Letters” means, collectively, the Administrative Agent Fee Letter and the U.S. Collateral Agent Fee Letter.

“Agents” means each of:

(a) the Administrative Agent;

(b) the U.S. Collateral Agent (including in its other capacities under the Loan Documents); and

(c) the LuxCo Collateral Agent (including in its other capacities under the Loan Documents), and “Agent” means any one of them.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreed Price” means, for any Collateral Loan at any time, the Initial Agreed Price therefor; provided that:

(a) other than as set forth in clause (b) below, (i) if a Revaluation Event has occurred with respect to such Collateral Loan, then the “Agreed Price” for such Collateral Loan shall be the price determined pursuant to Section 10.3 and (ii) with respect to any Unsettled Purchased Asset, the “Agreed Price” for such Collateral Loan shall be subject to Section 1.3(e); and

(b) notwithstanding clause (a), if such Collateral Loan is a Reapproved Collateral Loan at such time, the Agreed Price for such Collateral Loan shall be the price agreed by the Borrower and the Blackstone Asset Based Finance Representative (each in their respective sole and absolute discretion) in connection with the reapproval of such Collateral Loan pursuant to the terms and conditions set forth herein.

“Agreement” means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Alternate Base Rate” means, for any day, the highest of:

(a) zero percent per annum;

(b) the Prime Rate in effect on such day;

(c) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% per annum; and

(d) Term SOFR published on such day (or, if such day is not a Business Day, as of the immediately preceding Business Day) for an Interest Period of one month plus 1.00%.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR (or successor therefor) shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Rate or Term SOFR (or successor therefor), respectively.

The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Lender. Interest calculated pursuant to clause (b) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clauses (c) and (d) above will be determined based on a year of 360 days and actual days elapsed.

“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Amortization Period” means the period commencing on the first day following the Reinvestment Period to and including the date on which the Loans and other Obligations are repaid in full.

“Anticipated Repayment Date” means January 11, ~~2030~~2032 ; provided that the Anticipated Repayment Date may be extended pursuant to Section 2.13 as provided therein.

“Anti-Corruption Laws” means, to the extent applicable, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti- bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party is located or doing business.

“Anti-Money Laundering Laws” means applicable law, rule or regulation in any jurisdiction in which any Credit Party is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Lending Office” means, with respect to any Lender, the office or offices designated as its “Lending Office” opposite its name in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent. If a Lender does not have separate lending offices, such Lender shall not be required to designate an Applicable Lending Office.

“Applicable Margin” means, for any day:

(a) in respect of any Loan that is not a Base Rate Loan on such day, (i) for any day prior to the Second Amendment Effective Date, 2.95% per annum, ~~and~~ (ii) for any day on and after the Second Amendment Effective Date but prior to the Third Amendment Effective Date, 2.30% per annum, and (iii) for any day on and after the Third Amendment Effective Date, 1.90% per annum; and

(b) in respect of any Loan that is a Base Rate Loan on such day, (i) for any day prior to the Second Amendment Effective Date, 1.95% per annum, ~~and~~ (ii) for any day on and after the Second Amendment Effective Date but prior to the Third Amendment Effective Date, 1.30% per annum, and (iii) for any day on and after the Third Amendment Effective Date, 0.90% per annum;

provided that the Applicable Margin for any day will be 2.00 percentage points greater than the percentage set forth in clause (a) or (b) above, as applicable, on such day if such day is on or after the Anticipated Repayment Date.

“Applicable Obligation” means, as to any Collateral Loan at any time, any other debt obligation of the same Obligor secured by the same collateral and that is either (a) senior in right of payment to such Collateral Loan or (b) pari passu with such Collateral Loan.

“Applicable Rate” means, with respect to any Loan, the sum of (a) Adjusted Term SOFR applicable to the relevant Interest Period plus (b) the Applicable Margin; provided that, in the case of any Interest Period on or after the first day on which a Lender shall have notified the Administrative Agent and the Borrower in writing pursuant to Section 11.1 that Term SOFR will not adequately and fairly reflect the cost to such Lender of funding its Loans for such Interest Period or shall have notified the Administrative Agent and the Borrower in writing pursuant to Section 11.2 that it is not permitted to fund or maintain Loans at Term SOFR (and such Lender shall not have subsequently notified the Administrative Agent and the Borrower that the circumstances giving rise to such situation no longer exist), the Applicable Rate shall be a rate per annum equal to the sum of (1) the Alternate Base Rate (without giving effect to clause (d) of the definition thereof) in effect on each day of such Interest Period plus (2) the Applicable Margin for such Loans.

“Approved Valuation Firm” means, with respect to any type of Collateral Loan:

(a) any valuation firm listed in Schedule C with respect to such type of Collateral Loan; and

(b) any other valuation firm approved in writing by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion).

“Assignee” has the meaning set forth in Section 12.5(c).

“Assignment and Assumption” means an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto entered into by a Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).

“AUD” means the lawful currency of Australia.

“Authorized Officer” means:

(a) with respect to the Borrower, either (1) the Chief Executive Officer, Chief Financial Officer, or any other director, officer or employee of HPS, in its role as investment manager to the Collateral Manager, that is responsible for or otherwise materially involved in the administration or collection of the Collateral Loans, or (2) the Chief Executive Officer, Chief Financial Officer, or any other director, officer or employee of the General Partner, that is responsible for or otherwise materially involved in the administration or collection of the Collateral Loans;

(b) with respect to the Collateral Manager, either (i) the Chief Executive Officer, Chief Financial Officer, or any other director, officer or employee of HPS, in its role as investment manager to the Collateral Manager, that is responsible for or otherwise materially involved in the administration or collection of the Collateral Loans or (ii) any director of HPS Corporate Lending Fund;

(c) with respect to any of the Bank Parties (in any of their respective capacities hereunder or under any other Loan Document), an Administrative Officer thereof;

(d) with respect to the LuxCo Collateral Agent (including, for the avoidance of doubt, in its capacity as LuxCo Custodian), any officer, employee or agent thereof, as applicable, who is authorized to act for it in matters relating to, and binding upon, it with respect to the subject matter of the request, certificate or order in question; and

(e) with respect to the Investment Subsidiary, any Authorized Signatory (as such term is defined in the relevant authorizing resolution) or any of its managers (gérants).

Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.8 or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Bank” means U.S. Bank Trust Company, National Association.

“Bank Parties” means:

(a) the Bank, in its capacities as Administrative Agent, U.S. Collateral Agent, and Collateral Administrator and U.S. Bank National Association as Securities Intermediary, U.S. Custodian and Document Custodian;

(b) the Bank, as LuxCo Collateral Agent, and U.S. Bank National Association as LuxCo Custodian, and in each case, each of them in their other capacities hereunder and under the other Loan Documents. “Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Base Rate Loans” means Loans accruing interest at an Applicable Rate based upon the Alternate Base Rate.

“Basel II” means the June 2006 report of the Basel Committee on Banking Supervision entitled “Basel II: International Convergence of Capital Measurement and Capital Standards: A Revised Framework, Comprehensive Version” and any law, rule, regulation or guideline (or any change thereto) adopted pursuant to or arising out of such report.

“Basel III” means the global regulatory standards on bank capital adequacy and liquidity referred to by the Basel Committee on Banking Supervision as “Basel III” or the “Basel III Framework” published in December 2010 together with any further guidance or standards in relation to “Basel III” or the “Basel III Framework” published or to be published by the Basel Committee on Banking Supervision.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that when the Benchmark Replacement Date shall have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 1.8.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that (x) can be determined by the Blackstone Asset Based Finance Representative and (y) is administratively feasible as determined by the Blackstone Asset Based Finance Representative for the applicable Benchmark Replacement Date:

(1) the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(2) the sum of (a) the alternate benchmark rate that has been selected by the Blackstone Asset Based Finance Representative and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Blackstone Asset Based Finance Representative in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Blackstone Asset Based Finance Representative and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Blackstone Asset Based Finance Representative decides, with the consent of the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Blackstone Asset Based Finance Representative decides, with the consent of the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Blackstone Asset Based Finance Representative determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Blackstone Asset Based Finance Representative decides, with the consent of the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Blackstone Asset Based Finance Representative and the Borrower upon the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the fifth (5th) Business Day after the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event, ”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.8 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.8.

“Blackstone Asset Based Finance” means Blackstone Asset Based Finance Advisors LP.

“Blackstone Asset Based Finance Affiliates” means Affiliates of Blackstone Asset Based Finance within the structured products group of the credit-focused division of The Blackstone Group Inc.

“Blackstone Asset Based Finance Entity” means Blackstone Asset Based Finance and each Blackstone Asset Based Finance Affiliate, and shall include, without limitation, each fund, account and client that is, or is a fund or an account of, an insurance company, in any case that is managed, advised or sub-advised by Blackstone Asset Based Finance, as the context may require.

“Blackstone Asset Based Finance Investor” shall mean any insurance company investor in a fund or an account managed or advised by Blackstone Asset Based Finance or a Blackstone Asset Based Finance Affiliate to which investor Blackstone Asset Based Finance or a Blackstone Asset Based Finance Affiliate is providing certain administrative and other services.

“Blackstone Asset Based Finance Representative” shall mean, Blackstone Asset Based Finance, and, after the Closing Date, any successor or assign that is a Blackstone Asset Based Finance Affiliate appointed by the previous Blackstone Asset Based Finance Representative, effective after five (5) Business Days’ advance written notice of such appointment to the Borrower, the Administrative Agent and the U.S. Collateral Agent; provided, that if no Lender under this Agreement is a Blackstone Asset Based Finance Entity then “Blackstone Asset Based Finance Representative” shall mean a Lender appointed by the Requisite Lenders and notified to the Administrative Agent and the U.S. Collateral Agent to fulfill the role as the Blackstone Asset Based Finance Representative with the consent of the Borrower or, in the absence of any such appointment, shall mean the Requisite Lenders.

“Bond” means a publicly issued or privately placed debt security (that is not a loan or a participation interest in a loan) that is issued by a corporation, limited liability company, partnership, trust or other type of entity.

“Borrower” is defined in the preamble.

“Borrower Affiliated Lender” means any Lender that is (or has granted a participation (but only to the extent of such participation) under this Agreement to or for the benefit of) the Borrower, the Collateral Manager or an Affiliate of the Borrower or the Collateral Manager.

“Borrower Collateral Loan” means a Collateral Loan held by the Borrower.

“Borrower Entity” means each of the Borrower, the Investment Subsidiary and any Permitted Additional Subsidiary.

“Borrower Order” means a written order or request dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Collateral Manager. An order or request provided in an email or other electronic communication by an Authorized Officer of the Borrower or by an Authorized Officer of the Collateral Manager shall constitute a Borrower Order, except in each case to the extent the U.S. Collateral Agent requests otherwise in writing.

“Borrower Sale and Contribution Agreement” means the Sale and Contribution Agreement dated on or around the Closing Date, between the Equity Holder and the Borrower.

“Borrowing” has the meaning assigned to such term in Section 2.1.

“Borrowing Base” means, at any time:

(a) the sum, for each Collateral Loan in the Collateral Portfolio at such time (excluding Ineligible Collateral Loans and In Transit Contribution Loans), of the product of:

(1) the Agreed Price of such Collateral Loan;

(2) the Advance Rate for such Collateral Loan at such time;

(3) the Principal Balance of such Collateral Loan at such time (excluding any Excess Concentration Amounts at such time); and

(4) the Current FX Rate for such Collateral Loan at such time; plus

(b) the Dollar Equivalent of the amounts on deposit in the Transaction Accounts at such time representing either Principal Proceeds~~; plus~~.

~~(c) the Dollar Equivalent of the aggregate sale prices (at their then-current Expected Settlement Prices) for all Unsettled Sale Assets as at such date (if any); minus~~

~~(d) the Dollar Equivalent of the aggregate purchase prices (at their then-current Expected Settlement Prices) for all Unsettled Purchase Assets (other than In Transit Contribution Loans) as at such date (if any) (excluding any portions of Unsettled Purchase Assets to the extent excluded as Excess Concentration Amounts pursuant to clause (a)(3) above).~~

“Borrowing Base Deficiency” means, at any time, the excess (if any) at such time of:

(a) the aggregate principal amount of the Loans outstanding at such time; over

(b) the Borrowing Base at such time.

“Borrowing Base Test” means a test that is in compliance at any time if and only if the Borrowing Base at such time is greater than or equal to the aggregate principal amount of the Loans outstanding at such time.

“Borrowing Date” means the date of a Borrowing.

“Bridge Loan” means any loan or other obligation that (a) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term- out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day” means any day except a Saturday, Sunday or a day on which commercial banks in New York, New York, Luxembourg, Charlotte, North Carolina, Wilmington, Delaware, Florence, South Carolina or in the city in which the Corporate Trust Office of the U.S. Collateral Agent is located (currently being Houston, Texas) are authorized or required by law to close; provided that, if the location of the Corporate Trust Office of the U.S. Collateral Agent changes at any time, the U.S. Collateral Agent shall provide prompt written notice of such change to the Borrower, the Collateral Manager, the Administrative Agent and the Lenders, and (b) with respect to all notices, determinations, fundings and payments in connection with Term SOFR or any SOFR Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a U.S. Government Securities Business Day.

“CAD” means the lawful currency of Canada.

“Calculation Date” means, with respect to any Quarterly Payment Date, the last day of the calendar month immediately preceding such Quarterly Payment Date; provided that, if any such date is not a Business Day, such Calculation Date shall be the preceding Business Day.

“Cash” means (a) such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts and (b) funds denominated in any other Specified Currencies.

“Cash Diversion Event” means an event that will be deemed to have occurred and be continuing as at any Quarterly Payment Date if, as at such Quarterly Payment Date or the related Calculation Date:

(a) the Equity Amount is less than the Minimum Equity Amount;

(b) the Borrowing Base Test is not satisfied;

(c) the number of unique Obligors (inclusive of their respective Affiliates) in the Collateral Portfolio is less than 10;

(d) such date is on or after the Anticipated Repayment Date;

(e) the Equity Holder has failed to maintain its status as a “business development company” under the Investment Company Act

(f) the Equity Holder has failed to maintain its status as a RIC under the Code; or

(g) a Default with respect to Sections 6.1(a), (b), (d), (f) or (g) or an Event of Default shall have occurred and be continuing.

“Cash Flow Collateral Loan” means a Collateral Loan that is not an ABL Collateral Loan.

“Cash Flow LTV” means, with respect to any Cash Flow Collateral Loan at any time, the loan to value ratio thereof at such time.

“Change in Control” means the occurrence of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or two or more Persons acting in concert (for the avoidance of doubt, other than the direct and indirect owners of the Collateral Manager on the Closing Date) shall have acquired “beneficial ownership” (as such term is defined in Sections 13(d)-3 and 13(d)-6 of the Exchange Act), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, the Collateral Manager or membership interests representing more than 50% of the combined voting power of all equity interests in the Collateral Manager;

(b) the failure of the Equity Holder to own, directly or indirectly, 100% of the equity interests (other than the general partnership interests) in the Borrower;

(c) the General Partner ceases to be the general partner of the Borrower and a replacement reasonably satisfactory to the Lenders has not been appointed;

(d) the Borrower appoints a party other than HPS or an Affiliate of HPS or the Equity Holder to act as its principal investment manager or any appointed party (including without limitation any Affiliate of HPS) has not executed and delivered documentation containing representations and agreements to the same substantial effect (as the Blackstone Asset Based Finance Representative may reasonably determine) as those made by HPS hereunder, if the Blackstone Asset Based Finance Representative reasonably determines that such action has had, or will have, an adverse effect on the creditworthiness of the Borrower or any other Credit Party or the ability of the Borrower and the other Credit Parties to perform the Obligations; or

(e) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Collateral Manager or the Equity Holder.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority (including, without limitation, any rule or regulation adopted by the National Association of Insurance Commissioners or its Securities Valuations Office) after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 11.3, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any governmental authority (including, without limitation, any rule or regulation adopted by the National Association of Insurance Commissioners or its Securities Valuations Office) made or issued after the date of this Agreement.

“Closing Date” means January 12, 2023.

“Closing Expense Account” means the account established pursuant to Section 3 of the Account Control Agreement and maintained pursuant to Section 8.3(c) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the Pledged Collateral, the Equity Holder Collateral and all other property and/or rights on or in which a Lien is granted to a Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the other Loan Documents or any other instruments provided for herein or therein or delivered hereunder or thereunder or in connection herewith or therewith. As the context requires, the term “Collateral” also includes the collateral pledged by the Investment Subsidiary under the other Loan Documents.

“Collateral Administration Agreement” means (i) the Collateral Administration Agreement dated as of the Closing Date among the Borrower, the Collateral Manager and the Collateral Administrator, (ii) any Collateral Administration Agreement entered into on or about an Investment Subsidiary Joinder Date among the Borrower, the Investment Subsidiary, the Collateral Manager and the Collateral Administrator, as applicable, and (iii) any Collateral Administration Agreement entered into entered into by any Specified Partnership upon such Specified Partnership becoming a Borrower Entity hereunder, among the Borrower, such Specified Partnership, the Collateral Manager and the Collateral Administrator, as applicable

“Collateral Administrator” means U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Agent” means the U.S. Collateral Agent and/or the LuxCo Collateral Agent, as the context requires.

“Collateral Loan” means a Senior Secured Collateral Loan (including a Recurring Revenue Loan), a Second Lien Collateral Loan or a First Lien/Last Out Collateral Loan that as of the date of acquisition or origination by any Borrower Entity (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such Senior Secured Collateral Loan, Second Lien Collateral Loan or First Lien/Last Out Collateral Loan, as applicable) meets each of the Eligible Collateral Loan Criteria.

“Collateral Management Agreement” means the Collateral Management Agreement dated as of the Closing Date between the Borrower and the Collateral Manager.

“Collateral Management Fee” with respect to any Quarterly Payment Date means an amount equal to the product of (x) 0.20% per annum (calculated on the basis of the actual number of days in the applicable Accrual Period divided by 360) and (y) the Aggregate Principal Balance of all Collateral Loans measured as of the Calculation Date immediately preceding such Quarterly Payment Date.

“Collateral Manager” means HPS Corporate Lending Fund, or any successor or assign in such capacity in accordance with this Agreement, the Collateral Management Agreement and the other Loan Documents.

“Collateral Manager Termination Event” means (a) the resignation, removal or termination of the Collateral Manager under the Collateral Management Agreement at any time for any reason; or (b) any event shall occur that shall permit the Collateral Manager to be replaced pursuant to the Collateral Management Agreement.

“Collateral Portfolio” means, on any date of determination, all Collateral Loans then owned by the Borrower and the Investment Subsidiary and all Collateral Loans then committed to be acquired by the Borrower and the Investment Subsidiary in accordance with the terms and conditions set forth herein, subject to Section 1.6(b) hereof, but excluding Collateral Loans then committed to be disposed of by the Borrower or the Investment Subsidiary in accordance with the terms and conditions set forth herein.

“Collateral Report” has the meaning set forth in Section 5.1(g).

“Collateral Report Determination Date” means the last day of each calendar month; commencing on the last day in February 2023; provided that, if any such date is not a Business Day, such Collateral Report Determination Date shall be the preceding Business Day.

“Collection Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 8.2(a) hereof.

“Collections” means, with respect to any Collateral, all principal payments, interest payments, fees, premiums and other payments received by the applicable Borrower Entity with respect thereto and all other amounts paid with respect to such Collateral, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower in the amount set forth under such Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated ~~or~~, reduced (including pursuant to Section 2.7) or increased (pursuant to Section 2.14) from time to time in accordance with the terms of this Agreement; and “Commitments” means, collectively, each such Commitment.

“Commitment Period” means the period commencing on the Closing Date and ending on the earlier of:

(a) the time at which the Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II. , Article VI. or otherwise); and

(b) the last day of the Reinvestment Period.

“Commitment Reduction” means a reduction in the Commitments of the Lenders hereunder at any time, for any reason (including, for the avoidance of doubt, in connection with the acceleration pursuant to Section 6.2), prior to the Scheduled Reinvestment Period End Date.

“Commitment Reduction Date” has the meaning set forth in Section 2.7(a)(4).

“Competitor” means (a) any fund with respect to which a material portion of its business consists of credit lending or direct lending; (b) any hedge fund with respect to which a material portion of its business consists of distressed investments or an Affiliate thereof; or (c) any activist hedge fund or an Affiliate thereof, but in each case excluding banks, insurance companies and Affiliates of insurance companies (other than Apollo Global Management Inc., Athene Holding Ltd. and Blackstone Credit (f/k/a GSO Capital Partners)); provided that Blackstone Asset Based Finance and each Blackstone Asset Based Finance Entity shall not be deemed a “Competitor”.

“Compliance Certificate” means, with respect to each Compliance Certificate Calculation Date, an Officer’s Certificate of the Borrower:

(a) certifying that, except as identified in such certificate, as at such Compliance Certificate Calculation Date and the date of such certificate no Revaluation Events have occurred with respect to any Collateral Loan;

(b) setting forth, for each Collateral Loan as to which any one or more Revaluation Events have occurred, a description of each such Revaluation Event and the steps that the Borrower and the Collateral Manager have taken and expect to take with respect thereto, all in form and detail satisfactory to the Blackstone Asset Based Finance Representative;

(c) setting forth, for each Collateral Loan, a calculation of each Financial Ratio as at such Compliance Certificate Calculation Date and for each prior Financial Ratio Test Period, all in form and detail satisfactory to the Blackstone Asset Based Finance Representative;

(d) setting forth, for each First Lien/Last Out Collateral Loan, its initial First Out Tranche Amount and its Initial Leverage Ratio;

(e) setting forth, for each First Lien/Last Out Collateral Loan, the calculation as of such Compliance Certificate Calculation Date, of (i) its First Out Tranche Amount as a percentage over the sum of (x) the First Out Tranche Amount and (y) the Principal Balance of such First Lien/Last Out Collateral Loan and all obligations that are pari passu with such First Lien/Last Out Collateral Loan and (ii) its current leverage ratio (based upon all obligations of the applicable Obligor that are senior to or pari passu with such First Out Tranche); and

(f) certifying that the Authorized Officer delivering such Compliance Certificate has no knowledge that any Default occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Borrower is taking or proposes to take in respect thereof.

“Compliance Certificate Calculation Date” means the last day of each calendar quarter.

“Concentration Limitation Calculation Base” means the sum of the Current Dollar Equivalent of Initial Agreed Values of all Collateral Loans in the Collateral Portfolio on such date of determination.

“Concentration Limitations” means limitations that are satisfied if, as of any date of determination, in the aggregate, the Current Dollar Equivalent Of Initial Agreed Values of the Collateral Loans in the Collateral Portfolio comply with all of the requirements set forth below for the applicable time period (or, in connection with a proposed purchase or origination, if not in compliance, the relevant requirements are maintained or improved as a result of such purchase or origination), calculated as a percentage of the Concentration Limitation Calculation Base (unless otherwise specified):

(a) not more than 10% consist of Collateral Loans that are First Lien/Last Out Collateral Loans;

(b) not more than 5% consist of Collateral Loans that are Second Lien Collateral Loans;

(c) not more than 20% consist of Collateral Loans with Obligors in any one KBRA Industry Classification; provided that:

(1) up to 25% may consist of Collateral Loans in the “Software” KBRA Industry Classification;

(2) not more than 15% consist of Collateral Loans in the “Energy Equipment & Services” and “Oil, Gas & Consumable Fuels” KBRA Industry Classifications, collectively; and

(3) not more than 10% consist of Collateral Loans in the “Distributors”, “Internet & Direct Marketing Retail”, “Multiline Retail” and “Specialty Retail” KBRA Industry Classifications, collectively;

(d) not more than 6% consist of obligations of any Obligor (and its Affiliates); provided that one Obligor (and its Affiliates) may constitute up to 12.5%, and one additional Obligor (and its Affiliates) may constitute up to 10.5%;

(e) not more than 10% consist of obligations denominated in Specified Currencies other than USD;

(f) not more than 15% consist of Collateral Loans that permit the payment of interest to be made less frequently than quarterly;

(g) not more than 10% consist of obligations of Obligors (and Affiliates thereof) organized or incorporated in any jurisdiction that are not US, Canada, UK, Australia, New Zealand, and Ireland;

(h) not more than the percentage set forth below consist of obligations of Obligors (and Affiliates thereof) organized or incorporated in any jurisdiction set forth below (or any state or province thereof):

Jurisdiction	Percentage
Canada	5%
United Kingdom	10%
Austria	5%
Belgium	5%
Denmark	5%
Finland	5%
France	5%
Ireland	5%
Germany	5%
Luxembourg	5%
Norway	5%
Spain	5%
Sweden	5%
The Netherlands	5%
Australia	15%
New Zealand	5%
British Virgin Islands	5%
Any other jurisdiction	5%

(i) not more than 10% consist of Collateral Loans (other than Recurring Revenue Loans) whose Obligors have a trailing twelve-month EBITDA of less than $20,000,000 at the time of acquisition or origination;

(j) not more than 5% consist of Related Obligations;

(k) not more than 25% consist of Specified Partnership Collateral Loans;

(l) not more than 35% consist of ABL Collateral Loans; provided, not more than 0% consist of ABL Collateral Loans primarily secured by real estate;

(m) not more than 5% consist of DIP Loans;

(n) not more than 10% consist of Participations (excluding any Participations acquired on the Closing Date pursuant to the Master Transfer Agreement);

(o) not more than ~~10~~15 % consist of Collateral Loans that are Recurring Revenue Loans; ~~and~~

(p) not more than 5.0% consist of Collateral Loans that bear a fixed rate of interest~~.~~; and

(q) not more than 10.0% consist of Collateral Loans that are Cov-Lite Loans.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the articles of association, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or of any other Person.

“Corporate Trust Office” means the corporate trust office of the U.S. Collateral Agent currently located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust— HLEND Holdings C, L.P., or such other address as the U.S. Collateral Agent may designate from time to time by notice to the Borrower, the Administrative Agent and the Lenders or the principal corporate trust office of any successor U.S. Collateral Agent.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cov-Lite Loan” means a Collateral Loan the Related Contracts for which do not (a) contain any financial covenants or (b) require the borrower thereunder to comply with any

Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Related Contracts); provided that a loan described in clause (a) or (b) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with~~,~~ another loan of the same underlying Obligor that requires the underlying Obligor to comply with a Maintenance Covenant, will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a ~~Senior Secured~~ Collateral Loan that is capable of satisfying the foregoing definition (not including the proviso thereto) only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case, as set forth in the Related Contracts, shall be deemed not to be a Cov-Lite Loan.

“Covered Accounts” means, collectively, the Collection Account, the Custodial Account, the Payment Account, the Closing Expense Account, the Expense Reserve Account, the Follow-On Investments Account and any subaccounts of each of the foregoing.

“Credit Party” means each Borrower Entity, the Equity Holder, and the Limited Guarantor.

“Credit Risk Loan” means a Collateral Loan that is not a Defaulted Loan but which has, in the Collateral Manager’s reasonable judgment applying the Servicing Standard, a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan, and is designated as a “Credit Risk Loan” by the Collateral Manager.

“Current Dollar Equivalent of Initial Agreed Value” means, for any Collateral Loan at any time, the product of:

(a) the Dollar Equivalent (calculated at the Current FX Rate for such Collateral Loan at such time) of the Principal Balance of such Collateral Loan at such time; and

(b) the Initial Agreed Price of such Collateral Loan.

“Current FX Rate” means:

(a) with respect to a Specified Currency as of any date, the spot rate of exchange between the Specified Currency and USD as of such date, determined by the Blackstone Asset Based Finance Representative in a commercially reasonable manner with reference to the PX_LAST_EOD value for such Specified Currency as listed on Bloomberg on such date; provided that if the Specified Currency is USD, the Current FX Rate will be equal to 1.

(b) with respect to a Collateral Loan at any time, the Current FX Rate for the Specified Currency in which such Collateral Loan is denominated and payable.

“Custodial Account” means a custodial account at the U.S. Custodian, established in the name of “HLEND Holdings C, L.P, subject to the lien of the U.S. Collateral Agent” pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 8.4(a) hereof.

“Custodian” means each of the U.S. Custodian and the LuxCo Custodian.

“Daily Report” has the meaning set forth in Section 8.9.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Blackstone Asset Based Finance Representative in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Blackstone Asset Based Finance Representative decides that any such convention is not administratively feasible, then the Blackstone Asset Based Finance Representative may establish another convention in its reasonable discretion.

“DBRS” means DBRS, Inc., and any successor or successors thereto.

“Debtor Relief Laws” means, collectively:

(a) the Bankruptcy Code;

(b) with respect to any Credit Party incorporated, registered, organized or domiciled in Luxembourg, any Luxembourg law relating to any winding-up, administration or dissolution including, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action pauliana), general settlement with creditors, reorganisation, cessation of payments (cessation de paiements) or any similar Luxembourg laws affecting the rights of creditors generally; and

(c) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or any other applicable jurisdictions from time to time in effect.

“Debt Rating” means the debt rating of the Loans as determined from time to time by any Acceptable Rating Agency.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Loan” means any Collateral Loan, as to which the following has occurred and is continuing:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days);

(b) any Borrower Entity or the Collateral Manager has received written notice or a Senior Authorized Officer of any Borrower Entity or the Collateral Manager has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is an Applicable Obligation (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days); provided that both the Collateral Loan and such Applicable Obligation are full recourse obligations of the applicable Obligor;

(c) (1) other than in the case of a DIP Loan, the Obligor in respect of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership, and in the case of any proceedings instituted by third parties such proceedings have not been stayed or dismissed within 60 days, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code; or (2) the Obligor in respect of such Collateral Loan has filed for protection under Chapter 7 of the Bankruptcy Code;

(d) such Collateral Loan has a Standard & Poor’s rating of “CC”, “C”, “D” or “SD”, a Fitch rating of “CC”, “C”, “DDD”, “DD” or “D” or a Moody’s rating of “Ca”, “C”, “D” or “LD”, or had such a rating immediately before such rating was withdrawn;

(e) any Borrower Entity or the Collateral Manager has received notice or a Senior Authorized Officer of any Borrower Entity or the Collateral Manager has actual knowledge that an Applicable Obligation has a Standard & Poor’s rating of “CC”, “C”, “D” or “SD”, a Fitch rating of “CC”, “C”, “DDD”, “DD” or “D” or a Moody’s rating of “Ca”, “C”, “D” or “LD”, or had such a rating immediately before such rating was withdrawn; provided that both the Collateral Loan and such Applicable Obligation are full recourse obligations of the applicable Obligor;

(f) a default with respect to a Collateral Loan as to which any Borrower Entity or the Collateral Manager has received written notice, or a Senior Authorized Officer of any Borrower Entity or the Collateral Manager has actual knowledge that a default has occurred under the Underlying Instruments with respect thereto and any applicable grace period has expired, and in each case the holders of such Collateral Loan have accelerated the repayment of the Collateral Loan (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g) the Borrower or the Collateral Manager (in accordance with the Servicing Standard) has otherwise declared such Collateral Loan to be a “Defaulted Loan”; or

(h) such Collateral Loan has been placed on non-accrual by the Collateral Manager.

“Defaulting Lender” means a Lender that (a) has at any time failed to fund all or any portion of its Loans when and as required hereunder (other than failures to fund (1) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date with respect to which such Lender shall have provided notice to the Administrative Agent identifying the relevant conditions to borrowing, but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute or (2) solely as a result of a failure to disburse due to an administrative error or omission by such Lender, and such failure is cured within two Business Days after such Lender receives written notice or has actual knowledge of such administrative error or omission), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other similar law for the relief of debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Diligence Information” is defined in Section 10.2.

“DIP Loan” means a loan or an interest in a loan that meets each of the following requirements:

(a) it is an obligation of a debtor-in-possession within the meaning of Section 1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code) (a “Debtor”) organized under the laws of the United States or any State therein; and

(b) its terms have been approved by an order of the U.S. Bankruptcy Court, the U.S. District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that:

(1) it is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code;

(2) it is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code;

(3) it is secured by junior liens on the Debtor’s encumbered assets (provided that it is fully secured based upon a current valuation or appraisal report); or

(4) if it or any portion of it is unsecured, its repayment retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code.

“Direct Pledge Entity” means each of the Borrower, the Investment Subsidiary, any Specified Partnership and any Permitted Additional Subsidiary.

“Distribution” means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other Collateral.

“Document Custodian” means U.S. Bank National Association, in its capacity as Document Custodian under this Agreement and any other Loan Document, and its successors in such capacity.

“Dollar Equivalent” means, as to any amount in any Specified Currency at any time, such amount converted to USD at the Current FX Rate for such Specified Currency at such time.

“Dollars”, “USD”, “U.S.$” and the sign “$” mean the lawful money of the United States of America.

“Draft Instrument” means, with respect to any originated Collateral Loan, a substantially final draft of the related loan agreement (or other principal document under which such originated Collateral Loan will be made).

“Due Date” means each date on which a Distribution is due on a Collateral Loan.

“Due Period” means each period from (but excluding) one Calculation Date to (and including) the next succeeding Calculation Date; except that the initial Due Period shall commence on (and include) the Closing Date and the final Due Period shall end on the day immediately prior to the related Quarterly Payment Date. The Due Period with respect to a Quarterly Payment Date shall be the Due Period ended most recently prior to such Quarterly Payment Date.

“Eligible Account Bank” means, with respect to any specified account, a federal or state-chartered depository institution:

(a) with a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if such institution has no short-term issuer rating) and that has a combined capital and surplus of at least $200,000,000; or

(b) as to which the Rating Condition is satisfied and the Borrower and the Requisite Lenders have consented to such financial institution constituting an “Eligible Account Bank” hereunder.

“Eligible Collateral Loan Criteria” means, with respect to any Collateral Loan as of any date, each of the following criteria as at such date (unless (x) waived by the Blackstone Asset Based Finance Representative in writing in its sole and absolute discretion and (y) the Rating Condition is satisfied with respect to such waiver):

(a) such obligation is denominated in a Specified Currency and is neither convertible by the issuer thereof into, nor payable in, any currency other than a Specified Currency;

(b) such obligation does not mature more than eight years after the date on which it was acquired and does not mature after the Stated Maturity;

(c) such obligation is issued by an obligor that is organized or incorporated in the United States, Canada, the United Kingdom, Austria, Belgium, Denmark, Finland, France, Ireland, Germany, Luxembourg, Norway, Spain, Sweden, The Netherlands, Australia, New Zealand, the British Virgin Islands or any other jurisdiction approved by the Blackstone Asset Based Finance Representative;

(d) if such obligation is issued by an obligor that is organized or incorporated in the United States, such obligation is governed by the law of the United States or of a state thereof;

(e) if such obligation is issued by an obligor that is not organized or incorporated in the United States:

(1) such obligation is governed by the law of the United States, the law of any state thereof, Australian law, Canadian law, New Zealand law or English law;

(2) its acquisition will not result in the imposition of stamp duty or stamp duty reserve tax payable by any Borrower Entity, unless such stamp duty or stamp duty reserve tax has been included in the purchase price of such obligation;

(3) upon acquisition, the obligation is capable of being, and will be, the subject of a first fixed charge, a first priority security interest or other arrangement having a similar commercial effect in favor of the applicable Collateral Agent for the benefit of the Secured Parties;

(4) it is capable of being sold or assigned to or held by the applicable Borrower Entity, together with any associated security, without any breach of applicable selling restrictions or of any contractual provisions; and

(5) it must require the consent of at least 66 2⁄3 percent of the lenders to the obligor thereunder for any change that extends the time for, or reduces, waives or forgives the amount of, any payment of principal or interest on such obligation (for the avoidance of doubt, excluding any changes originally envisaged in the loan documentation);

(f) such obligation is fully assignable, subject to customary restrictions; and no rights of first refusal, rights of first offer, last looks, drag along rights or tag along rights (in each case however designated or defined, and whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) exist in favor of any other holder of such obligation or any other Person;

(g) if interest on such obligation is from U.S. sources for U.S. federal income tax purposes, such obligation is Registered;

(h) the Borrower Entities, the Collateral Manager and the related Obligor treat such obligation as indebtedness for U.S. federal income tax purposes;

(i) such obligation is an obligation with respect to which the relevant Borrower Entity will receive payments due under the terms of such obligation and proceeds from disposing of such asset free and clear of withholding tax, unless such obligation has a minimum after tax yield of at least 5.0% per annum;

(j) neither the Borrower nor the Investment Subsidiary or any of their respective Affiliates is an Affiliate of any obligor on such obligation;

(k) such obligation is either originated by the Borrower or the Investment Subsidiary or if not originated by the Borrower or the Investment Subsidiary, acquired by the Borrower or the Investment Subsidiary by assignment; and such obligation is not a Participation unless:

(1) the Borrower (and not the Investment Subsidiary or any Specified Partnership) is the participant thereunder;

(2) such Participation is a Qualifying Participation;

(3) the Borrower is seeking in good faith to elevate such Participation to an outright assignment; and

(4) such Participation has not been outstanding for more than 90 days after its acquisition to an outright assignment;

(l) such obligation provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(m) such obligation does not constitute Margin Stock;

(n) such obligation is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Borrower (other than to indemnify an agent or representative for lenders pursuant to the Underlying Instruments);

(o) the acquisition of such obligation will not require any Borrower Entity, the General Partner, the pool of Collateral or the pool of collateral under the LuxCo Security Documents to be registered as an investment company under the Investment Company Act;

(p) such obligation is not, by its terms, convertible into or exchangeable for an Equity Security at any time over its life;

(q) such obligation is not issued by an issuer (primary obligor) located in a country, which country on the date on which the obligation is acquired by the applicable Borrower Entity imposed foreign exchange controls that effectively limit the availability or use of the Specified Currency in which such obligation is denominated to make when due the scheduled payments of principal thereof and interest thereon;

(r) such obligation is not subject to material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Collateral Manager;

(s) if acquired from the Equity Holder, such obligation has been originated or acquired by the Equity Holder in the ordinary course of its business and in accordance with the Servicing Standard;

(t) if acquired from the Equity Holder, the Equity Holder has recorded the transfer of such obligation to the applicable Borrower Entity on its books and records as a “true sale” or “true contribution”;

(u) the acquisition of such obligation by the Borrower Entity will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(v) such obligation is not subject to any lien, claim or encumbrance of any kind (other than Permitted Liens);

(w) the applicable Borrower Entity, the Equity Holder and the Collateral Manager each has all necessary licenses and permits to purchase, own and service such obligation in the state where the related Obligor is located;

(x) such obligation and the related Underlying Instruments and Related Contracts do not contain confidentiality restrictions that would (1) prohibit or impede in any material manner the Lenders from conducting audits as contemplated hereunder of or otherwise accessing all material Obligor information, or (2) prohibit or impede in any material manner any replacement the Collateral Manager from performing its duties hereunder or under any other Loan Document, in each case, subject to any requirement to enter into customary confidentiality agreements;

(y) such obligation, taking into consideration each of the other Collateral Loans in the Collateral Portfolio but without regard to any other economic benefit which may be derived by any Person that is not a Borrower Entity as a result of such Borrower Entity’s acquisition of such obligation, satisfies the Collateral Manager’s standards, policies and procedures for investments (including the standards set forth in the Collateral Management Agreement);

(z) neither the Equity Holder nor any Borrower Entity hold or otherwise benefit from any credit hedges associated with such obligation (other than hedges identified to the Lenders in writing prior to the date of acquisition of such obligation);

(aa) such obligation provides the applicable Borrower Entity with a valid, perfected security interest in the related collateral at the level of priority indicated in the related Underlying Instruments; may be pledged and assigned freely by such Borrower Entity (including transfer permitted by operation of the Uniform Commercial Code); with respect to which all steps required by Section 8.7 have been taken and in which the applicable Collateral Agent holds a first-priority perfected security interest for the benefit of the Secured Parties (subject to Permitted Liens); and, at the time such obligation was purchased or originated, was not subject to set-off or defense (other than a discharge in the event of a subsequent bankruptcy) by the related Obligor;

(bb) as of the date of acquisition or origination by the Borrower Entity (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such Collateral Loan), such obligation is not a Defaulted Loan;

(cc) such obligation is not a ~~Cov-Lite Loan, a~~ Bridge Loan, a Synthetic Security, a Zero Coupon Loan, a Real Estate Loan, a Structured Finance Obligation, a PIK Loan, a Subordinated Loan, a mezzanine loan, an unsecured loan, a Bond or other type of debt security (other than a loan), a finance lease, chattel paper or principally secured by real estate or, as of the date of acquisition or origination by the applicable Borrower Entity (or if earlier, the date on which the Borrower enters into a binding commitment to acquire such Collateral Loan), a Credit Risk Loan;

(dd) such obligation is not an interest-only security;

(ee) as of the date of acquisition or origination by the Borrower Entity (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such Collateral Loan), such obligation is not the subject of an Offer (other than a Permitted Offer) or called for redemption;

(ff) such obligation provides for payment of interest at least semi-annually;

(gg) unless such Collateral Loan is a DIP Loan, as of the date of acquisition or origination by the applicable Borrower Entity (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such Collateral Loan), such obligation, if publicly rated, is rated either “CCC” or above by S&P or “Caa1” or above by Moody’s;

(hh) such obligation is not, or does not support, any type of letter of credit;

(ii) if such obligation is a Cash Flow Collateral Loan, at the time of such acquisition (or if earlier, the date on which the applicable Borrower Entity enters into a binding commitment to acquire such Collateral Loan) (1) the Obligors have a trailing twelve month EBITDA of not less than $10,000,000; and (2) the related Cash Flow LTV is less than 50%;

(jj) if such obligation is an ABL Collateral Loan, at the time of such acquisition the related ABL LTV is less than 85%;

(kk) as of the date of acquisition or origination by the applicable Borrower Entity (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such Collateral Loan), such obligation is (1) not an obligation of an Obligor where the total potential indebtedness of such Obligor under all of its loan agreements, indentures and other Underlying Instruments is less than $100,000,000, and such obligation is not part of a tranche of indebtedness that is less than $50,000,000 or (2) an ABL Collateral Loan; and

(ll) if such Collateral Loan extends the unilateral right to Equity Holder or any Affiliate thereof which would permit any such Person to permit the modification of a Collateral Loan that would (1) release any material guarantor or co-obligor of a Collateral Loan from its obligations, (2) release a material portion of the collateral securing such Collateral Loan (excluding, for the avoidance of doubt, releases associated with a prepayment), (3) subordinate or increase the level of subordination of a Collateral Loan or make any other change that would have the effect of structurally subordinating such Collateral Loan to other debt (except as expressly permitted in the related Underlying Instrument as of the date of acquisition) or (4) in any manner treat one lender for such Collateral Loan in a manner that is different from how other lenders in the same tranche are treated unless first obtaining the prior consent of the impacted lender, then (i) if an Authorized

Officer of the Equity Holder or Borrower Entity that, in either case, is responsible for or otherwise materially involved in the administration of this Agreement has knowledge of such a provision at any time, it shall promptly disclose the same in writing to the Blackstone Asset Based Finance Representative and KBRA, and (ii) upon obtaining knowledge thereof, the Blackstone Asset Based Finance Representative has consented to such Collateral Loan.

“Eligible Investment” means any investment that, at the time it, or evidence of it, is acquired by a Borrower Entity (directly or through an intermediary or bailee), is either cash or one or more of the following obligations or securities (in each case denominated in a Specified Currency):

(a) direct debt obligations of, and debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or the United Kingdom or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (x) incorporated under the laws of the United States of America (including U.S. Bank National Association or any Affiliate) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, or (y) organized under the laws of a jurisdiction the legal currency of which is a Specified Currency (other than USD) or any province or state thereof and subject to supervision and examination by banking authorities of such jurisdiction or such province or state, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; and

(c) money market funds which funds have, at all times, credit ratings “AAAm” by S&P;

subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Quarterly Payment Date immediately following the date of delivery thereof (unless such Eligible Investment is issued by U.S. Bank National Association or any of its Affiliates in its capacity as a banking institution, in which event such Eligible Investments may mature on the Quarterly Payment Date); provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non- credit related risk as determined in the sole judgment of the Collateral Manager, (2) any security whose rating assigned by S&P includes the subscript “f”, “p”, “q”, “pi”, “r”, “sf” or “t”, (3) any security that is subject to an Offer, (4) any security secured by real property or (5) any obligation or security the after tax yield of which is less than or equal to zero (as determined at the time of acquisition of such obligation or security). Eligible Investments may include those investments with respect to which U.S. Bank National Association or an Affiliate of U.S. Bank National Association is an obligor or provides services.

“Eligible Investment Required Ratings” means a long-term senior unsecured debt rating of at least “A” and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A+” by S&P).

“Environmental Laws” means any and all federal, state, local and applicable foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Amount” means, at any time, an amount equal to (a) the Borrowing Base at such time minus (b) the aggregate principal amount of the Loans outstanding at such time; provided that solely for the purposes of this definition the Borrowing Base will be calculated (1) as if the Advance Rate for each such Collateral Loan is 100% and (2) without excluding any Excess Concentration Amounts.

“Equity Holder” is defined in the preamble.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower or the Investment Subsidiary under the Loan Documents and is received with respect to a Collateral Loan or (b) any security purchased as part of a “unit” with a Collateral Loan and that itself is not eligible for purchase by the Borrower or the Investment Subsidiary under the Loan Documents.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code, with any Credit Party.

“Erroneous Payment” has the meaning assigned to it in Section 2.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 2.15(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 2.15(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 2.15(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 2.15(d).

“EU Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“EUR” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

“Event of Default” has the meaning set forth in Section 6.1.

“Excess Concentration Amount” means, with respect to any Collateral Loan, the amount by which such Collateral Loan would otherwise cause any Concentration Limitation to be out of compliance, calculated without duplication. If any Concentration Limitation would be out of compliance and two or more Collateral Loans contribute to such non-compliance, then from those Collateral Loans, the Borrower may select the Collateral Loans (or portions thereof) to be counted above; provided that, absent a selection by the Borrower, the Collateral Loans (or portions thereof) with the lowest Agreed Prices shall be counted as being in the Excess Concentration Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Amount” has the meaning set forth in Section 8.2(h).

“Excluded Liabilities” means Contingent Obligations of the Borrower consisting of customary and non-accrued indemnification, expenses, reimbursement or similar obligations contained in its Constituent Documents or the Related Contracts relating to the Collateral Loans, including obligations to members, managers, agents, custodians, trustees, deposit banks, letter of credit issuers, escrow agents and co-lenders and not otherwise prohibited hereunder.

“Excluded Payments” means all Administrative Expenses payable to a Bank Party constituting Indemnified Amounts, but only to the extent such Indemnified Amounts become payable to such Bank Party as a result of such Bank Party’s gross negligence, bad faith or willful misconduct in the performance of its obligations under the Loan Documents to which it is a party.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by its net income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be)

is organized or any political subdivision thereof, (b) in the case of each Lender, Taxes imposed on its net income, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, (c) any Taxes imposed pursuant to FATCA, (d) net income, franchise and branch profits Taxes that are Other Connection Taxes, (e) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to Section 11.5) or (2) such Lender changes its Applicable Lending Office (other than pursuant to Section 11.4(e)), except in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, and (f) Taxes attributable to such Recipient’s failure to comply with Section 11.4(d).

~~“Expected Settlement Price” means, as of any date:~~

~~(a) in respect of any Unsettled Sale Asset, the contractual sale price for such Unsettled Sale Asset to be received by the Borrower from the purchaser of such Collateral Loan; provided that, if the sale of such Unsettled Sale Asset remains unsettled for more than 45 days, then the “Expected Settlement Price” for such Unsettled Sale Asset will be {determined by the Blackstone Asset Based Finance Representative}; and~~

~~(b) in respect of any Unsettled Purchase Asset, the contractual purchase price to be paid by the applicable Borrower Entity for such Unsettled Purchase Asset.~~

“Expense Reserve Account” means the account established pursuant to Section 3 of the Account Control Agreement and maintained pursuant to Section 8.3(d) hereof.

“Expense Reserve Amount” means, on the Closing Date, USD $100,000, and on and after the Third Amendment Effective Date, USD $350,000.

“Extraordinary Event” means an event that will occur if (for any reason due to the structure and activities of the Borrower Entities, the General Partner, the Equity Holder, the Collateral Manager and the affiliates thereof involved in the transactions under the Loan Documents):

(a) any portion of any payment due from any obligor under any Collateral Loan becomes properly subject to the imposition of U.S., U.K. or other withholding tax, which withholding tax is not compensated for by a provision under the terms of such Collateral Loan that would result in the net amount actually received by the relevant Borrower Entity (free and clear of taxes, whether assessed against the obligor thereof or a Borrower Entity) being equal to the full amount that such Borrower Entity would have received had no such deduction or withholding been required; or

(b) any jurisdiction properly imposes a corporate income tax, municipal business tax, net income, profits, net worth or similar tax on a Borrower Entity or the General Partner (including any such tax required to be withheld by such person);

(c) any jurisdiction properly imposes a withholding tax on payments by the Investment Subsidiary to the Borrower; or

(d) any Borrower Entity or the General Partner incurs or pays any employee-related liabilities of the Investment Subsidiary,

provided that (1) an amount equal to (A) the sum of all Extraordinary Expense Amounts that have arisen from and after the Closing Date (and, for the avoidance of doubt, whether withheld, paid, incurred or outstanding), minus (B) the aggregate amount of all cash contributions received by the Borrower that are applied to the payment of such amounts, exceeds (2) $17,500,000.

“Extraordinary Expense Amounts” means each of the following:

(a) amounts withheld (or required to be withheld) from payments to the Borrower Entities that are not compensated for by a “gross-up” provision as described in clause (a) of the definition of “Extraordinary Event”;

(b) taxes imposed on a Borrower Entity or the General Partner as described in clause (b) of the definition of “Extraordinary Event”;

(c) amounts withheld (or required to be withheld) from payments to the Borrower as described in clause (c) of the definition of “Extraordinary Event”; and

(d) the amounts payable in respect of employees of the Investment Subsidiary as described in clause (d) of the definition of “Extraordinary Event”.

“Facility LTV” means, for any Calculation Date, a fraction expressed as a percentage, the numerator of which is the aggregate principal amount of the Loans outstanding, and the denominator of which is adjusted Borrowing Base calculated on the assumption that the Advance Rate for each Collateral Loan is 100%, in each case on a pro forma basis as of such Calculation Date following the application of Principal Proceeds pursuant to Section 9.1(a)(ii).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the FRBNY on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Blackstone Asset Based Finance Representative from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

“Fee Letter” means the Fee Letter, dated as of the Closing Date, among the Administrative Agent, the Blackstone Asset Based Finance Representative, the Lenders party thereto and the Borrower.

“Fee Proceeds” means all amounts in the Collection Account representing upfront, origination, underwriting, commitment, unused line, ticking, anniversary, annual, redemption, amendment, consent, forbearance, waiver, exit, success or any other fees of any type or similar premiums or payments received in respect of any Collateral Loan; provided that Fee Proceeds shall not include any Excluded Amount or any fees received in connection with the extension of the maturity of the related Collateral Loan or the reduction of the par amount of the related Collateral Loan, which shall constitute Principal Proceeds; provided that amounts that would constitute “Fee Proceeds” in respect of amounts received by the Investment Subsidiary shall constitute “Fee Proceeds” only to the extent the Investment Subsidiary has remitted the same to the Borrower (pursuant to an Intercompany Funding Arrangement or otherwise).

“Financial Ratio” and “Financial Ratio Test Period” are defined in the definition of “Revaluation Event” herein.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means June 22, 2023

“First Lien/Last Out Collateral Loan” means any Loan Obligation that would, but for this definition, constitute a Senior Secured Collateral Loan and:

(a) is secured by a first priority perfected security interest or lien in, to or on specified collateral (subject to a lien securing an ABL Facility and customary exemptions for permitted liens, including, without limitation, any tax liens) securing the Obligor’s obligations under such First Lien/Last Out Collateral Loan; and

(b) in the case of an event of default under the applicable Related Contract, will be paid after one or more tranches of first lien loans issued by the same Obligor (all such other tranches, collectively, the “First Out Tranche”) have been paid in full in accordance with a specified waterfall of payments, with respect to which both clause (1) and clause (2) below are satisfied at the time of acquisition by the applicable Borrower Entity:

(1) as of the date of such acquisition, the outstanding principal balance of (and unfunded commitments in respect of) such First Out Tranche (at any time, the “Total First Out Tranche Amount” at such time) is greater than 25% of the sum of (x) the Total First Out Tranche Amount as at such date and (y) the Principal Balance of such First Lien/Last Out Collateral Loan and all obligations that are pari passu with such First Lien/Last Out Collateral Loan as at such date (the Total First Out Tranche Amount of such Loan Obligation on the date of acquisition, the “Initial Total First Out Tranche Amount”); and

(2) as of the date of such acquisition, the First Out Tranche has a leverage ratio (based upon all obligations of the applicable Obligor that are senior to or pari passu with such First Out Tranche) of greater than 1x (such leverage ratio as at such date, the “Initial Leverage Ratio” for such First Out Tranche);

provided that:

(A) any Loan Obligation that would otherwise be a Senior Secured Collateral Loan shall cease to be considered a Senior Secured Collateral Loan (and shall instead be considered to be a First Lien/Last Out Collateral Loan) if the outstanding principal balance of (and unfunded commitments in respect of) any ABL Facility (at any time, the “ABL Facility Amount” at such time) of the applicable Obligor is greater than 25% of the sum of (A) such ABL Facility Amount and (B) the aggregate outstanding principal amount of such Loan Obligation, each at the time of acquisition by the applicable Borrower Entity;

(B) any Loan Obligation that was a Senior Secured Collateral Loan at the time of acquisition by the applicable Borrower Entity shall cease to be considered a Senior Secured Collateral Loan (and shall instead be considered to be a First Lien/Last Out Collateral Loan) if, as of the most recent Compliance Certificate Calculation Date, as reported in the applicable Compliance Certificate:

(I) (X) the ABL Facility Amount at such Compliance Certificate Calculation Date is greater than 25% of the sum of (A) such ABL Facility Amount and (B) the aggregate outstanding principal amount of such Loan Obligation at such Compliance Certificate Calculation Date, and (Y) the Total First Out Tranche Amount is greater than the Initial Total First Out Tranche Amount; or

(II) such First Out Tranche has a leverage ratio (based upon all obligations of the applicable Obligor that are senior to or pari passu with such First Out Tranche) of greater than 1x and greater than the Initial Leverage Ratio as at such Compliance Certificate Calculation Date; and

(C) any Loan Obligation shall cease to be considered a First Lien/Last Out Collateral Loan (and shall instead be considered to be a Second Lien Collateral Loan) if, as of the most recent Compliance

Certificate Calculation Date, as reported in the applicable Compliance Certificate, the leverage ratio of such First Out Tranche (based upon all obligations of the applicable Obligor that are senior to or pari passu with such First Out Tranche) is 5x or greater.

For purposes of this definition, if, with respect to any Loan Obligation, an ABL Facility is structured as an ABL Facility First Out Tranche and one or more other tranches of first lien loans issued by the same Obligor will, in the case of an event of default under the Related Contract, be paid before such Loan Obligation, then such ABL Facility First Out Tranche shall be deemed to constitute part of the First Out Tranche (and not a separate ABL Facility).

“Fitch” means Fitch, Inc., together with its successors.

“Floor” means 0.00%.

“Follow-On Investments” means any amounts paid by a Borrower Entity in connection with any advances made to protect or preserve rights against any Obligor related to or in respect of Collateral Loans then owned by such Borrower Entity or any other investments by such Borrower Entity in a Collateral Loan of such Obligor that is being offered by such Obligor or an Affiliate thereof or an entity formed in connection with the restructuring of such Obligor or such Affiliate.

“Follow-On Investments Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 8.3(e) hereof.

“Foreign Investor” means a Lender that is not a U.S. Person.

“FRBNY” means the Federal Reserve Bank of New York.

“Full Pledge Documents” is defined in Section 1.6.

“Funding Side Letter” means the Credit Agreement Funding Side Letter, dated as of the Closing Date, among the Administrative Agent, the Blackstone Asset Based Finance Representative and the Borrower.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom.

“General Partner” means HLEND Holdings C GP, LLC, a Delaware limited liability company.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other Moneys payable thereunder, to give and receive notices and other communications, to give consents or make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Grantor” means each of the Borrower and the Equity Holder.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, identified as such as a matter of Environmental Law, including petroleum or petroleum distillates, or any substance having any constituent elements displaying any of the foregoing characteristics.

“HPS” means HPS Investment Partners, LLC and its successors.

“IC Memorandum” means, with respect to any originated Collateral Loan, the investment committee memorandum (or similar document) prepared by or on behalf of the Collateral Manager that supports the applicable Borrower Entity’s investment decision to originate such Collateral Loan.

“Increase Request” has the meaning set forth in Section 2.14.

“Increased Costs” means any amounts due pursuant to Section 2.9 and/or Article XI.

“Increasing Lenders” has the meaning set forth in Section 2.14.

“Incremental Amendment” has the meaning set forth in Section 2.14.

“Incremental Commitment” has the meaning set forth in Section 2.14.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” of any Person means, without duplication, (a) as shown on such Person’s balance sheet (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (2) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.

“Indemnified Amounts” has the meaning set forth in Section 12.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.3(b).

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (a) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director of the Borrower or Affiliates of the Borrower); (b) a customer or supplier of the Borrower or any of its Affiliates (other than a supplier of his or her service as an Independent Director of the Borrower or such Affiliate); or (c) any member of the immediate family of a person described in clause (a) or (b); and (B) except as may be approved in writing by the Blackstone Asset Based Finance Representative, has (1) prior experience as an Independent Director for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible Collateral Loan” means, at any time, a Collateral Loan (other than a Reapproved Collateral Loan) that does not meet each of the Eligible Collateral Loan Criteria at such time (whether as a result of a Specified Change or otherwise), other than any of the Eligible Collateral Loan Criteria waived by the Blackstone Asset Based Finance Representative in accordance with the definition thereof.

“Initial Agreed Price” means, for each Collateral Loan:

(a) if such Collateral Loan is an Initial Collateral Loan, the price identified for such Collateral Loan on Schedule A as the “Agreed Price” for such Collateral Loan; and

(b) if such Collateral Loan is not an Initial Collateral Loan, the price agreed by the Borrower and the Blackstone Asset Based Finance Representative as the “Initial Agreed Price” for such Collateral Loan at the time a Borrower Entity commits to acquire such Collateral Loan.

“Initial Collateral Loan” means a Collateral Loan specified on Schedule A as of the Closing Date.

“Intercompany Funding Arrangements” means any debt funding agreement between the Borrower, as lender, and the Investment Subsidiary, as borrower, pursuant to which advances are made by the Borrower, to the Investment Subsidiary to finance (in whole or in part) the Investment Subsidiary’s acquisition of Collateral Loans.

“Interest Period” means, with respect to each Borrowing, (a) the period from (and including) the date of such Borrowing to but excluding the following Quarterly Payment Date, and (b) each successive period from and including each Quarterly Payment Date to but excluding the following Quarterly Payment Date until the principal of such Borrowing is repaid.

“Interest Proceeds” means, with respect to any Collateral (including Cash), (a) any payments with respect thereto that are attributable to interest or yield in accordance with the Underlying Instruments of such Collateral; (b) all Fee Proceeds; (c) all cash capital contributions made to the Borrower that, to the extent provided in Section 8.3(b), are to be treated as Interest Proceeds; (d) any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 8.3(c); and (e) all payments of principal and interest on Eligible Investments purchased with the proceeds of any of subclauses (a) through (d) of this definition (without duplication); provided that:

(1) all amounts received in respect of any Defaulted Loan or Equity Security will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan or Equity Security since it became a Defaulted Loan or was received as an Equity Security, as applicable, equals the outstanding principal balance of such Collateral Loan at the time it became a Defaulted Loan or was received as an Equity Security, as applicable; and, thereafter, any such amounts will constitute Interest Proceeds; and

(2) no Excluded Amount shall constitute “Interest Proceeds” hereunder; and

(3) for purposes of Sections 6.4 and 9.1, amounts that would constitute “Interest Proceeds” in respect of amounts received by the Investment Subsidiary shall constitute “Interest Proceeds” to the extent the Investment Subsidiary has remitted the same to the Borrower (whether pursuant to an Intercompany Funding Arrangement or otherwise).

“Interim Payment Date” means a Business Day selected by the Borrower and notified by the Borrower to the Blackstone Asset Based Finance Representative, the Administrative Agent and the U.S. Collateral Agent in writing no less than three Business Days prior to such date; provided that (a) no Default or Event of Default shall have occurred and then be continuing on such Business Day, and (b) no Interim Payment Date shall be within 10 Business Days of a Quarterly Payment Date or any other Interim Payment Date.

~~“In Transit Contribution Assets” means any asset that the Borrower has committed to acquire from the Equity Holder via contribution in whole or in part, until that asset has settled into the Borrower.~~

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended. “Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Subsidiary” means any wholly owned Subsidiary of the Borrower that may be added on any Investment Subsidiary Joinder Date in accordance with terms of this Agreement from time to time.

“Investment Subsidiary Account Pledge Agreement” means, with respect to each Investment Subsidiary Local Account, an account pledge agreement under Luxembourg law between the Investment Subsidiary as pledgor and the LuxCo Collateral Agent in respect of such Investment Subsidiary Local Account, in form and substance satisfactory to the Blackstone Asset Based Finance Representative.

“Investment Subsidiary Collateral” means the “Collateral” as defined in the LuxCo II Guarantee and Security Agreement.

“Investment Subsidiary Collateral Loan” means a Collateral Loan held by the Investment Subsidiary.

“Investment Subsidiary Collection Account” means the “Collection Accounts” in the name of the Investment Subsidiary at the LuxCo Custodian, which accounts are specified in the LuxCo II Securities Account Control Agreement.

“Investment Subsidiary Local Accounts” means the bank accounts of the Investment Subsidiary opened in connection with the addition of any Investment Subsidiary in accordance with the terms of this Agreement from time to time.

“Investment Subsidiary Luxembourg Share and Receivables Pledge Agreement” means the shares and receivables pledge agreement governed by the laws of Luxembourg and entered into on or about an Investment Subsidiary Joinder Date between the Investment Subsidiary, the Borrower and the LuxCo Collateral Agent over the shares in, other instruments, securities and receivables due by the Investment Subsidiary.

“Investment Subsidiary Permitted Indebtedness” means, collectively, (a) the guarantee and grant of a security interest in favor of the LuxCo Collateral Agent and the U.S. Collateral Agent pursuant to the LuxCo Security Documents and (b) indebtedness owed to the Borrower under the Intercompany Funding Arrangements.

“Investment Subsidiary Sale and Contribution Agreement” means the Sale and Contribution Agreement entered into on or about an Investment Subsidiary Joinder Date, between the Borrower and the Investment Subsidiary.

“KBRA” means Kroll Bond Rating Agency, LLC, together with its successors.

“KBRA Industry Classification” means a Global Industry Classification System level three classification (as identified, as of the date hereof, on https://www.msci.com/gics).

“Lender” means each Person signatory hereto that is listed as “Lender” on the signature pages hereto, any other Person that shall have become a party hereto pursuant to an Assignment and Assumption and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Guarantor” means HPS Corporate Lending Fund, a Delaware statutory trust.

“Limited Guaranty” means the Non-Recourse Carveout Guaranty Agreement dated on or around the Closing Date between the Limited Guarantor and the U.S. Collateral Agent.

“Loan” has the meaning assigned to such term in Section 2.1.

“Loan Checklist” means, for any Collateral Loan, an electronic or hard copy list delivered by the Collateral Manager to the Blackstone Asset Based Finance Representative, Administrative Agent, the U.S. Collateral Agent and the Document Custodian that identifies: (a) the Collateral Loan, (b) the applicable obligor, (c) each Underlying Instrument (whether original or copy) to be delivered to the Document Custodian (if any), (d) the principal amount and (e) interest rate of such Collateral Loan.

“Loan Documents” means this Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Notes, the Fee Letter, the Agency Fee Letter, the Agent Fee Letters, the Funding Side Letter, the Master Transfer Agreement, the other Sale and Contribution Agreements, the Limited Guaranty, the Administrative Agent Cooperation Agreement, the LuxCo Security Documents, any Full Pledge Documents, any Investment Subsidiary Full Pledge Documents, the Powers of Attorney and the Intercompany Funding Arrangements.

“Loan Obligation” means a commercial loan or a participation interest in a commercial loan.

“LuxCo Account” means, collectively, the Investment Subsidiary Collection Account and each other account created or maintained by the Investment Subsidiary pursuant to the Loan Documents .

“LuxCo Collateral Agent” means U.S. Bank Trust Company, National Association, solely in its capacity as LuxCo Collateral Agent under the LuxCo Security Documents, until a successor Person shall have become the LuxCo Collateral Agent pursuant to the applicable provisions of the LuxCo Security Documents, and thereafter “LuxCo Collateral Agent” shall mean such successor Person, provided, however, that such successor Person shall be rated at least investment grade by one or more NRSRO at the time of its appointment.

“LuxCo Collateral Agent Fee” means the fee payable to the LuxCo Collateral Agent in arrears on each Quarterly Payment Date in an amount specified in the U.S. Collateral Agent Fee Letter.

“LuxCo Custodian” means U.S. Bank National Association solely in its capacity as Custodian under the LuxCo Custody Agreements, as applicable, until a successor Person shall have become the Custodian pursuant to the applicable provisions of the applicable LuxCo Custody

Agreement and thereafter “LuxCo Custodian” shall mean such successor Person, provided, however, that such successor Person shall be rated at least investment grade by one or more NRSRO at the time of its appointment.

“LuxCo Custody Agreement” means the custody agreement entered into on or about an Investment Subsidiary Joinder Date between the Investment Subsidiary, the Borrower and the LuxCo Custodian.

“LuxCo Guarantee and Security Agreement” means the Guarantee and Security Agreement governed by the laws of New York entered into on or about an Investment Subsidiary Joinder Date between the Investment Subsidiary, the Borrower, and the U.S. Collateral Agent.

“LuxCo Securities Account Control Agreement” means the Securities Account Control Agreement entered into on or about an Investment Subsidiary Joinder Date between the Investment Subsidiary, the Bank, as U.S. Collateral Agent, the Administrative Agent and the Securities Intermediary.

“LuxCo Security Documents” means, collectively, the LuxCo Guarantee and Security Agreement, the Investment Subsidiary Luxembourg Share and Receivables Pledge Agreement, the Investment Subsidiary Account Pledge Agreement, and the LuxCo Securities Account Control Agreement.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants that test for either a cash component (interest coverage ratio, fixed charge coverage ratio, EBITDA, etc.) or a leverage covenant (senior debt to EBITDA ratio, total debt to EBITDA ratio, etc.) during any specified period, whether or not such borrower has taken any specified action.

“Make-Whole Amount” means, with respect to any Voluntary Commitment Reduction pursuant to Section 2.7, an amount equal to the present value at such time, computed by the Blackstone Asset Based Finance Representative on such Commitment Reduction Date using a discount rate equal to the Treasury Rate plus 0.50%, of the amount of interest which would have accrued on the principal balance of the applicable Commitments being reduced from the Commitment Reduction Date through the Anticipated Repayment Date; provided that no Make-Whole Amount shall be due in respect of any Commitment Reduction made after ~~July~~March 12, ~~2025~~2027 .

“Mandatory Prepayment” and “Mandatory Prepayment Notice” are defined in Section 2.7.

“Mandatory Prepayment Period” means, with respect to any Mandatory Prepayment, the period from and including the date of the related Mandatory Prepayment Notice to and including the date such Mandatory Prepayment is paid in full.

“Margin Stock” shall have the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Price” means, as of any time, with respect to any Collateral Loan, the fair market value (expressed as a percentage) of such Collateral Loan at such time, exclusive of accrued interest, as determined by the Collateral Manager in accordance with the Servicing Standard.

“Master Transfer Agreement” means the Master Participation and Assignment Agreement dated as of the Closing Date between the Equity Holder, as assignor, and the Borrower, as assignee, as amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect individually or in the aggregate with other adverse effects on the ability of the Borrower or the Collateral Manager to perform its respective obligations under any of the Loan Documents or the rights, interests or remedies (taken as a whole) of the Agents or any Lender under any of the Loan Documents.

“Maximum Facility Amount” means $~~750,000,000~~850,000,000, as such amount may be increased or decreased from time to time in accordance with the terms hereof ; provided that in no event shall the Maximum Facility Amount exceed $1,250,000,000.

“Measurement Date” means each Calculation Date, each day Collateral Loans are sold, each Collateral Report Determination Date and each day pursuant to the request of the Requisite Lenders or KBRA.

“Minimum Equity Amount” means, at any time~~, $60,000,000~~ an amount equal to 8.0% of the Maximum Facility Amount at such time.

“Minimum Utilization Fee” is defined in Section 2.6.

“Minimum Utilization Fee Rate” means 2.30% per annum.

“Minimum Utilization Percentage” means (i) 0% from the Closing Date until the six month anniversary of the Closing Date, (ii) 34.6666% from the six month anniversary of the Closing Date until the three month anniversary of the First Amendment Effective Date ~~and~~, (iii) 65% from the three month anniversary of the First Amendment Effective Date until the Third Amendment Effective Date and (iv) 60% from the Third Amendment Effective Date through the end of the Reinvestment Period.

“Money” shall have the meaning specified in Section 1-201(24) of the UCC. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means at any time an “employee pension benefit plan” within the meaning of Section 4001(a) (3) of ERISA that is sponsored by any Credit Party or a member of its ERISA Group or to which any Credit Party or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“NAIC” means the National Association of Insurance Commissioners.

“Net Aggregate Unsettled Amount” means, at any time, the excess (if any) of (a) the aggregate Unsettled Amount on such date over (b) the Dollar Equivalent of the amounts on deposit in the Transaction Accounts on such date, including Eligible Investments, representing Principal Proceeds on such date.

“Net Purchased Collateral Loan Balance” means, as of any date of determination, an amount equal to (a) the Dollar Equivalent of the Aggregate Principal Balance of all Collateral Loans sold and/or contributed to or originated by a Borrower Entity prior to such date minus (b) the Dollar Equivalent of the Aggregate Principal Balance of all Collateral Loans repurchased by the Equity Holder or an Affiliate thereof or released to the Equity Holder pursuant to a dividend (other than mandatory repurchases effected pursuant to the Master Transfer Agreement or any Collateral Loans sold at the direction of the Blackstone Asset Based Finance Representative pursuant to Section 10.1(b)), in each case prior to such date.

“Non-Consenting Lender” means any Lender that has failed to approve any proposed amendment, modification, consent or waiver that has been approved by the Requisite Lenders and that requires the approval of all Lenders or all affected Lenders in accordance with Section 12.4 (for so long as such Lender fails to give such approval).

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the form set forth on Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Notice of Borrowing” has the meaning set forth in Section 2.2.

“NRSRO” means a rating organization that the Securities and Exchange Commission recognizes as a nationally recognized statistical rating organization.

“NZD” means the lawful currency of New Zealand.

“Obligations” means all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to the Agents, the Lenders and the other Secured Parties under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest (including interest which, but for the filing of a petition in bankruptcy with respect to the obligor thereon, would have accrued on any Obligation, whether or not a claim is allowed against such obligor for such interest in the related bankruptcy proceeding) on, all Loans then outstanding, and (b) all fees, expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.

“Obligor” means, with respect to a Collateral Loan, the person who is obligated to repay such Collateral Loan (including, if applicable, any guarantor thereof), and whose assets are principally relied upon by the Borrower at the time such Collateral Loan was originated or purchased by the any applicable Borrower Entity as the source of repayment of such Collateral Loan.

“OFAC” has the meaning set forth in the definition of “Sanction”.

“Offer” means with respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments or for the purpose of registering such security) or to convert or exchange such security into or for Cash, securities or any other type of consideration.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” has the meaning set forth in Section 11.4(b).

“Participant” has the meaning set forth in Section 12.5(b).

“Participant Register” has the meaning set forth in Section 12.5(b)(2).

“Participation” means an interest in a loan or other debt obligation acquired indirectly by way of participation from a Selling Institution.

“PATRIOT Act” has the meaning set forth in Section 12.19.

“Payment Account” means the payment account at the U.S. Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 8.3(a) hereof.

“Payment Date Report” has the meaning set forth in Section 9.1(c).

“Payment Recipient” has the meaning assigned to it in Section 2.15(a).

“Percentage Share” means:

(a) with respect to a Lender’s obligation to make Loans and receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (1) such Lender’s Commitment by (2) the Total Commitment, provided that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate outstanding principal amount of such Lender’s Loans and the denominator shall be the aggregate outstanding principal amount of all Loans; and

(b) with respect to all other matters in relation to a Lender at any time, the percentage obtained by dividing (1) the sum of such Lender’s undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (2) the sum of all Lenders’ undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Additional Subsidiary” means a subsidiary of the Borrower, the Investment Subsidiary that is formed with the express consent of the Blackstone Asset Based Finance Representative (which consent the Blackstone Asset Based Finance Representative may give, withhold or condition in its sole and absolute discretion).

“Permitted Indebtedness” means (a) the Obligations; (b) Indebtedness arising from the endorsement of instruments for collection in the ordinary course of business; (c) Excluded Liabilities and (d) the Investment Subsidiary Permitted Indebtedness.

“Permitted Liens” means (a) Liens in favor of a Collateral Agent for the benefit of the Secured Parties granted pursuant to this Agreement and any other Loan Document; (b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor); (c) one or more judgment Liens securing judgments and other proceedings not constituting a Default or Event of Default; (d) liens in favor of a Custodian or the Securities Intermediary granted pursuant to this Agreement and any other Loan Document; (e) restrictions on transfer with respect to any Collateral Loan or any other Pledged Collateral, either imposed by law or contained in the Related Contracts, that are customary qualifications for instruments similar to such Collateral Loan or such other Pledged Collateral (including consent of the relevant agent or Obligor); (f) Liens of broker dealers and clearing corporations incurred in the ordinary course of business, but excluding Liens created in connection with the purchase of securities on margin, securities lending transactions or other transactions not expressly permitted hereunder; (g) Liens imposed by laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (h) with respect to agented Collateral Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such obligor under the related Collateral Loan; and (i) Liens on a Collateral Loan and any collections thereon in favor of any purchaser of a Collateral Loan if (1) such Collateral Loan has been sold by the Borrower in its entirety or in part; (2) the purchase price payable for such sale has been paid into the Collection Account; (3) the transfer of such Collateral Loan has not been or cannot be completed; (4) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer) and (5) in the case of a partial participation, the Borrower, such participant and the Collateral Agent have entered into an intercreditor agreement in form and substance satisfactory to the Blackstone Asset Based Finance Representative.

“Permitted Offer” means an offer (a) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (1) cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (2) other debt obligations that rank pari passu or senior to the debt obligations being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in cash and (b) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the offer.

“Permitted Purchaser” has the meaning specified in Section 12.6.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company, member or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Loan” means a loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest; provided that any loan that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such loan having an effective rate of current interest paid in cash on such day of not less than ~~3.00~~2.25% per annum over the applicable index rate shall be deemed not to be a PIK Loan hereunder.

“Plan” means at any time an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any Credit Party or a member of its ERISA Group or (b) has at any time within the preceding five plan years been maintained, or contributed to, by any Credit Party or a member of its ERISA Group.

“Pledged Collateral” has the meaning specified in the Granting Clauses hereof.

“Powers of Attorney” means (a) an executed copy of a power of attorney dated on or around the Closing Date, in form and substance satisfactory to the Lenders, executed by the Borrower in favor of the U.S. Collateral Agent and (b) an executed copy of a power of attorney entered into on or about an Investment Subsidiary Joinder Date, in form and substance satisfactory to the Lenders, executed by the Investment Subsidiary in favor of the U.S. Collateral Agent.

“Post-Default Rate” has the meaning assigned to such term in Section 2.5(b).

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Blackstone Asset Based Finance Representative determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Blackstone Asset Based Finance Representative may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Principal Balance” means, as of any date of determination with respect to any Collateral Loan, the aggregate outstanding principal amount of such Collateral Loan as of such date, excluding (a) deferred or capitalized interest on any Collateral Loan and (b) any portion of such principal amount that has been assigned by the Borrower to another Person pursuant to Section 10.1.

“Principal Proceeds” means (a) with respect to any Collateral (including Cash) any payments with respect thereto that are attributable to principal in accordance with the Underlying Instruments of such Collateral or that do not otherwise constitute Interest Proceeds (including unapplied proceeds of the Collateral Loans) and (b) any cash capital contributions made to the Borrower and applied pursuant to Section 8.3(b) (except to the extent that such capital contributions are to be treated as Interest Proceeds in accordance with Section 8.3(b)); provided that:

(1) all amounts received in respect of any Defaulted Loan or Equity Security will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan or Equity Security since it became a Defaulted Loan or was received as an Equity Security, as applicable, equals the outstanding principal balance of such Collateral Loan at the time it became a Defaulted Loan or was received as an Equity Security, as applicable; and, thereafter, any such amounts will constitute Interest Proceeds;

(2) all sales or assignments of Collateral Loans or any other Collateral pursuant to Section 10.1 shall be for cash the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder;

(3) no Excluded Amount shall constitute “Principal Proceeds” hereunder; and

(4) for purposes of Sections 6.4 and 9.1, amounts that would constitute “Principal Proceeds” in respect of amounts received by the Investment Subsidiary shall constitute “Principal Proceeds” only to the extent the Investment Subsidiary has remitted the same to the Borrower (whether pursuant to the Intercompany Funding Arrangements or otherwise);

“Priority of Payments” has the meaning set forth in Section 9.1(a), provided that, at all times after the Loans, the Notes and all other amounts whatsoever payable by the Borrower have become due and payable pursuant to Section 6.2(b), “Priority of Payments” shall mean the priorities set forth in Section 6.4 hereof.

“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the Loans, which (a) sets forth the Debt Rating for the Loans, (b) refers to the Private Placement Number or CUSIP Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Loans, (c) addresses the likelihood of payment of both principal and interest on the Loans (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Borrower’s ability to make timely payment of principal and interest on the Loans or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Loans as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any Lender with respect to the matters set forth therein, and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any Lender, subject to other applicable confidentiality restrictions (if any).

“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Loans explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Loans, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any Lender with respect to the matters set forth therein, from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any Lender, subject to other applicable confidentiality restrictions (if any).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent” is defined in Section 12.21.

“Prohibited Transaction” means (a) a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA or (b) a transaction that would make the entering into or performance of this Agreement or any transaction contemplated hereby a violation of any Similar Law.

“Qualified Purchaser” means a Person that is a “qualified purchaser” as defined in the Investment Company Act.

“Qualifying Participation” means a Participation in a Collateral Loan that meets each of the following criteria:

(a) the Selling Institution is a lender on such Collateral Loan;

(b) the Selling Institution is the Equity Holder;

(c) the aggregate participation in such Collateral Loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which such Selling Institution is a lender under such Collateral Loan;

(d) such Participation does not grant, in the aggregate, to the participant in such Participation a greater interest than such Selling Institution holds in the Collateral Loan that is the subject of the participation;

(e) the entire purchase price of such Participation is paid or otherwise satisfied in full (either in cash, as a capital contribution or a combination thereof, but without the benefit of financing from the Selling Institution) at the time of the relevant Borrower Entity’s acquisition thereof;

(f) the Participation provides the participant all of the economic benefit and risk of the whole or part of the Collateral Loan that is the subject of the Participation;

(g) such participation is documented under the Master Transfer Agreement or a Loan Syndications and Trading Association or similar agreement standard for loan participation transactions among institutional market participants (unless in each case consented to by the Blackstone Asset Based Finance Representative in its sole and absolute discretion); and

(h) such Participation is not a sub-participation interest.

“Quarterly Cap” with respect to any Quarterly Payment Date means an amount equal to (a) $37,500 plus (b) 0.025% multiplied by the sum of, without duplication, the Dollar Equivalent of (1) the Aggregate Principal Balance of all Collateral Loans and (2) the aggregate amount of funds on deposit in the Transaction Accounts, including Eligible Investments, constituting Principal Proceeds, in each case, measured as of the Calculation Date immediately preceding such Quarterly Payment Date.

“Quarterly Payment Date” means the 23rd day of January, April, July and October in each year, commencing on April 23, 2023, and the Stated Maturity; provided that, if any such date is not a Business Day, such Quarterly Payment Date shall be the next succeeding Business Day.

“Rating Agency” means (a) with respect to the Loans, an Acceptable Rating Agency, which, as of the Closing Date, is KBRA or (b) with respect to the Collateral generally, KBRA, Moody’s, Fitch or Standard & Poor’s (or, if, at any time KBRA, Moody’s, Fitch or Standard & Poor’s ceases to provide rating services with respect to debt obligations, any other (if any) NRSRO selected by the Borrower or the Collateral Manager).

In the event that at any time any of the rating agencies referred to in clause (b) above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency’s published ratings for the type of obligation in respect of which such replacement rating agency is used.

“Rating Condition” means, with respect to any action taken or to be taken by or on behalf of the Borrower, a condition that is satisfied if either (a) KBRA shall have been given prior notice thereof and KBRA has not notified the Collateral Manager and the Administrative Agent in writing that such action will result in a reduction or withdrawal of the then current rating of the Loans within 10 Business Days of receipt of such notice (or, solely in the case of satisfying the Rating Condition with respect the Specified Partnership Documents which have been posted to the Transaction Data Room for a new Specified Partnership, five Business Days) following such notification by the Borrower; provided that such 10 Business Day (or five Business Day) period may be waived by agreement of all of the Lenders in their sole discretion, with notice to KBRA of such waiver or (b) KBRA has confirmed in writing (which may take the form of a press release, electronic message, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating of the Loans by KBRA to be reduced or withdrawn. If at any time the Loans are not then rated by KBRA, the Rating Condition will automatically be deemed to be satisfied at such time with respect to any action or proposed action.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“Real Estate Loan” means any debt obligation that is primarily secured, directly or indirectly, by a mortgage or deed of trust or any lien interest, in each case, on residential, commercial, office, retail or industrial property, is underwritten as a mortgage loan and is not otherwise associated with an operating business.

“RCS” means Registre de Commerce et des Sociétés, Luxembourg, or the Luxembourg Register of Commerce and Companies.

“Reapproved Collateral Loan” means, at any time, a Collateral Loan:

(a) as to which one or more Revaluation Events has occurred or such Collateral Loan has otherwise become an Ineligible Collateral Loan;

(b) each such Revaluation Event has been cured (or otherwise addressed) in a manner satisfactory to the Blackstone Asset Based Finance Representative in its sole and absolute discretion;

(c) each other event or circumstance that has otherwise caused such Collateral Loan to be an Ineligible Collateral Loan has been cured (or otherwise addressed) in a manner satisfactory to the Blackstone Asset Based Finance Representative in its sole and absolute discretion;

(d) the Blackstone Asset Based Finance Representative and the Borrower shall have agreed (each, in their respective sole and absolute discretion) on a revised Agreed Price for such Collateral Loan and any Additional Revaluation Events to apply with respect to such Collateral Loan; and

(e) the Blackstone Asset Based Finance Representative has otherwise agreed (in its sole and absolute discretion) that such Collateral Loan shall be a “Reapproved Collateral Loan” hereunder.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Recurring Revenue Loan” means any Senior Secured Collateral Loans issued by an Obligor that is underwritten on the basis of debt to recurring revenue made up of recurring maintenance, service, support, hosting, subscription and other revenues identified by the Collateral Manager (including, without limitation, software as a service subscription revenue) of the related Obligor and any of its parents or subsidiaries that are obligated with respect to such Senior Secured Collateral Loans, in each case as determined by the Collateral Manager in accordance with the Servicing Standard and reasonably approved by the Blackstone Asset Based Finance Representative.

“Register” has the meaning set forth in Section 12.5(f).

“Registered” means in registered form for U.S. federal income tax purposes and issued after July 18, 1984.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of:

(a) the Scheduled Reinvestment Period End Date;

(b) the date of the acceleration of the maturity of the Loans or the termination of the Commitments pursuant to Section 6.2;

(c) any date on which the Borrower or the Collateral Manager reasonably determines that it can no longer purchase or originate additional Collateral Loans appropriate for inclusion in the Collateral in accordance with the terms of this Agreement and the Collateral Management Agreement (provided that, in the case of this clause (c), an Authorized Officer of the Collateral Manager shall provide a written certification as to such determination to the Agents, the Lenders and KBRA at least five Business Days prior to such date); and

(d) any date identified by the Borrower (or the Collateral Manager on its behalf) upon at least seven Business Days’ notice to the Blackstone Asset Based Finance Representative, Administrative Agent and the U.S. Collateral Agent.

“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or other loan or security of any Borrower Entity or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the related Underlying Instruments), together with all of the Borrower’s right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of any Borrower Entity or Eligible Investment or other investment with respect to any Collateral or proceeds thereof.

“Related Obligation” means a loan borrowed by (a) the Equity Holder (or any of its Affiliates or any Affiliate Employee), any investor in the Equity Holder (or any Affiliate or Affiliate Employee of any such investor), the Collateral Manager (or any of its Affiliates) or any other Person, in each case whose investments are primarily managed by the Collateral Manager or any of its Affiliates (other than, in each case, any investor in any fund (except for the Equity Holder) managed by the Collateral Manager or any of its Affiliates) or (b) an entity 25% or more of which is owned by an entity described in the preceding clause (a).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Requested Amount” has the meaning assigned to such term in Section 2.2.

“Requisite Lenders” means, at any time, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate unused Commitments at such time (provided that, in determining whether the Requisite Lenders have consented to or approved any action or inaction, the vote of any Borrower Affiliated Lender and any Defaulting Lender shall not be taken into account and the outstanding principal amounts and aggregate undrawn Commitments held by each Borrower Affiliated Lender and each Defaulting Lender shall be excluded from any calculation made pursuant to this definition).

“Reserved Matters” means the “Reserved Matters” to be included in the articles of association of the Investment Subsidiary, as applicable, in a form reasonably satisfactory to the Blackstone Asset Based Finance Representative.

“Retained Expense Amount” with respect to any Quarterly Payment Date means the amount, if any, by which (a) the sum of the amount determined pursuant to the definition of “Quarterly Cap” for such Quarterly Payment Date and each of the three prior Quarterly Payment Dates exceeds (b) the sum of (1) the aggregate payments made under Section 9.1(a)(i)(B)(1) on such Quarterly Payment Date and each of the three prior Quarterly Payment Dates and (2) Administrative Expenses paid from the Expense Reserve Account pursuant to Section 8.3(d) during each of the Due Periods prior to each of the three prior Quarterly Payment Dates or such lower amount as agreed to by the Blackstone Asset Based Finance Representative in its commercially reasonable discretion upon request from the Borrower.

“Revaluation Event” means, with respect to a Collateral Loan or its related Obligor, as applicable, the occurrence of any of the following (with each of the financial ratios referred to or set forth in clauses (c), (d) and (e) below being referred to herein as a “Financial Ratio”):

(a) any Scheduled Distribution with respect to such Collateral Loan is not received as of the related Due Date (determined without regard to waivers thereof or amendments, modifications or supplements thereto after the Closing Date that would have the effect of waiving or postponing such event to the extent such waiver, amendment, modification or supplement would constitute a Specified Change, unless such Specified Change has been previously approved by the Blackstone Asset Based Finance Representative) and such Scheduled Distribution remains unpaid on the fifth Business Day following such Due Date;

(b) the occurrence of any event of default (or any analogous event howsoever designated) with respect to such Collateral Loan under the Underlying Instruments relating thereto (determined without regard to waivers thereof or amendments, modifications or supplements thereto after the Closing Date that would have the effect of waiving or postponing such event);

(c) if such Collateral Loan is a Cash Flow Collateral Loan:

(1) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, a deterioration of 1 or more turns in the ratio of Senior Debt to EBITDA of the related Obligors during the related Financial Ratio Test Period (for example, from a Senior Debt to EBITDA ratio of 3.5:1.0 to a Senior Debt to EBITDA ratio of 4.5:1.00), with “Senior Debt” and “EBITDA” having the meanings assigned in the related Underlying Instruments or, if not defined therein, as agreed by the Blackstone Asset Based Finance Representative and the Borrower at the time the relevant Borrower Entity commits to acquire such Collateral Loan;

(2) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, a decline of 25% or more in the Debt Service Coverage Ratio of the related Obligors during the related Financial Ratio Test Period, with “Debt Service Coverage Ratio” having the meaning assigned in the related Underlying Instruments or, if not defined therein, as determined by the Blackstone Asset Based Finance Representative in its sole and absolute discretion; or

(3) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, a decline of 20% or more in EBITDA or Revenue of the related Obligors during the related Financial Ratio Test Period, with “EBITDA” and “Revenue” having the meaning assigned in the related Underlying Instruments or, if not defined therein, as determined by the Blackstone Asset Based Finance Representative in its sole and absolute discretion;

(d) if such Collateral Loan is an ABL Collateral Loan:

(1) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, an increase of (x) with respect to any ABL Collateral Loan with an ABL LTV on the date it is acquired by the applicable Borrower Entity of 50% or greater, 10% or more or (y) with respect to any ABL Collateral Loan with an ABL LTV on the date it is acquired by the applicable Borrower Entity of less than 50%, 15% or more, in each case, of ABL LTV of such ABL Collateral Loan during the related Financial Ratio Test Period;

(e) if such Collateral Loan is a Recurring Revenue Loan:

(1) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, a deterioration of 1 or more turns in the ratio of Senior Debt to ARR of the related Obligors during the related Financial Ratio Test Period (for example, from a Senior Debt to ARR ratio of 3.5:1.0 to a Senior Debt to ARR ratio of 4.5:1.00), with “Senior Debt” and “ARR”

having the meanings assigned in the related Underlying Instruments or, if not defined therein, as agreed by the Blackstone Asset Based Finance Representative and the Borrower at the time the relevant Borrower Entity commits to acquire such Collateral Loan;

(2) unless otherwise agreed by the Blackstone Asset Based Finance Representative (in its sole and absolute discretion) at the time the relevant Borrower Entity commits to acquire such Collateral Loan, a decline of 20% or more in ARR of the related Obligors during the related Financial Ratio Test Period, with “ARR” having the meaning assigned in the related Underlying Instruments or, if not defined therein, as determined by the Blackstone Asset Based Finance Representative in its sole and absolute discretion;

(f) any Specified Change occurs with respect to such Collateral Loan that is not previously approved by the Blackstone Asset Based Finance Representative;

(g) in respect of which the Borrower has failed to deliver to the Blackstone Asset Based Finance Representative, and post to the Transaction Data Room, no later than five Business Days after such statements and reports are distributed to the Borrower, periodic financial statements and compliance certificates for the related Obligor and annual audited financial statements for such Obligor, in the manner and to the extent required hereunder;

(h) in respect of which there has occurred an Additional Revaluation Event with respect to such Collateral Loan; or

(i) the related Obligor fails to deliver to the Borrower any financial reporting information, unless such information is non-material, and/or, in the case of an ABL Collateral Loan, a report stating the appraised value of the assets securing such ABL Collateral Loan (which may be a company appraisal compliance certificate), in each case, (i) as required by the Underlying Instruments of such Collateral Loan and (ii) at least quarterly.

As used herein, “Financial Ratio Test Period” means, for each Collateral Loan, each of (1) the period in which such Collateral Loan has been in the Collateral Portfolio; (2) the period following the date on which a Revaluation Event occurs with respect to such Collateral Loan until the date (if any) such Collateral Loan becomes a Reapproved Collateral Loan with respect to such Revaluation Event; and (3) with respect to any Revaluation Event with respect to such Collateral Loan, the period following the date (if any) on which such Collateral Loan becomes a Reapproved Collateral Loan with respect to such Revaluation Event.

For the avoidance of doubt, more than one Revaluation Event may occur with respect to any Collateral Loan.

“Sale and Contribution Agreements” means, collectively, the Master Transfer Agreement, the Borrower Sale and Contribution Agreement and the Investment Subsidiary Sale and Contribution Agreement.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti- terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authority of a jurisdiction where any Credit Party operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations under this Agreement or related Loan Documents will be derived.

“Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fee due on such Due Date with respect to such Collateral Loan.

“Scheduled Reinvestment Period End Date” means January 12, ~~2026~~2028 (as such date may be extended pursuant to Section 2.13 as provided therein).

“Second Amendment Effective Date” means November 8, 2024.

“Second Lien Collateral Loan” means a Loan Obligation that:

(a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such loan (other than with respect to de minimis indebtedness, trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to the primary pledged collateral securing such loan) to a Senior Secured Collateral Loan, a First Lien/Last Out Collateral Loan, or any other first lien obligation of the Obligor (provided that a Loan Obligation being subordinate to a lien securing an ABL Facility shall not by itself prevent such Loan Obligation from being a Senior Secured Collateral Loan or First Lien/Last Out Collateral Loan);

(b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such Second Lien Collateral Loan (subject to customary exemptions for permitted liens, including, without limitation, any tax liens);

(c) the value of the collateral securing such loan at the time of origination or purchase is adequate (in the commercially reasonable judgment of the Borrower) to repay such loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral; and

(d) is not secured solely or primarily by common stock or other equity interests;

provided that the limitation set forth in clause (d) above shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. Federal income tax purposes, result in material adverse tax consequences to such subsidiary or such parent in the form of a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer material adverse economic consequences under capital adequacy or other similar rules.

“Secured Parties” means, collectively, the Agents, the Collateral Administrator, the Custodians, the Document Custodian and the Lenders.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 8.4(a).

“Selling Institution” means an institution from which a Participation would be acquired. “Senior Authorized Officer” means:

(a) with respect to any Borrower Entity, either (i) the Chief Executive Officer, Chief Financial Officer, or any other director or senior officer of HPS, in its role as the investment manager to the Collateral Manager, that is responsible for the administration or collection of the Collateral Loans, or (ii) the Chief Executive Officer, Chief Financial Officer, or any other director or senior officer of the General Partner;

(b) with respect to the Collateral Manager, either (i) the Chief Executive Officer, Chief Financial Officer, or any other director or senior officer of HPS, in its role as the investment advisor to the Collateral Manager, that is responsible for the administration or collection of the Collateral Loans, or (ii) any director of HPS Corporate Lending Fund; and

(c) with respect to any other Person, any officer of such Person that is a chief executive officer, chief operating officer, chief credit officer, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above and in the case of any limited liability company, any manager) or any other senior officer responsible for the management or administration of the Collateral or any other officer responsible for the performance of such Person’s obligations under the Loan Documents.

“Senior Secured Collateral Loan” means a Loan Obligation (other than a First Lien/Last Out Collateral Loan) that:

(a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such loan (other than with respect to de minimis indebtedness, trade claims, capitalized leases or similar obligations, and except that such loan may be subordinated to an ABL Facility);

(b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such Senior Secured Collateral Loan (subject to customary exemptions for permitted liens, including, without limitation, any tax liens, and the Lien security any ABL Facility);

(c) the value of the collateral securing such loan at the time of origination or purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Borrower) to repay such loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and

(d) is not secured solely or primarily by common stock or other equity interests;

provided that the limitation set forth in clause (d) above shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. Federal income tax purposes, result in material adverse tax consequences to such subsidiary or such parent in the form of a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer material adverse economic consequences under capital adequacy or other similar rules.

“Servicing Standard” has the meaning assigned to such term in Section 2(d) of the Collateral Management Agreement.

“Similar Law” means any federal, state or local law or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (d) of the definition of “Alternate Base Rate”.

“Specified Change” means any amendment, consent, modification or waiver of, or supplement to, an Underlying Instrument or Related Contract of a Collateral Loan that, individually or together with all other amendments, consents, modifications, waivers and/or supplements to such Underlying Instrument or Related Contract of a Collateral Loan:

(a) extends the final maturity of a Collateral Loan, other than customary extensions of not greater than 14 calendar days in respect of which the Collateral Manager certifies that such extension has been entered into in the ordinary course of business to a credit-worthy Obligor and not with the intent of avoiding or minimizing an expected default under such Collateral Loan;

(b) reduces or forgives any principal amount of a Collateral Loan;

(c) reduces the rate of interest payable on a Collateral Loan, other than any reduction in the spread or interest rate payable on such Collateral Loan of not greater than 1% in respect of which the Collateral Manager certifies that such reduction results from an increase in the credit quality of the related Obligor or is being entered into due to changes in market conditions since the date such Collateral Loan was originated in order to bring such interest rate in line with current market conditions;

(d) postpones the Due Date of any Scheduled Distribution in respect of a Collateral Loan by more than five Business Days;

(e) subordinates (in right of payment, with respect to liquidation preferences or otherwise), or increases the level or extent of any such subordination of, a Collateral Loan, or makes any other change (including, without limitation, through a change in the capital structure of the Obligors on such Collateral Loan or the transfer of assets from an Obligor on such Collateral Loan) that has the effect of structurally subordinating such Collateral Loan to other debt or liabilities, in each case other than as expressly permitted in the related Underlying Instruments (as set forth therein at the Closing Date);

(f) releases any material guarantor or co-obligor of a Collateral Loan from its obligations;

(g) releases a material portion of the collateral securing such Collateral Loan (excluding any such releases associated with a prepayment);

(h) decreases the number or percentage of lenders required to effect any of the foregoing under the applicable Underlying Instrument or Related Contract;

(i) allows for additional debt that is senior to or pari passu with a Collateral Loan (in each case in right of payment, with respect to liquidation preferences or otherwise);

(j) (1) changes any financial covenant or (2) changes any defined term used in the calculation of a Financial Ratio or any other financial covenant, in each case in this clause (2), in a manner that is, individually or in the aggregate taking into account any other changes made with respect to such Collateral Loan, materially adverse to the rights and remedies of the Lenders (as determined by the Blackstone Asset Based Finance Representative in its sole and absolute discretion); or

(k) postpones or waives delivery of any financial information required to be delivered under the Underlying Instrument or Related Contract that, in each case, has a material and adverse effect on the ability of the Collateral Manager, a Custodian or the Blackstone Asset Based Finance Representative (as determined by the Blackstone Asset Based Finance Representative in its reasonable discretion) to make any determinations or calculations required or permitted hereunder.

“Specified Currency” means AUD, CAD, EUR, GBP, NZD and USD and any other currency consented to by the Requisite Lenders and that can be supported by the Collateral Agents, provided in the event any other currency is consented to by the Requisite Lenders, Borrower shall promptly notify KBRA.

“Specified Default” means (i) any Event of Default under, or any Default that with the giving of notice, the passage of time or both, would constitute an Event of Default under, Section 6.01(a)-(d), (f), (g) or (p) or (ii) an Event of Default has occurred and notice of acceleration of the obligations hereunder has been given in accordance with Section 6.02.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Stated Maturity” means April 12, ~~2030~~2032 .

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor (excluding any loan made to, or guaranteed by, an operating company that buys, sells and/or liquidates such assets in the ordinary course of business), including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any resecuritization thereof and excluding any ABL Facility.

“Subordinated Loan” means a loan to any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such loan, other than any such loan that is a Senior Secured Collateral Loan, a Second Lien Collateral Loan or a First Lien/Last Out Collateral Loan.

“Subsidiary” means any corporation, limited partnership, limited liability company, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Borrower Entity.

“SVO” means the Securities Valuation Office of the NAIC.

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax Distribution” means distributions to the Equity Holder (from the Collection Account or otherwise) to the extent required to allow the Equity Holder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equity Holder in or with respect to any taxable year of the Equity Holder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equity Holder shall not exceed 110% of the amounts that the Borrower would have been required to distribute to the Equity Holder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Blackstone Asset Based Finance Representative in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment Effective Date” means August 28, 2025.

“Threshold Amount” means for any Credit Party, U.S.$1,000,000.

“Total Commitment” as of any date of determination means the aggregate amount of the Commitments on such date (including, for the avoidance of doubt, any Incremental Commitments made pursuant to Section 2.14), which as of the Closing Date is the Maximum Facility Amount. Upon the last day of the Commitment Period, the Total Commitment shall be reduced to zero.

“Transaction Account” means, collectively, the Covered Accounts and the LuxCo Accounts.

“Transaction Data Room” means a password-protected electronic data room established by the Borrower or the Collateral Manager on its behalf, access to which shall be available and provided at all times to the U.S. Collateral Agent, on behalf of the Secured Parties, the Lenders, the Administrative Agent and the Blackstone Asset Based Finance Representative.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the Commitment Reduction Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable Commitment Reduction Date to the Anticipated Repayment Date, provided, however, that if the period from the applicable Commitment Reduction Date to the Anticipated Repayment Date, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the Anticipated Repayment Date, except that if the period from the applicable Commitment Reduction Date to the Anticipated Repayment Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

“U.S. Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as U.S. collateral agent under this Agreement and any other Loan Document, and its successors in such capacity.

“U.S. Collateral Agent Fee” means the fee payable to the U.S. Collateral Agent (and the Collateral Administrator, U.S. Custodian and Document Custodian) in arrears on each Quarterly Payment Date in an amount specified in the U.S. Collateral Agent Fee Letter.

“U.S. Collateral Agent Fee Letter” means the fee letter dated on or prior to the Closing Date between U.S. Collateral Agent (or any of the other Bank Parties on its behalf) and the Borrower (or the Collateral Manager on its behalf) with respect to certain fees to be paid from time to time to the U.S. Collateral Agent (which fee letter may be combined with the fee letter of the other Bank Parties).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Custodian” has the meaning set forth in Section 8.4(a).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Underlying Instruments” means (a) the indenture, credit agreement or other agreement pursuant to which a Collateral Loan has been issued or created and (b) each other agreement that governs the terms of or secures the obligations represented by such Collateral Loan or of which the holders of such Collateral Loan are the beneficiaries, including any promissory notes.

“United States” or “U.S.” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

“Unsettled Amount” as of any date means the Dollar Equivalent as of such date of all amounts due in respect of all Unsettled Purchase Assets at such date.

“Unsettled Purchase Asset” means, as of any date, a Collateral Loan (other than a Qualifying Participation) that a Borrower Entity has entered into a binding commitment to acquire but has not yet settled.

~~“Unsettled Sale Asset” means, as of any date, a Collateral Loan that a Borrower Entity has entered into a binding commitment to sell but has not yet settled.~~

“Upfront Fee” is defined in Section 2.6.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Standard” means one or a combination of customary and usual valuation methodologies generally accepted in the pricing and valuation market to derive a fair assessment of the current “fair value” as specified below of a Collateral Loan and without regard to any compensation received from, or agency relationship with, any Person; provided that, such fair value shall be based on the most recent financial reporting and/or any other customary financial and other information with respect to such Collateral Loan including, without limitation, the following: (a) the financial performance of the Obligor of such Collateral Loan; (b) a fundamental analysis which may be based on discounted cash flow and a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector; and (c) the current market environment (e.g., quoted trading levels on the Collateral Loan (if available) and the relative trading levels and yields for debt instruments of comparable companies). For purposes of this definition, “fair value” is defined as the price that would be received when selling a Collateral Loan in an orderly transaction between market participants on the date of measuring such a value.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voluntary Commitment Reduction” and “Voluntary Commitment Reduction Notice” are defined in Section 2.7.

“Zero Coupon Loan” means a Collateral Loan that at the time of purchase does not by its terms provide for periodic payments of interest in Cash.

1.2 Accounting Terms and Determinations and UCC Terms.

(a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.

(b) Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

1.3 Assumptions and Calculations with respect to Collateral Loans.

The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars. All other calculations under this Agreement shall be in Dollars unless otherwise specified. For purposes of this Agreement, unless otherwise specified, calculations with respect to all amounts or assets received, held or required to be paid in a currency other than Dollars shall be made on the basis of the Dollar Equivalent thereof.

(b) Any portion of a Collateral Loan or other loan or security owned of record by a Borrower Entity that has been assigned by a Borrower Entity to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.

(c) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(d) References in this Agreement to a Borrower Entity’s “purchase” or “acquisition” of a Collateral Loan include references to such Borrower Entity’s making, origination, entering into, receiving by contribution or otherwise acquiring such Collateral Loan. Portions of the same Collateral Loan acquired or originated by a Borrower Entity on different dates (whether through purchase, receipt by contribution or the making or origination thereof) will, for purposes of determining the purchase price, and Initial Agreed Price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average of any such amount for any particular Collateral Loan).

(e) For the purpose of calculating the Borrowing Base, the Concentration Limitations and the Facility LTV, the effect of the acquisition or disposition of Collateral Loans shall be calculated on a trade date (and not settlement date) basis; provided that if any such Collateral Loan remains an Unsettled Purchase Asset for more than 60 days, then the value for such Unsettled Purchase Asset may be adjusted and {determined by the Blackstone Asset Based Finance Representative }in its sole commercially reasonable discretion (which value may be zero).

(~~e~~ f) To the extent of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth therein, the Collateral Administrator shall be entitled to request direction from the Collateral Manager (which shall be subject to confirmation by the Blackstone Asset Based Finance Representative) as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the U.S. Collateral Agent, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

1.4 Cross-References; References to Agreements; Interpretive Provisions.

“Herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition. Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents. Whenever reference is made herein to “knowledge” or being “informed” (or any similar term) with respect to any Credit Party, it shall mean the actual knowledge of an Authorized Officer of such Credit Party unless otherwise specified.

1.5 Reference to Secured Parties.

In each case herein where any payment or distribution is to be made or notice is to be given to the “Secured Parties”, such payments and distributions in respect of the Lenders shall be made to the U.S. Collateral Agent and such notice in respect of the Lenders shall be made to the Administrative Agent.

1.6 Specified Partnership-Related Provisions.

(a) Specified Partnership-related Definitions. The following terms have the respective meanings set forth below for purposes of this Section 1.6, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

“Specified LP Interests” means limited partnership interests in each Specified Partnership.

“Specified LP Percentage Share” means, with respect to a Specified Partnership at any time, the Borrower’s entitlement (expressed as a percentage), by virtue of its ownership of the related Specified LP Interest, in and to distributions from such Specified Partnership at such time.

“Specified Partnership” means a limited partnership for which HPS GP, LLC or one of its affiliates is the sole general partner, for which the Borrower and one or more of other funds managed or advised by the Collateral Manager or its Affiliates are the sole limited partners, and that is formed for the principal purpose of holding one or more Collateral Loans.

“Specified Partnership LPA” means, as to any Specified Partnership, the partnership agreement of such Specified Partnership.

“Specified Partnership Holding Criteria” means, with respect to any Specified Partnership, the following criteria:

(a) the aggregate amount of funds used by the Borrower to acquire the Specified LP Interests in such Specified Partnership, together with the aggregate amount of additional capital contributions made or committed to be made by the Borrower to such Specified Partnership in connection with the acquisition of the related Collateral Loans, shall not exceed the aggregate amount agreed from time to time by the Borrower and the Blackstone Asset Based Finance Representative (in the sole and absolute discretion of the Blackstone Asset Based Finance Representative); provided that, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may make capital contributions to such Specified Partnership, solely out of amounts on deposit in the Collection Account that can then be used to cover Administrative Expenses, to pay the related Specified LP Percentage Share of any expenses incurred by such Specified Partnership in the ordinary course of business without the consent of the Blackstone Asset Based Finance Representative;

(b) the Borrower shall at all times hold not less than the percentage of the limited partnership interests in such Specified Partnership consented to by the Blackstone Asset Based

Finance Representative in its sole and absolute discretion at the time such Specified LP Interests are acquired by the Borrower; and all partnership interests held by the Borrower in a Specified Partnership shall be in the form of the Specified LP Interests;

(c) the sole assets owned by such Specified Partnership shall be:

(1) Collateral Loans, the acquisition of which shall be subject to the terms and conditions set forth in this Agreement as if the Borrower had acquired such Collateral Loans directly;

(2) Eligible Investments;

(3) one or more bank accounts maintained with U.S. Bank National Association or any Affiliate thereof in which proceeds of the related Collateral Loans and Eligible Investments are held pending distribution to the partners of such Specified Partnership; and

(4) other assets incidental to the foregoing;

(d) all other partners of such Specified Partnership shall have fully funded their respective ratable capital contributions to such Specified Partnership, and no additional general or limited partners shall be admitted to such Specified Partnership unless such additional general or limited partner shall have fully funded its ratable capital contribution to such Specified Partnership;

(e) such Specified Partnership shall incur no indebtedness; enter into no hedging transactions; and shall have no other liabilities (other than those other liabilities that may arise out of and be incidental to its ownership of the assets referred to in clause above);

(f) such Specified Partnership shall not grant or suffer to exist any Liens on any of its properties at any time other than Permitted Liens;

(g) if the general partner of such Specified Partnership delegates any of its power and authority with respect to such Specified Partnership to HPS Investment Partners, LLC under the relevant Specified Partnership LPA, then HPS Investment Partners, LLC shall perform the duties so delegated to it with a standard of care substantially similar to that set forth in the Collateral Management Agreement;

(h) the Specified Partnership LPA for such Specified Partnership shall provide for (or the Borrower shall have delivered to the Blackstone Asset Based Finance Representative evidence, in form and substance satisfactory to the Lenders, that each of the general partner and manager of such Specified Partnership shall have committed to the distribution of proceeds of the assets owned by such Specified Partnership to its partners substantially contemporaneously with such Specified Partnership’s receipt thereof), subject in each case to applicable law;

(i) such Specified Partnership LPA shall contain a compulsory redemption provision (each, a “Compulsory Redemption Provision”) providing that, upon an Event of Default hereunder and acceleration of the Loans in accordance with the terms hereof, the general partner of such Specified Partnership shall immediately compulsorily redeem the Borrower’s interest in such Specified Partnership in-kind in exchange for the transfer to the Borrower of its pro-rata share of the net assets of such Specified Partnership;

(j) except for capital contributions to such Specified Partnership permitted under clause (a) above, the Borrower shall not at any time agree to make capital contributions to such Specified Partnership or acquire any other interests in such Specified Partnership (whether under the related Specified Partnership LPA or otherwise);

(k) the Borrower will not at any time agree with such Specified Partnership, the general partner of such Specified Partnership or any other partner of such Specified Partnership (whether under the related Specified Partnership LPA or otherwise) to allocate profits and losses attributable to investments of such Specified Partnership, other than allocations in equal proportion to their respective investments therein;

(l) the Borrower shall not give any consent in respect of any of the matters for which the consent of the Borrower would be required under the Specified Partnership LPA for such Specified Partnership without, in each case, the prior written consent of the Blackstone Asset Based Finance Representative;

(m) the following (together, the “Specified Partnership Documents”) with respect to such Specified Partnership shall constitute part of the Diligence Information (to be provided to the Blackstone Asset Based Finance Representative and the Lenders) and custody documents (to be provided to the U.S. Collateral Agent or the Document Custodian, as applicable) in connection with the acquisition by the Borrower of the related Specified LP Interests:

(1) an executed copy of the related Specified Partnership LPA, as amended, modified, supplemented or waived;

(2) an executed copy of the Specified Partnership management agreement, as amended, modified, supplemented or waived;

(3) executed copies of any documents and agreements, and any required notices related thereto, as the Lenders may request in order for the U.S. Collateral Agent have a perfected security interest in the Specified LP Interests;

(4) not less than one original (or in the event such original is not readily available to the relevant Borrower Entity an executed electronic copy thereof) instrument of transfer of the Specified LP Interests for such Specified Partnership, duly executed in blank by the Borrower, which would be effective to transfer ownership of the related Specified LP Interests (or specified portions thereof) under the terms of the relevant Specified Partnership LPA and under applicable law (each, an “Escrowed LP Interest Transfer Document”); provided, that in the event only a copy of such Escrowed LP Interest Transfer Document has been so delivered, the original thereof shall be so delivered within a reasonable period of time following Blackstone Asset Based Finance Representative’s reasonable request therefor;

(5) satisfactory UCC lien, tax and judgment and bankruptcy search results in respect of such Specified Partnership and the general partner thereof;

(6) opinions of counsel in the jurisdiction of organization of such Specified Partnership and New York counsel to such Specified Partnership and its general partner dated on or around the date of such acquisition, given by Dechert LLP, and/or other counsel reasonably satisfactory to the Blackstone Asset Based Finance Representative, covering substantially the same matters as those covered by the opinion provided by such firms on the Closing Date pursuant to Section 3.1 (to the extent applicable);

(7) a certificate executed by any officer, employee or agent of such Specified Partnership and its general partner who is authorized to act on behalf of each entity in matters related to and binding upon such Specified Partnership and such general partner, dated on or around the date of such acquisition, covering substantially the same matters as those covered by the officer’s certificate delivered by the Borrower and General Partner on the Closing Date pursuant to Section 3.1 (to the extent applicable) and such other matters as the Lenders may reasonably request;

(8) the following for each Specified Partnership (the “Full Pledge Documents” for such Specified Partnership):

(A) an executed account control agreement dated on or around the date of such acquisition, in form and substance satisfactory to the Lenders, between such Specified Partnership, the Securities Intermediary and the U.S. Collateral Agent covering such Specified Partnership’s bank accounts;

(B) a Guaranty and Security Agreement dated on or around the date of such acquisition, in form and substance satisfactory to the Lenders, executed by such Specified Partnership in favor of the U.S. Collateral Agent under which such Specified Partnership grants to the U.S. Collateral Agent a security interest in all of the assets of such Specified Partnership, together with all such other documents and agreements as the Lenders may request in order to have a perfected security interest in all such property, subject to no equal or prior liens;

(C) an executed copy of a power of attorney dated on or around the date of such acquisition, in form and substance satisfactory to the Lenders, executed by such Specified Partnership in favor of the U.S. Collateral Agent;

(D) Uniform Commercial Code financing statements naming the U.S. Collateral Agent as secured party and such Specified Partnership as debtor and describing such collateral or indicating that the collateral includes “all assets” or “all personal property” of such Specified Partnership (or a similar description) and evidence that such financing statements have been submitted to the relevant agency, with the file stamped financing statements to be delivered promptly upon receipt; and

(9) such other documents as the Lenders may reasonably require;

(n) neither such Specified Partnership nor the general partner of such Specified Partnership is at any time subject to registration under the Investment Company Act, and neither is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act;

(o) the execution, delivery and performance by such Specified Partnership and its general partner of the documents to which they are parties and the consummation of the transactions contemplated by such documents do not and will not (a) violate (1) in any material respect any provision of any law or any governmental rule or regulation applicable to them, (2) any of their respective organizational documents or of any organizational documents of any other limited partner or (3) in any material respect any order, judgment or decree of any court or other agency of government binding on any of them; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of their material contractual obligations; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of them (other than Permitted Liens); or (d) require any approval of members or partners or any approval or consent of any Person under any contractual obligation of any of them;

(p) neither such Specified Partnership nor its general partner is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect;

(q) such Specified Partnership and its general partner at all times comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties;

(r) neither such Specified Partnership nor its general partner consolidates or merges with or into any other Person or conveys or transfers its properties and assets substantially as an entirety to any Person;

(s) neither such Specified Partnership nor its general partner takes any action that could result in the substantive consolidation of such Specified Partnership or such general partner with any other Person;

(t) no event or circumstance has occurred and is continuing that would constitute an Event of Default under Section 6.1(d), (f), (g) or (k) if such Specified Partnership or its general partner were the Borrower hereunder; and

(u) all Specified Partnership Documents shall have been posted to the Transaction Data Room and the Rating Condition shall be satisfied with respect to such Specified Partnership Documents.

(b) Deemed Look-Through of Collateral Loans Held by Specified Partnerships; Etc. Subject to the satisfaction of the Specified Partnership Holding Criteria, for purposes of this Agreement and the other Loan Documents (including for purposes of compliance with the Concentration Limitations), the Collateral Portfolio will be deemed to include the applicable Specified LP Percentage Share of each Collateral Loan and Eligible Investment owned by the Specified Partnerships as if each were owned by the Borrower directly.

In connection with the foregoing, the Borrower shall provide the Collateral Administrator and the Blackstone Asset Based Finance Representative with any information in its possession regarding each Collateral Loan and Eligible Investment owned by the Specified Partnerships as may be necessary for purposes of the preparation of each Collateral Report or other report or calculation required by this Agreement or the Collateral Administration Agreement; provided that, upon the request of the Collateral Administrator or the Blackstone Asset Based Finance Representative, each Borrower shall use commercially reasonable efforts to obtain any information not in its possession for purposes of the preparation of reports or calculations hereunder. Without limiting the foregoing, the Borrower shall promptly notify the Blackstone Asset Based Finance Representative in writing upon the Borrower becoming aware of any violation of the Specified Partnership Holding Criteria, including the incurrence of, or assertion by any relevant taxing authority of, any tax liabilities against such Specified Partnership or its general partnership or the incurrence by any Specified Partnership (or its general partnership) of any other liabilities or Liens.

Upon receipt by the Borrower (or the U.S. Collateral Agent on its behalf) of any proceeds in respect of each Collateral Loan owned by a Specified Partnership, the Borrower shall provide prompt written notice to the U.S. Collateral Agent (with a copy to the Collateral Administrator) of the treatment of such proceeds as Interest Proceeds or Principal Proceeds under this Agreement, together with any other reasonably requested information necessary for the acceptance of such proceeds and application thereof pursuant to this Agreement.

Each Specified Partnership shall be entitled to engage U.S. Bank National Association as its custodian for purposes of the Specified Partnership Collateral Loans owned by such Specified Partnership (including, without limitation, in connection with the establishment of any custody accounts for such Specified Partnership). For the avoidance of doubt, no fees, expenses or indemnities payable to U.S. Bank National Association by the Specified Partnerships shall constitute Administrative Expenses hereunder or otherwise be payable by any Credit Party hereunder unless in the case of any Specified Partnership Full Pledge Documents shall have been delivered with respect to such Specified Partnership (and, in such case, such amounts shall be treated as Administrative Expenses).

(c) Other Provisions. Solely for purposes of calculations and other determinations hereunder:

(1) Each Specified Partnership shall constitute a “Borrower Entity”.

(2) Each Loan Obligation held by a Specified Partnership (each, a “Specified Partnership Collateral Loan”) shall be deemed to be a “Collateral Loan” hereunder.

(3) The Principal Balance of each Specified Partnership Collateral Loan at any time shall be equal to the Principal Balance thereof (determined without application of this clause (3)) multiplied by the applicable Specified LP Percentage Share as in effect at such time.

(4) If at any time any of the Specified Partnership Holding Criteria with respect to a Specified Partnership are not satisfied, then (x) the Advance Rate of each Specified Partnership Collateral Loan held by such Specified Partnership shall be zero and (y) a Revaluation Event shall be deemed to have occurred with respect to each such Specified Partnership Collateral Loan.

(5) Without limiting anything in the definition of “Agreed Price”, the Agreed Price for each Specified Partnership Collateral Loan at any time may be reduced by the maximum amount of any actual or reasonably anticipated tax liabilities owing, or that could become owing, by the related Specified Partnership at such time (as the Blackstone Asset Based Finance Representative may determine, but only if and to the extent supported by advice of reputable tax counsel).

(d) Termination. If at any time the Borrower certifies to the Blackstone Asset Based Finance Representative that any Specified Partnership no longer holds any Collateral Loans or other material assets included in the Borrowing Base hereunder, then the Specified Partnership Holding Criteria may no longer be satisfied with respect to such Specified Partnership, any Full Pledge Documents with respect to such Specified Partnership may be terminated, such Specified Partnership shall no longer be subject to any of the provisions hereunder and under the other Loan Documents and, for the avoidance of doubt, such entity shall no longer constitute a “Specified Partnership” or a Credit Party hereunder.

1.7 Luxembourg law terms.

Notwithstanding any other provision of this to the contrary, in this Agreement where it relates to the Investment Subsidiary or to any obligor which is organised under the laws of Luxembourg, a reference to:

(a) a receiver, administrator or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(b) a suspension of payments, winding-up, dissolution, administration, reorganisation, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Council Regulation (EC) N° 848/2015 of 20 May 2015 on insolvency proceedings (recast) (the “EU Insolvency Regulation”) (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiements) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the Luxembourg Company Law;

(c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit);

(e) a “set-off” includes, for purposes of Luxembourg law, legal set-off;

(f) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code;

(g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés), if available; and

(h) a “director” or a “manager” means an “administrator” or a “gérant”.

1.8 Benchmark Replacement

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the Benchmark Replacement for Loans will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Requisite Lenders with respect to the Loans.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Blackstone Asset Based Finance Representative will have the right, subject to the consent rights of the Borrower pursuant to the definition of “Benchmark Replacement Conforming Changes”, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (and the Lenders hereby (A) authorize and direct the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative) to execute and deliver any such amendment and (B) acknowledge and agree that the Administrative Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of the Administrative Agent in executing and delivering any such amendment). No such Benchmark Replacement Conforming Changes may adversely impact the Administrative Agent without its written consent.

(c) Notices; Standards for Decisions and Determinations. The Blackstone Asset Based Finance Representative will promptly notify the Borrower, the Administrative Agent, the U.S. Collateral Agent and the Lenders of (i) a Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Blackstone Asset Based Finance Representative or, if applicable, any Lender pursuant to this Section 1.8, including any determination with respect to a tenor, rate or adjustment of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.8.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Blackstone Asset Based Finance Representative in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Blackstone Asset Based Finance Representative may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Blackstone Asset Based Finance Representative) may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period that would bear interest by reference to such Benchmark or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(f) Administrative Agent and U.S. Collateral Agent Not Liable. The Administrative Agent and the U.S. Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR (or any other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as directed by the Blackstone Asset Based Finance Representative), any termination date relating to the Term SOFR or a Benchmark Transition Event or Benchmark Replacement Date, (ii) to select determine or designate any alternative rate, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or any other modifier to any alternative rate or (iv) to determine whether or what Benchmark Replacement Conforming Changes or other alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent and the U.S. Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR (or any other applicable Benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of the Blackstone Asset Based Finance Representative or any Lender in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Administrative Agent and the U.S. Collateral Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission of any alternate replacement index to Term SOFR, including without limitation, whether the composition or characteristics of any such alternate replacement index to Term SOFR will be similar to, or produce the same value or economic equivalence of, Term SOFR or have the same volume or liquidity as did Term SOFR prior to its discontinuance or unavailability. The Administrative Agent and the U.S. Collateral Agent shall, in respect of any Calculation Date, have no liability for the application of Term SOFR as determined for the prior Interest Period if so required under the definition of Term SOFR. If the Administrative Agent or the U.S. Collateral Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Administrative Agent or the U.S. Collateral Agent, as applicable, may reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Blackstone Asset Based Finance Representative, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Benchmark, on which the Administrative Agent and the U.S. Collateral Agent shall be entitled to rely without liability. The Administrative Agent and the U.S. Collateral Agent shall be entitled to refrain from action pending receipt of such instruction.

Article II.  THE LOANS

2.1 The Commitments.

On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III. , each Lender severally agrees to make loans to the Borrower (each, a “Loan”) from time to time on any Business Day during the period from the Closing Date through the end of the Commitment Period, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Total Commitment as then in effect. Each such borrowing on any single day is referred to herein as a “Borrowing” and, collectively, as “Borrowings”.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Loans under this Section 2.1 and prepay Loans under Section 2.7.

2.2 Making of the Loans.

(a) If the Borrower desires to make a Borrowing under this Agreement it shall give the Agents a written notice in substantially the form set forth on Exhibit B hereto (each, a “Notice of Borrowing”), which Notice of Borrowing shall promptly be sent by the Administrative Agent to each applicable Lender, for such Borrowing not later than 1:00 p.m. (New York City time) at least six Business Days prior to the day of the requested Borrowing; provided that, with respect to a Borrowing occurring on the Closing Date, the Notice of Borrowing shall be (1) received by 6:30 p.m. (New York City time) on the Business Day immediately prior to the Closing Date, (2) dated the date the request for the related Borrowing is being made, (3) signed by an Authorized Officer of the Borrower, (4) otherwise be appropriately completed (including an indication by the Borrower of the Loans proposed to be borrowed) and (5) irrevocable.

Each Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date the request for the related Borrowing is being made, signed by an Authorized Officer of the Borrower and otherwise be appropriately completed (including an indication by the Borrower of the Loans proposed to be borrowed). The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling during the Commitment Period.

The amount of the Borrowing requested in each Notice of Borrowing (the “Requested Amount”) shall be equal to at least $1,000,000 and integral multiples of $1,000 in excess thereof (or, if less, the remaining unfunded Commitments hereunder).

Each Notice of a Borrowing shall be revocable by the Borrower only if notice of such revocation is given to the Lenders and the Administrative Agent no later than 2:00 p.m. (New York City time) on the date that is one Business Day before the date of the related Borrowing. Notices of Borrowing shall otherwise be irrevocable.

(b) Each Lender shall, not later than 1:00 p.m. (New York City time) on each Borrowing Date in respect of the Loans to be made by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Borrower by disbursing such funds (in immediately available funds) in Dollars to the U.S. Collateral Agent.

(c) Unless the U.S. Collateral Agent has been notified that any applicable condition specified in Article III. or otherwise has not been satisfied, the U.S. Collateral Agent will make the funds so received from the Lenders available to the Borrower on the date of each Borrowing not later than 2:30 p.m. (New York City time) at the U.S. Collateral Agent’s address or by deposit to the Collection Account.

(d) Unless the Agents and the U.S. Collateral Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the U.S. Collateral Agent such Lender’s Percentage Share of such Borrowing, the Agents and the U.S. Collateral Agent may assume that such Lender has made such Percentage Share available to the U.S. Collateral Agent on the date of such Borrowing in accordance with Section 2.2(b) and the U.S. Collateral Agent may (but shall not be under any obligation to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such funds available to the U.S. Collateral Agent, such Lender and the Borrower severally agree to repay to the U.S. Collateral Agent forthwith upon demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the U.S. Collateral Agent, at (1) in the case of the Borrower, a rate per annum equal to the interest rate applicable to such Borrowing pursuant to Section 2.5 and (2) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the U.S. Collateral Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. The agreement of the Lenders to make Loans hereunder is several and not joint, and the failure of any Lender to make any Loan on a date of Borrowing hereunder shall not relieve any other Lender of any obligation hereunder to make a Loan on such date. Notwithstanding the foregoing and any other provision to the contrary contained herein, (A) if any Lender shall have failed to fund its Percentage Share of a previously requested Loan on the applicable date of Borrowing and the Borrower provides a new Notice of Borrowing as a result of such failure to fund, then, in each such case, if necessary to make such Borrowing, the Borrower shall be permitted a single additional Loan without regard to the minimum borrowing limit set forth herein; (B) under no circumstances shall the U.S. Collateral Agent be under any obligation to advance its owns funds hereunder; (C) to the extent any Lender, but not all of the Lenders, disburses its Percentage Share of the Requested Amount to the U.S. Collateral Agent pursuant to Section 2.2(b) above, the U.S. Collateral Agent may make such amount available to the Borrower pursuant to this Section 2.2(d) notwithstanding that it is not the full amount of the Requested Amount; and (D) the U.S. Collateral Agent shall notify the Borrower, the Blackstone Asset Based Finance Representative and the Administrative Agent if a Lender fails to disburse its Percentage Share of the Requested Amount but it shall not be under any obligation to take any action against any Lender that fails to so disburse its Percentage Share of the Requested Amount to U.S. Collateral Agent in accordance with Section 2.2(b).

2.3 Evidence of Indebtedness; Notes.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

(b) Subject to the Register in Section 12.5(f) which shall control in all cases, the entries maintained in the accounts maintained pursuant to clause (a) of this Section 2.3 shall be prima facie evidence of the existence and amounts of the Loans therein recorded, absent manifest error; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(c) Any Lender may request that its Loans to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and its registered assigns and otherwise appropriately completed. Thereafter, to the extent reflected in the Register, the Loans of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section

12.5) be represented by one or more Notes payable to such Lender and its registered assigns, except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clause (a) of this Section 2.3. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Borrower promptly (but no more than 10 Business Days) following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

2.4 Maturity of Loans.

Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable, on the Stated Maturity.

2.5 Interest Rates.

(a) Each Loan shall bear interest on the unpaid principal amount thereof, for each day such Loan is outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto. The Loans shall be SOFR Loans except as otherwise provided in this Agreement, including, without limitation, in the proviso to the definition of “Applicable Rate” and Sections 11.1 and 11.2. Such interest shall be payable for each Interest Period on the Quarterly Payment Date immediately following the end of such Interest Period.

(b) In the event that, and for so long as, an Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest for each day at the annual rate (the “Post- Default Rate” for such Loan) equal to the sum of (1) the Applicable Rate for such Loan for such day plus (2) two percentage points.

(c) The Administrative Agent shall determine (i) each interest rate applicable to the Loans hereunder for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions and (ii) the fees set forth in Section 2.6 below (other than fees for the Bank Parties), and shall provide notice thereof to the Collateral Administrator. The Administrative Agent shall, at the request of the Borrower, the U.S. Collateral Agent or any Lender, deliver to the Borrower, the U.S. Collateral Agent or such Lender, as the case may be, a statement showing the quotations and demonstrating the calculations used by the Administrative Agent in determining any interest rate pursuant to this Section 2.5.

2.6 Fees, Etc.

(a) Agent Fees. The Borrower has agreed to pay to the Agents such fees (the “Agent Fees”), in the amounts and on the dates, as are set forth in the Agent Fee Letters.

(b) Upfront Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date, a fee (the “Upfront Fee”) in the amount set forth in the Fee Letter as the “Upfront Fee”. Such Upfront Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c) Agency Fee. The Borrower shall pay to the Lenders, on each Quarterly Payment Date, a fee (the “Agency Fee”) in the amount set forth in the Agency Fee Letter as the “Agency Fee”. Such Agency Fee will be in all respects fully earned, due and payable on each Quarterly Payment Date and non-refundable and non-creditable thereafter.

(~~c~~ d) Minimum Utilization Payments. The Borrower shall pay to the Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, a minimum utilization fee (the “Minimum Utilization Fee”) accruing for each day during each Accrual Period during the period from the six-month anniversary of the Closing Date to the last day of the Commitment Period at a per annum rate equal to the Minimum Utilization Fee Rate on an amount equal to the excess (if any) of:

(1) the product of the Minimum Utilization Percentage and the Maximum Facility Amount; minus

(2) the aggregate principal amount of the Loans outstanding on such day.

The Minimum Utilization Fee shall be payable quarterly in arrears on the Quarterly Payment Date immediately following each Accrual Period for which it accrues as provided in the Priority of Payments and shall be calculated by the Administrative Agent pursuant to Section 2.10. For the calculation of the Minimum Utilization Fee for the period beginning on the Third Amendment Effective Date and ending on the earlier of (i) the date on which the first Borrowing takes place following the Third Amendment Effective Date and (ii) the date which is 5 Business Days following the Third Amendment Effective Date, the Maximum Facility Amount shall be $750,000,000.

(~~d~~e) Fees Non-Refundable. All fees set forth in this Section 2.6 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Lenders regardless of whether any Loans are actually made.

2.7 Reduction of Commitments; Prepayments.

(a) Reduction and Termination.

(1) Notwithstanding anything to the contrary contained herein, the Borrower may at any time, upon at least five Business Days’ written notice thereof (a “Voluntary Commitment Reduction Notice” and the related Commitment Reduction, a “Voluntary Commitment Reduction”) to the Administrative Agent, the Blackstone Asset Based Finance Representative, the U.S. Collateral Agent and KBRA, reduce the Total Commitments in whole or in part; provided that after giving effect to such Voluntary Commitment Reduction, the aggregate principal outstanding amount of the Loans shall not exceed the Total Commitments.

(2) The Total Commitment (and the Commitment of each Lender) shall be automatically reduced to zero at the close of business (New York City time) on the last day of the Commitment Period.

(3) The Commitments (and the Commitment of each Lender) once terminated or reduced may not be reinstated.

(4) In the event of a Voluntary Commitment Reduction (such date, the “Commitment Reduction Date”), the Borrower shall also pay (i) all outstanding Administrative Expenses owing to the Agents and (ii) to the U.S. Collateral Agent, for the ratable account of each of the applicable Lenders, (1) during the period from the Closing Date until the six-month anniversary of the Closing Date, the Make-Whole Amount on the entire amount of the Commitments then being reduced, and (2) at all times thereafter, if, after giving effect to such Voluntary Commitment Reduction, the Total Commitments of the Lenders are less than ~~$487,500,000~~60% of the Maximum Facility Amount (taking into account any Incremental Commitments made pursuant to Section 2.14) (as of the Third Amendment Effective Date, such amount is $510,000,000), the Make-Whole Amount on an amount equal to the lesser of: (x) the amount of such Commitment Reduction; and (y) the excess of ~~$487,500,000~~60% of the Maximum Facility Amount (taking into account any Incremental Commitments made pursuant to Section 2.14) (as of the Third Amendment Effective Date, such amount is $510,000,000) over the amount of the Total Commitments after giving effect to such Voluntary Commitment Reduction; provided that no Make-Whole Amount shall be due if such Commitment Reduction occurs after ~~July~~March 12, ~~2025~~2027 .

Upon receipt of a Voluntary Commitment Reduction Notice from the Borrower pursuant to Section 2.7(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of the related Voluntary Commitment Reduction.

(b) Voluntary Prepayments.

(1) The Loans shall be prepaid in whole or in part on each Quarterly Payment Date to the extent required in accordance with Article IX.

(2) Without limiting clause (1) above, the Loans may be prepaid in whole or in part on each Quarterly Payment Date at the Borrower’s election to the extent provided in Section 9.1(a)(i)(I). Each such prepayment of the Loans may be made with not less than three Business Days’ prior written notice thereof to the Agents and KBRA.

(3) Notwithstanding anything to the contrary contained herein, but subject to the requirement that no Default or Event of Default has occurred and is continuing or will result after giving effect thereto, the Borrower, may at any time during and after the Reinvestment Period, up to two times in any calendar month (or such additional amount as agreed to by the Blackstone Asset Based Finance Representative), upon at least three Business Days’ notice to the Blackstone Asset Based Finance Representative, Agents and KBRA, prepay without penalty or premium (other than as set forth in Section 2.7(a)(4)) all or any portion of the Loans then outstanding on any Business Day that is not a Quarterly Payment Date by paying the principal amount to be prepaid and any amounts due pursuant to Section 2.9. Prepayments of Loans pursuant to this Section 2.7(b)(3) shall not be subject to the Priority of Payments.

Each prepayment of any Loan by the Borrower pursuant to Section 2.7(b)(2) or (3) shall in each case be in a principal amount of at least $2,500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire outstanding principal amount of the Loans. If a notice of such prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Each notice of such prepayment under Section 2.7(b) shall be effective upon receipt and shall be dated the date such notice is being given, signed by an Authorized Officer of the Borrower and otherwise appropriately completed. Upon receipt of a notice of prepayment from the Borrower pursuant to Section 2.7(b), the Administrative Agent shall promptly notify each Lender and the Blackstone Asset Based Finance Representative of the contents thereof and of such Lender’s ratable share (if any) of such prepayment. Notices of prepayment shall thereafter be revocable by the Borrower no later than 10:00 a.m. (New York City time) three Business Days (in the case of prepayments under Section 2.7(b)(2)) or one Business Day (in the case of prepayments under Section 2.7(b)(3)) before the date set forth by the Borrower in the applicable notice of prepayment as the prepayment date. Upon the expiration of such time period, the notice of prepayment shall be irrevocable.

(c) Mandatory Prepayments. If at any time a Borrowing Base Deficiency exists, the Borrower shall, within three Business Days following written notice thereof from the Blackstone Asset Based Finance Representative or the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative) (a “Mandatory Prepayment Notice”), either (1) prepay the Loans in an aggregate amount necessary to eliminate such Borrowing Base Deficiency, and/or (2) deliver a Cure Notice in accordance with the immediately succeeding paragraph (and, in the case of this clause (2), the Borrower shall prepay the Loans in an aggregate amount necessary to eliminate such Borrowing Base Deficiency on or prior to the related Extended Mandatory Prepayment Date). Each mandatory prepayment of Loans under this Section 2.7(c) is referred to as a “Mandatory Prepayment”. Mandatory Prepayments of Loans pursuant to this Section 2.7(c) shall not be subject to the Priority of Payments. Upon delivery of a Mandatory Prepayment Notice to the Borrower pursuant to this Section 2.7(c), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment.

If the Borrower requires additional capital in order to fund a Mandatory Prepayment or any additional amounts payable in connection therewith, the Borrower shall, within three Business Days of such Mandatory Prepayment Notice, (i) notify the Administrative Agent of the amount of such additional capital required in order to fund a Mandatory Prepayment or any additional amounts payable in connection therewith, and (ii) deliver to the Administrative Agent a written report (a “Cure Notice”) that includes a feasible plan to timely cure such Borrowing Base Deficiency acceptable to the Blackstone Asset Based Finance Representative in its sole discretion, including evidence satisfactory to the Blackstone Asset Based Finance Representative that the Equity Holder expects to receive capital from investors in an amount sufficient to make such Mandatory Prepayment in full no later than the Extended Mandatory Prepayment Date (and such proceeds will be contributed by the Equity Holder to the Borrower)~~, and which plan shall give effect to all Unsettled Purchase Assets and Unsettled Sale Assets included in the Borrowing Base~~. Upon receipt of a Cure Notice, any Mandatory Prepayment shall not be considered due until the date (the related “Extended Mandatory Prepayment Date”) that is the earlier of (x) the fifth Business Day after the first day of the calendar month immediately following the date of such Mandatory Prepayment Notice and (y) the Business Day following the date upon which the Borrower has received capital in an amount sufficient to make such Mandatory Prepayment in full. The Borrower agrees to provide prompt notice to the Blackstone Asset Based Finance Representative if any component of the plan set forth in the Cure Notice fails to be completed, including any investor from which Borrower expects to receive capital rejecting or otherwise not agreeing to timely fund such capital.

(d) Application of Prepayments Generally. All prepayments of the Loans shall be applied to the outstanding principal amount of the Loans of each applicable Lender on a pro rata basis.

2.8 General Provisions as to Payments.

(a) The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, neither Agent shall be responsible for the failure of any Lender to make any Loan, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(b) Except as otherwise provided in Section 2.7(c), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, interest on, or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the U.S. Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the U.S. Collateral Agent for the account of the Person entitled thereto. All amounts payable under this Agreement to the Lenders shall be paid to the Administrative Agent on their behalf. Except as provided in Section 11.4, all payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available in New York City, to the U.S. Collateral Agent at its address referred to in Section 12.1. All payments hereunder or under the other Loan Documents to the U.S. Collateral Agent shall be made not later than 2:00 p.m. (New York City time) on the date when due.

(c) The U.S. Collateral Agent will promptly distribute to each Lender its Percentage Share, if any, of each payment received hereunder by the U.S. Collateral Agent for the account of the Lenders without setoff or counterclaim. Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.9 Funding Losses.

If the Borrower makes any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date or if the Borrower fails to borrow any Loans after notice has been given to any Lender in accordance with Section 2.2 and not revoked as permitted in this Agreement, then upon demand therefor from a Lender any resulting loss or expense reasonably incurred by it (including, without limitation, (a) in the case of any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, the amount, if any, by which (1) the reasonable losses, costs and expenses (including those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan being repaid, but excluding in any event the loss of anticipated profits) sustained by such Lender exceed (2) the income, if any, received by such Lender from such Lender’s investment of the proceeds of such prepayment or (b) in the case of any failure to borrow, the amount, if any, by which (1) any losses (excluding loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of the Borrowing requested in such Notice of Borrowing when such Loan, as a result of such failure, is not made on such date exceed (2) the income, if any, received by such Lender from such Lender’s investment of funds acquired by such Lender to fund the Loan to be made as part of such Borrowing, but in the case of any such payment during the Commitment Period or failure to borrow, taking into account the amount of any fee and, if applicable, Minimum Utilization Fee received or to be received by such Lender on the amount so prepaid or not borrowed), shall constitute Increased Costs payable by the Borrower on the next Quarterly Payment Date pursuant to the Priority of Payments.

2.10 Computation of Interest and Fees.

Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All amounts payable hereunder shall be paid in Dollars.

2.11 No Cancellation of Indebtedness.

Notwithstanding anything to the contrary herein, no Loan may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein or as otherwise expressly provided herein.

2.12 Loans Held by Borrower Affiliated Lenders.

Notwithstanding anything to the contrary herein, any Loans or Commitments held by (a) any Borrower Affiliated Lender and (b) with respect to Sections 6.2 and 6.3(b), any Borrower Affiliated Lender and any Lender that is an investor in the Equity Holder, in each case, shall be disregarded and deemed not to be outstanding in determining whether Lenders constituting the requisite outstanding amount of Loans and Commitments have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including, for the avoidance of doubt in connection with any amendment pursuant to Section 12.4).

2.13 Extensions.

At any time during the Reinvestment Period, so long as (x) no Event of Default has occurred and is continuing and (y) the Rating Condition shall be satisfied prior to such extension, upon not less than 10 Business Days’ written notice (or such shorter notice period to which the Blackstone Asset Based Finance Representative may agree in its reasonable discretion) to the Administrative Agent and the Blackstone Asset Based Finance Representative (an “Extension Request”), the Borrower may request that the Lenders extend:

(1) the Scheduled Reinvestment Period End Date by up to one year (to no later than the 48th month following the Closing Date); and

(2) accordingly, to extend the Commitment Period, to postpone the first day of the Amortization Period and to postpone the Anticipated Repayment Date by the same period.

Upon receipt of any such Extension Request, the Administrative Agent will promptly notify the Lenders thereof. If and only if each Lender agrees to the extension requested by the Borrower in such Extension Request (which each Lender may grant or withhold in its sole and absolute discretion), the Scheduled Reinvestment Period End Date shall be so extended and, accordingly, the Commitment Period shall be so extended, the first day of the Amortization Period shall be so postponed and the Anticipated Repayment Date shall be so postponed. The Administrative Agent shall provide KBRA with notice of any extension of the Scheduled Reinvestment Period End Date.

2.14 ~~[Reserved]~~Increase of Commitments; Additional Lenders.(a) At any time during the Reinvestment Period, the Borrower (or the Equity Holder on its behalf) may, upon not less than 10 Business Days’ written notice (or such shorter notice period to which the Blackstone Asset Based Finance Representative may agree in its reasonable discretion) to the Administrative Agent (which notice the Administrative Agent shall promptly deliver to each Lender) and the Blackstone Asset Based Finance Representative (an “Increase Request”), request to increase the Maximum Facility Amount and the Total Commitment through an increase in the Commitments (each, an “Incremental Commitment”) from one or more Lenders (which may include any existing Lender) willing to provide such Incremental Commitments, as the case may be, in their own discretion (which, for the avoidance of doubt, shall include customary credit and other internal approvals of any such Lender); provided that any Incremental Commitments are subject to the consent of the Blackstone Asset Based Finance Representative in its sole discretion; provided further that (i) each Lender providing an Incremental Commitment that is not an existing Lender shall be subject, to the extent the same would be required for an assignment under Section 12.5, to the approval of the Borrower and the Blackstone Asset Based Finance Representative, (ii) the Blackstone Asset Based Finance Entities that are Lenders at such time shall be afforded a customary right of first offer (to accept directly or through any Affiliate) with respect to any Incremental Commitments according to such Lenders’ Percentage Share of such Incremental Commitments, and (iii) the Incremental Commitments shall not exceed $400,000,000 in the aggregate at any time outstanding. For the avoidance of doubt, no Lender shall be obligated to provide any portion of any Incremental Commitment. Each Increase Request shall set forth:

(1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining incremental amount), and

(2) the date on which such Incremental Commitments are requested to become effective.

(b) The Borrower and each participating Lender shall execute and deliver to the Administrative Agent and the Blackstone Asset Based Finance Representative an amendment to this Agreement (an “Incremental Amendment”) and such other documentation as the Blackstone Asset Based Finance Representative and the Administrative Agent shall reasonably require to evidence the Incremental Commitment of such Lender. Each Incremental Commitment shall have the same terms as the then-existing Commitments (excluding upfront fees and customary arranger fees or similar fees) and shall be issued pursuant to the Loan Documents. Each party hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby. Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.14 unless on the date of such effectiveness,

(1) the Equity Amount is not less than the Minimum Equity Amount;

(2) the Borrowing Base Test is satisfied both immediately before and immediately after giving effect to such Incremental Commitments;

(3) no Cash Diversion Event shall have occurred and then be continuing;

(4) no Default shall have occurred and be continuing both immediately before and after giving effect to such Incremental Commitments;

(5) the representations and warranties of the Credit Parties contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Incremental Commitments (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both immediately before and after giving effect thereto.

(6) the Blackstone Asset Based Finance Representative shall have received customary board resolutions and other customary closing certificates and documentation as reasonably required by the relevant Incremental Amendment and such additional customary documents and filings; and

(7) the Rating Condition shall be satisfied immediately prior to the effectiveness of such increase.

2.15 Erroneous Payments

(a) If the Administrative Agent or U.S. Collateral Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent or the U.S. Collateral Agent, as applicable has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or the U.S. Collateral Agent or any of their respective Affiliates, as applicable, were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the U.S. Collateral Agent, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, or the U.S. Collateral Agent, as applicable, and such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than seven Business Days thereafter, return to the Administrative Agent or the U.S. Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the U.S. Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the U.S. Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the U.S. Collateral Agent, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent or the U.S. Collateral Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent or the U.S. Collateral Agent (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the U.S. Collateral Agent (or any of their respective Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent or the U.S. Collateral Agent, as applicable, to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent or the U.S. Collateral Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or the U.S. Collateral Agent, as applicable, pursuant to this Section 2.15(b).

(c) Each Lender hereby authorizes the Administrative Agent or the U.S. Collateral Agent, as applicable, to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent or the U.S. Collateral Agent, as applicable, to such Lender from any source, against any amount due to the Administrative Agent or the U.S. Collateral Agent, as applicable, under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or the U.S. Collateral Agent, as applicable, for any reason, after demand therefor by the Administrative Agent or the U.S. Collateral Agent, as applicable, in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s or the U.S. Collateral Agent’s, as applicable, notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent or the U.S. Collateral Agent, as applicable, may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent or the U.S. Collateral Agent, as applicable, in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption as to which the Administrative Agent or the U.S. Collateral Agent, as applicable, and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent or the U.S. Collateral Agent, as applicable,, (ii) the Administrative Agent or the U.S. Collateral Agent, as applicable, as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent or the U.S. Collateral Agent, as applicable, as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent or the U.S. Collateral Agent, as applicable, may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent or the U.S. Collateral Agent, as applicable, may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous

Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent or the U.S. Collateral Agent, as applicable, shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent or the U.S. Collateral Agent, as applicable, has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent or the U.S. Collateral Agent, as applicable, may be equitably subrogated, the Administrative Agent or the U.S. Collateral Agent, as applicable, shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received from the Borrower or any other related party in repayment of the Obligations.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the U.S. Collateral Agent, as applicable, for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or the U.S. Collateral Agent, as applicable,, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article III.  CONDITIONS TO BORROWINGS

3.1 Effectiveness of Commitments.

The effectiveness of the Commitments shall occur when each of the following conditions is satisfied (or waived by the Administrative Agent, acting at the direction of the Blackstone Asset Based Finance Representative, on behalf of each Lender with notice to KBRA), each document to be dated the Closing Date (unless otherwise indicated) is delivered to the relevant Persons indicated below, and each document and other condition or evidence described below is in form and substance reasonably satisfactory to the each Lender:

(a) The Agents and Lenders shall have received counterparts of (1) this Agreement duly executed and delivered by all of the parties hereto and (2) each of the other Loan Documents executed and delivered by all of the parties thereto.

(b) The Administrative Agent and Lenders shall have received (1) proper financing statements (which shall be duly filed on or within five Business Days after the Closing Date), and the Credit Parties hereby consent to such filing by the Blackstone Asset Based Finance Representative (or its counsel), under the UCC for all jurisdictions that the Lenders deem necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (2) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Credit Parties or any other transferor of the Collateral. A copy of each financing statement described in preceding clause (1) of this paragraph shall simultaneously be provided to the U.S. Collateral Agent and the Administrative Agent.

(c) The Agents and the Lenders shall have received legal opinions (addressed to each of the Secured Parties and KBRA) from (1) Dechert LLP, special New York counsel to the Credit Parties and the Collateral Manager (including as to true sale and non-consolidation) and (2) Nixon Peabody LLP, counsel to the U.S. Collateral Agent and Collateral Administrator, each covering such matters as the Lenders and their respective counsel shall reasonably request.

(d) The Lenders and their respective counsel shall have received evidence reasonably satisfactory to them that (1) all of the Covered Accounts have been established, (2) the Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect and (3) all amounts required to be deposited in any of the Covered Accounts as of the Closing Date pursuant to Section 8.3 shall have been so deposited.

(e) The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent and Blackstone Asset Based Finance Representative, (i) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Loans, which shall be at least “A (sf)”, and (ii) the related Private Rating Rationale Report with respect to such Debt Rating;

(f) The Borrower shall have paid (1) all reasonable and documented fees and expenses of the Agents, the Blackstone Asset Based Finance Representative, the Rating Agency, respective legal counsel and each other Person payable hereunder in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and (2) those fees and expenses that are payable on or before the Closing Date under the Fee Letter and Agent Fee Letter.

(g) The Lenders shall have received evidence satisfactory to them that (1) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the U.S. Collateral Agent on the Closing Date, and of all of the Equity Holder’s right, title and interest in and to the Equity Holder Collateral pledged to the U.S. Collateral Agent on the Closing Date, shall be effective in all relevant jurisdictions and (2) the Collateral Agents (for the benefit of the Secured Parties) shall have a security interest in the Collateral, subject to completion of the filings referenced in clause (b) above.

(h) The Agents and the Lenders shall have received a certificate of an Authorized Officer of the Credit Parties (other than any Specified Partnership) and the Collateral Manager:

(1) to the effect that, as of the Closing Date (A) all conditions set forth in this Section 3.1 have been fulfilled (or waived pursuant to the terms hereof); (B) all representations and warranties of the Credit Parties and the Collateral Manager, as applicable, set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (C) no Default has occurred and is continuing; and

(2) certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors, managers or members approving this Agreement, the other Loan Documents to which it is or will be a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is or will be a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(i) The Agents and the Lenders shall have received a certificate of the Borrower certifying that the Borrower does not have outstanding Indebtedness (other than Permitted Indebtedness) as of the Closing Date, and is not at such time party to any interest rate hedging agreements or currency hedging agreements.

(j) The Lenders shall have received a secretary’s certificate from each Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.

(k) The Agents and the Lenders shall have received a certificate of an Authorized Officer of the Borrower (which certificate shall include a schedule, corresponding to Schedule A to this Agreement, listing the Collateral Loans owned by the Borrower on the Closing Date), to the effect that:

(1) in the case of each item of Collateral pledged to the U.S. Collateral Agent, on the Closing Date and immediately prior to the delivery thereof:

(A) subject to Permitted Liens, the Borrower has good and marketable title to such Borrower Collateral Loans free and clear of any liens, claims or encumbrances of any nature whatsoever except (1) for those that are being released on the Closing Date, (2) for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Loan prior to the Closing Date and owed by the Borrower to the seller of such Collateral Loan or (3) those Granted pursuant to the Loan Documents;

(B) the Borrower has acquired its ownership in such Collateral Loan, in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(C) Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral Loan (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens and interests Granted pursuant to the Loan Documents;

(D) the Borrower has full right to Grant a security interest in and assign and pledge such Collateral Loan to the U.S. Collateral Agent;

(E) the information set forth with respect to such Collateral Loan in Schedule A is correct in all material respects;

(F) subject to Permitted Liens, upon Grant by the Borrower and the taking of the relevant actions contemplated hereby, the U.S. Collateral Agent has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof; and

(G) each Collateral Loan that the Collateral Manager on behalf of the Borrower acquired or committed to acquire on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of “Collateral Loan” and “Eligible Collateral Loan Criteria”; and

(2) the Borrowing Base is at least $335,000,000, and a Borrowing in the principal amount of $100,000,000 has been requested under the Credit Agreement.

(l) The Blackstone Asset Based Finance Representative and the Lenders shall have received evidence reasonably satisfactory to them that each item of Collateral to be pledged to the U.S. Collateral Agent on the Closing Date (including any original promissory notes, Escrowed LP Interest Transfer Documents and word or pdf copies of the principal credit agreement for each Collateral Loan to be acquired or originated on the Closing Date, to the extent in the possession of the Borrower Entities) shall either have been delivered to the applicable Custodian or the Document Custodian, or made available in the Transaction Data Room, in each case in accordance with the terms of this Agreement.

(m) The Agents and the Lenders shall have received a certificate from an Authorized Officer of the Borrower to the effect that, as of the date thereof, to its knowledge after due inquiry:

(1) as of the Closing Date, there are no accrued and unpaid amounts of any kind owing by the Borrower to any Person (other than (x) amounts and obligations relating to the transactions permitted under this Agreement and the other Loan Documents and (y) any other de minimis amounts);

(2) as of the Closing Date, there are no contingent or unmatured obligations of any kind owing by the Borrower to any Person (other than (x) amounts and obligations relating to the transactions permitted under this Agreement and the other Loan Documents, (y) any other de minimis amounts, and (z) Contingent Obligations arising in the ordinary course under the Underlying Instruments);

(3) as of the Closing Date, no Person has any fixed or contingent rights to or other claims on the assets of the Borrower (other than any such rights or claims pursuant to this Agreement and the other Loan Documents and Contingent Obligations arising in the ordinary course under the Underlying Instruments);

(4) (A) there is no pending or threatened action, suit or proceeding affecting the Borrower or any of its properties before any court or other governmental authority or any arbitrator that could reasonably be expected to have a Material Adverse Effect; (B) the Borrower is not subject to any liability in respect of any action, suit or proceeding that has been adjudicated and decided prior to the Closing Date; and (C) the Borrower is not, as of the Closing Date, party to any litigation;

(5) the Borrower has not at any time been in violation of (A) any material term of its Constituent Documents, (B) any domestic or foreign law, including, without limitation, any statute, legislation or treaty, any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any governmental authority, in each case, applicable to it or any of its property or assets to the extent any such violation could reasonably be expected to have a Material Adverse Effect, or (C) any material term of any contractual obligation binding on or otherwise affecting it or any of its properties unless such violation has been cured or waived or is no longer in effect; and

(6) as of the Closing Date, none of the assets of the Borrower consist of Defaulted Loans.

(n) With respect to each Specified Partnership Collateral Loan in the Collateral Portfolio on the Closing Date, the Blackstone Asset Based Finance Representative shall have received evidence satisfactory to it in its sole and absolute discretion that the Specified Partnership Holding Criteria with respect thereto shall be satisfied.

(o) Each Collateral Loan, taking into consideration each of the other Collateral Loans in the Collateral Portfolio but without regard to any other economic benefit which may be derived by any Person that is not a Borrower Entity as a result of such Borrower Entity’s acquisition of such obligation, satisfies the Collateral Manager’s standards, policies and procedures for investments (including the standards set forth in the Collateral Management Agreement).

(p) All legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to the Borrower, the Agents, the Lenders and their respective counsel.

(q) The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and without herein imposing or implying any duty on the part of any Agent to make any such request).

3.2 Borrowings.

The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver by the Agents and the Lenders pursuant to Section 12.4) of each of the following conditions:

(a) In the case of the initial Borrowing hereunder, the conditions precedent set forth in Section 3.1 shall have been fully satisfied on or prior to the Closing Date (or waived pursuant to the terms hereof).

(b) The Administrative Agent and the Blackstone Asset Based Finance Representative shall have received a Notice of Borrowing as required by Section 2.2, which shall include the Borrower’s certification that the conditions set forth in clause (c) through clause (g) below are met in connection with such Borrowing.

(c) Immediately after such Borrowing:

(1) the aggregate principal amount of the Loans shall not exceed the Total Commitment as in effect on such Borrowing Date;

(2) the Equity Amount is not less than the Minimum Equity Amount;

(3) the Borrowing Base Test is satisfied on such Borrowing Date; and

(4) no Cash Diversion Event shall have occurred and then be continuing.

(d) No Default shall have occurred and be continuing both immediately before and after giving effect to the making of such Loans.

(e) The representations and warranties of the Credit Parties contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both immediately before and after giving effect to the making of such Loans.

(f) No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no material litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower after due internal inquiry, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions among the Borrower, the Collateral Manager, the Lenders and the Agents contemplated by this Agreement.

(g) Each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Collateral Manager (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the rights, remedies and interests of any of the Lenders under the Loan Documents).

3.3 Addition of Investment Subsidiaries.

The Borrower may add Investment Subsidiaries to this Agreement from time to time, subject to when each of the following conditions is satisfied (or waived by the Administrative Agent, acting at the direction of the Blackstone Asset Based Finance Representative, on behalf of each Lender with notice to KBRA), such date, (the “Investment Subsidiary Joinder Date”), each document to be dated on the applicable Investment Subsidiary Joinder Date (unless otherwise indicated) is delivered to the relevant Persons indicated below, and each document and other condition or evidence described below is in form and substance reasonably satisfactory to the each Lender:

(a) The Agents and Lenders shall have received counterparts of each of the Loan Documents relating the addition of an Investment Subsidiary executed and delivered by all of the parties thereto (provided that Investment Subsidiary Account Pledge Agreement shall be required on the Investment Subsidiary Joinder Date only if the aggregate account balances in any of the Investment Subsidiary Local Accounts as of such date exceed €60,000).

(b) The Administrative Agent and Lenders shall have received (1) proper financing statements (which shall be duly filed on or within five Business Days after the Investment Subsidiary Joinder Date), and the Credit Parties hereby consent to such filing by the Blackstone Asset Based Finance Representative (or its counsel), under the UCC for all jurisdictions that the Lenders deem necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (2) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Credit Parties or any other transferor of the Collateral. A copy of each financing statement described in preceding clause (1) of this paragraph shall simultaneously be provided to the U.S. Collateral Agent and the Administrative Agent.

(c) The Agents and the Lenders shall have received legal opinions (addressed to each of the Secured Parties and KBRA) from (1) Dechert LLP, special New York counsel to the Credit Parties and the Collateral Manager, (2) Dechert (Luxembourg) LLP, Luxembourg special counsel to the Credit Parties and the Collateral Manager and (3) Ogier LLP, Luxembourg counsel to the Blackstone Asset Based Finance Representative; covering such matters as the Lenders and their respective counsel shall reasonably request.

(d) The Lenders and their respective counsel shall have received evidence reasonably satisfactory to them that (1) all of the LuxCo Accounts shall have been established and (2) the LuxCo Securities Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect.

(e) The Borrower shall have paid (1) all reasonable and documented fees and expenses of the Agents, the Blackstone Asset Based Finance Representative, the Rating Agency, respective legal counsel and each other Person payable hereunder in connection with the addition of any Investment Subsidiary and the preparation, execution and delivery of this Agreement and the other Loan Documents and (2) those fees and expenses that are payable on or before the Investment Subsidiary Joinder Date under the Fee Letter, the Agency Fee Letter and Agent Fee Letters.

(f) The Lenders shall have received evidence satisfactory to them that (1) the grant of security pursuant to the LuxCo Security Documents to the LuxCo Collateral Agent on the Investment Subsidiary Joinder Date shall be effective in all relevant jurisdictions, and all actions required thereunder in connection with such grant shall have been satisfied, and (2) the Collateral Agents (for the benefit of the Secured Parties) shall have a security interest in the Collateral, subject to completion of the filings referenced in clause (b) above.

(g) The Agents and the Lenders shall have received a certificate of an Authorized Officer of the Investment Subsidiary:

(1) to the effect that, as of the Investment Subsidiary Joinder Date (A) all conditions set forth in this Section 3.1 have been fulfilled (or waived pursuant to the terms hereof); (B) all representations and warranties of the Credit Parties and the Collateral Manager, as applicable, set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (C) no Default has occurred and is continuing;

(2) (A) appending copies of the Constituent Documents, (B) appending (x) a certificate of non-inscription of a judicial decision (certificat de non inscription de décision judiciaire) issued by the RCS and (y) an excerpt from the RCS, both dated no earlier than the date of this Agreement, or, if not available at that date, a notarial certificate (certificat de coutume) of good standing delivered by a notary dated no earlier than two Business Days old, (C) appending a copy of the resolutions of the board of managers approving the transaction contemplated by the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party and authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (D) confirming compliance of such obligor with the provisions of the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended, (E) confirming that the relevant obligor has not been declared bankrupt (en faillite), and no application has been made by the relevant obligor, the relevant manager or the board of managers in relation to, any declared bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the EU Insolvency Regulation, (F) confirming that, to the best of the knowledge of the relevant manager and the board of managers, no other person entitled has made any corporate action, legal proceedings or other procedure or step in connection with, nor has the relevant obligor or the board of managers been notified of, any bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the EU Insolvency Regulation, (G) confirming that the relevant obligor is not, on the date of the certificate and will not, as a result of the execution of the Loan Documents to which the relevant obligor is a party, be in a state of cessation of payments (cessation de paiements) and lose its creditworthiness (ébranlement de crédit), (H) confirming that borrowing or guaranteeing or securing, as appropriate, the total commitments would not cause any borrowing, guarantee, security or similar limit binding on the relevant obligor to be exceeded, (I) certifying that each copy document relating to it provided under the officer certificate is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; (J) such other documents as the Blackstone Asset Based Finance Representative may reasonably request; and (K) attaching copies of the shareholder register pertaining to the Investment Subsidiary, evidencing the registration of the pledges created pursuant to the Investment Subsidiary Luxembourg Share and Receivables Pledge Agreement.

(h) The Agents and the Lenders shall have received a certificate of the Borrower certifying that the Investment Subsidiary does not have outstanding Indebtedness (other than Permitted Indebtedness) as of the Investment Subsidiary Date, and is not at such time party to any interest rate hedging agreements or currency hedging agreements.

(i) The Agents and the Lenders shall have received from any Investment Subsidiary either (1) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction over the Investment Subsidiary, together with an opinion of counsel of such Investment Subsidiary, as applicable, that no other authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby, or (2) an opinion of counsel of such Investment Subsidiary that no such authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby except as have been given.

(j) The Agents and the Lenders shall have received a certificate of an Authorized Officer of the Borrower (which certificate shall include a schedule, corresponding to Schedule A to this Agreement, listing the Collateral Loans owned by the Investment Subsidiary on the Investment Subsidiary Joinder), to the effect that:

(1) in the case of each item of Collateral pledged to the U.S. Collateral Agent, on the Investment Subsidiary Joinder Date and immediately prior to the delivery thereof:

(A) subject to Permitted Liens, the Investment Subsidiary has good and marketable title to such Investment Subsidiary Collateral Loans free and clear of any liens, claims or encumbrances of any nature whatsoever except (1) for those that are being released on the Investment Subsidiary Joinder Date, (2) for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Loan prior to the Investment Subsidiary Joinder Date and owed by the ~~the~~ Investment Subsidiary to the seller of such Collateral Loan or (3) those Granted pursuant to the Loan Documents;

(B) the Investment Subsidiary has acquired its ownership in each Investment Subsidiary Collateral Loan, in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(C) the Investment Subsidiary has not assigned, pledged or otherwise encumbered any interest in such Collateral Loan (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens and interests Granted pursuant to the Loan Documents;

(D) the Investment Subsidiary has full right to grant a security interest in and assign and pledge each Investment Subsidiary Collateral Loan to the LuxCo Collateral Agent;

(E) the information set forth with respect to such Collateral Loan in Schedule A is correct in all material respects;

(F) subject to Permitted Liens, upon Grant by the Investment Subsidiary and the taking of the relevant actions contemplated by the LuxCo Guarantee and Security Agreement, the U.S. Collateral Agent has (or will have, upon the filing of the financing statement(s) contemplated in the LuxCo Guarantee and Security Agreement) a first priority perfected security interest in the Investment Subsidiary Collateral, except as permitted by the LuxCo Guarantee and Security Agreement that is of first priority, free of any adverse claim or the legal equivalent thereof; and

(G) each Collateral Loan that the Collateral Manager on behalf of the Investment Subsidiary acquired or committed to acquire on or prior to the Investment Subsidiary Joinder Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of “Collateral Loan” and “Eligible Collateral Loan Criteria”; and

(k) The Blackstone Asset Based Finance Representative and the Lenders shall have received evidence reasonably satisfactory to them that each item of Collateral to be pledged to the LuxCo Collateral Agent on the Investment Subsidiary Joinder Date (including any original promissory notes, Escrowed LP Interest Transfer Documents and word or pdf copies of the principal credit agreement for each Collateral Loan to be acquired or originated on the Investment Subsidiary Joinder Date, to the extent in the possession of the Borrower Entities) shall either have been delivered to the applicable Custodian or the Document Custodian, or made available in the Transaction Data Room, in each case in accordance with the terms of this Agreement.

(l) [Reserved].

(m) The Agents and the Lenders shall have received a certificate from an Authorized Officer of the Investment Subsidiary to the effect that, as of the date thereof, to its knowledge after due inquiry:

(1) as of the Investment Subsidiary Joinder Date, there are no accrued and unpaid amounts of any kind owing by the Investment Subsidiary to any Person (other than (x) amounts and obligations relating to the transactions permitted under this Agreement and the other Loan Documents and (y) any other de minimis amounts);

(2) as of the Investment Subsidiary Joinder, there are no contingent or unmatured obligations of any kind owing by the Investment Subsidiary to any Person (other than (x) amounts and obligations relating to the transactions permitted under this Agreement and the other Loan Documents, (y) any other de minimis amounts, and (z) Contingent Obligations arising in the ordinary course under the Underlying Instruments);

(3) as of the Investment Subsidiary Joinder Date, no Person has any fixed or contingent rights to or other claims on the assets of the Investment Subsidiary (other than any such rights or claims pursuant to this Agreement and the other Loan Documents and Contingent Obligations arising in the ordinary course under the Underlying Instruments);

(4) (A) there is no pending or threatened action, suit or proceeding affecting the Investment Subsidiary or any of its properties before any court or other governmental authority or any arbitrator that could reasonably be expected to have a Material Adverse Effect; (B) the Investment Subsidiary is not subject to any liability in respect of any action, suit or proceeding that has been adjudicated and decided prior to the Investment Subsidiary Joinder Date; and (C) the Investment Subsidiary is not, as of the Investment Subsidiary Joinder Date, party to any litigation;

(5) the Investment Subsidiary has not at any time been in violation of (A) any material term of its Constituent Documents, (B) any domestic or foreign law, including, without limitation, any statute, legislation or treaty, any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any governmental authority, in each case, applicable to it or any of its property or assets to the extent any such violation could reasonably be expected to have a Material Adverse Effect, or (C) any material term of any contractual obligation binding on or otherwise affecting it or any of its properties unless such violation has been cured or waived or is no longer in effect;

(6) as of the Investment Subsidiary Joinder Date, none of the assets of the Investment Subsidiary consist of Defaulted Loans; and

(7) as of the Investment Subsidiary Joinder Date, Schedule A to this Agreement accurately lists the Collateral Loans and the information regarding each Collateral Loan listed thereon is true and accurate.

(n) Each Collateral Loan, taking into consideration each of the other Collateral Loans in the Collateral Portfolio but without regard to any other economic benefit which may be derived by any Person that is not a Borrower Entity as a result of such Borrower Entity’s acquisition of such obligation, satisfies the Collateral Manager’s standards, policies and procedures for investments (including the standards set forth in the Collateral Management Agreement).

(o) All legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to the Borrower, the Agents, the Lenders and their respective counsel.

(p) All Loan Documents to be entered into by such Investment Subsidiary shall have been posted to the Transaction Data Room and the Rating Condition shall be satisfied with respect to such Loan Documents.

(q) The Agents and the Lenders shall have received satisfactory UCC lien, tax and judgment and bankruptcy search results in respect of such Investment Subsidiary.

(r) The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower relating to the addition of any Investment Subsidiary as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and without herein imposing or implying any duty on the part of any Agent to make any such request).

3.4 Conditions Precedent Each Lender shall be deemed to have agreed to and accepted each document, and to have approved or accepted each other matter delivered or occurring pursuant to Sections 3.1 3.2, and 3.3, as applicable, unless such Lender (before making the amount of its Commitment available to the Administrative Agent) notifies the Administrative Agent in writing that it does not so agree with or accept such document or other matters set forth in Section 3.1,3.2 or 3.3, as the case may be.

Article IV.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER, ETC.

In order to induce each of the Lenders to make the Loans, each Credit Party makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans and shall be deemed to be reaffirmed as being true and correct in all material respects as of (x) the date of each Borrowing and (y) on each other date expressly set forth herein or in any Loan Document (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be deemed to be reaffirmed as being true and correct in all material respects as of such earlier date).

4.1 Existence and Power.

The Borrower is a limited partnership, and the Equity Holder is a statutory trust, in each case formed and validly existing and in good standing under the laws of Delaware; and any Investment Subsidiary is a private limited liability company (société à responsabilité limitée) validly existing and organized under the laws of Luxembourg. Such Credit Party has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and has been duly qualified and is in good standing (as applicable) in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

The Borrower represents that the Investment Subsidiary (i) has its central administration (administration centrale) and, for the purposes of the EU Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) in Luxembourg and (ii) does not have an establishment (as defined in the EU Insolvency Regulation) outside Luxembourg.

4.2 Power and Authority.

Such Credit Party has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents. Such Credit Party has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

4.3 No Violation.

Neither the execution, delivery or performance by such Credit Party of the Loan Documents nor compliance by such Credit Party with the terms and provisions thereof (1) will contravene in any material respect any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (2) will conflict, in any respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any indenture or material agreement, instrument or undertaking to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it is subject (except the Lien created by the Loan Documents), or (3) will contravene the terms of any organizational documents of such Credit Party, or any amendment thereof.

4.4 Litigation.

There is no action, suit or proceeding pending, or to the knowledge of such Credit Party, after due inquiry, threatened (1) against or adversely affecting, any Borrower Entity, any of their respective general partners, the Equity Holder, its general partner, or the Collateral Manager or any of such Credit Party’s assets, or (2) asserting the invalidity of the Loan Documents or any of the transactions contemplated by the Loan Documents, in each case before any court, arbitrator or any governmental body, agency or official, and which has had or could reasonably be expected to have a Material Adverse Effect.

4.5 Compliance with ERISA.

(a) Neither such Credit Party nor any member of its ERISA Group, if any, has any liability or obligation with respect to any Plan or any Multiemployer Plan that would be reasonably likely to have a Material Adverse Effect.

(b) The assets of such Credit Party are not treated as “plan assets” for purposes of Section 3(42) of ERISA or Similar Law and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA or Similar Law that would make the entering into or performance of this Agreement or any transaction contemplated hereby a violation of any such Similar Law. Such Credit Party has not taken, or omitted to take, any action which would result in any Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or Similar Law or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder (assuming, for this purpose, that the Lenders have not voted “plan assets” for purposes of Section 3(42) of ERISA or Similar Law to make the Loans).

4.6 Taxes.

Such Credit Party has filed all federal and state, local and non-U.S. tax returns and reports required to be filed by it and has paid all federal and state, local and non-U.S. taxes, assessments, fees, and other governmental charges levied or imposed on it or its property, income or assets that are due, except in each case (1) such as are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided or (2) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.7 Full Disclosure.

All information (other than projections and forward-looking information) heretofore furnished by or on behalf of the Credit Parties to the Agents or any Lender in writing for purposes of, or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by it to the Agents or any Lender in writing will be (to the best knowledge of such Credit Party, in the case of information obtained by such Credit Party from Obligors or other unaffiliated third parties), in each case taken as a whole, true and accurate in all material respects and (to the best knowledge of such Credit Party, in the case of information obtained by such Credit Party from Obligors or other unaffiliated third parties) will not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading on the date as of which such information is stated. Any projections or forward-looking information provided by or on behalf of the Borrower were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time so prepared.

4.8 Solvency.

Such Credit Party is, and after giving effect to the transactions contemplated by the Loan Documents will be, solvent.

4.9 Use of Proceeds; Margin Regulations.

All proceeds of the Loans will be used by the Borrower only in accordance with the provisions of this Agreement and the other Loan Documents. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve Board.

4.10 Governmental Approvals.

No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect, those recordings and filings in connection with the Liens granted to the Collateral Agents under the Loan Documents, or those the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

4.11 Investment Company Act, Etc..

Such Credit Party is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act or (b) subject to any other similar federal or state law or regulation which restricts or regulates its ability to borrow money except that Equity Holder has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC as defined in the Code. The business and other activities of the Equity Holder and the Borrower, including the Borrowings hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the provisions of the Investment Company Act, including the required asset coverage ratio of the Equity Holder thereunder.

4.12 Domiciliation

The Borrower represents that the Investment Subsidiary complies with the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended.

4.13 Ownership of Assets.

The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.

4.14 No Default.

No Default exists under or with respect to any Loan Document. Such Credit Party is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or could reasonably be expected to have a Material Adverse Effect.

4.15 Subsidiaries/Equity Interests.

The Borrower (a) has no Subsidiaries and (b) owns no Equity Interest in any other entity, except in each case for any Specified Partnership, the Investment Subsidiary, any Permitted Additional Subsidiary and any Equity Interest received in connection with the exercise of remedies against an Obligor or through a restructuring of the Obligor.

4.16 Ranking.

All Obligations, including the Obligations to pay principal of, interest on and any other amounts in respect of, the Loans, constitute senior indebtedness of the Borrower.

4.17 Representations Concerning Collateral.

(a) Upon each transfer of Collateral in the manner specified in Section 8.7 and after the other actions described in Section 8.7 have been taken by the appropriate parties, the U.S. Collateral Agent in accordance with Section 8.7, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c)

of the UCC), which security interest shall be prior to all other interests in such Collateral, other than Permitted Liens that are prior to the security interest of the Secured Parties by operation of law and Liens in favor of the Custodians or the Securities Intermediary granted pursuant to this Agreement and any other Loan Document. No filings other than those described or referred to in Section 8.7 or any other action other than those described in Section 8.7 will be necessary to perfect such security interest.

(b) Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Borrower to the U.S. Collateral Agent in accordance with Section 8.7, the Borrower and/or the Investment Subsidiary (as applicable) will be the beneficial owner of such Collateral Loans, Eligible Investments and other Collateral, and the Borrower and/or the Investment Subsidiary (as applicable) will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(c) All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans (or, in the case of a participation interest, the participation seller), have been instructed to make payments with respect to any Collateral Loan to the Collection Account.

(d) As of the Closing Date and each Borrowing Date, after giving effect to the borrowing of the Loans hereunder on such date, the Borrowing Base Test is satisfied, no Cash Diversion Event shall have occurred and then be continuing and the Equity Amount is greater than or equal to the Minimum Equity Amount.

(e) As of the Closing Date, Schedule A to this Agreement accurately lists the Collateral Loans and the information regarding each Collateral Loan listed thereon is true and accurate.

4.18 Ordinary Course.

Each repayment of principal or interest under this Agreement shall be (a) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (b) made in the ordinary course of business or financial affairs of the Borrower.

4.19 OFAC.

No such Credit Party and no Person or Persons owning fifty percent or more of any such Credit Party (a) is a Sanctioned Entity; (b) to such Credit Party’s knowledge, is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (c) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Credit Party’s knowledge, no investor in the Equity Holder is a Sanctioned Entity. To the Borrower’s knowledge, no such investor’s funds used in connection with this transaction are derived from illegal activities. Such Credit Party has or is subject to policies and procedures in place that are reasonably designed to comply with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions. Such Credit Party, to its knowledge, is not under investigation for any alleged breach of

Anti- Money Laundering Law or Anti-Corruption Law by any governmental authority that enforces Anti-Money Laundering Laws or Anti-Corruption Laws. Such Credit Party is in compliance in all material respects with all applicable Anti-Money Laundering Laws and all applicable Anti-Corruption Laws.

Article V.  AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations (other than any Obligation that expressly survives the termination of this Agreement and Contingent Obligations for which no claim has been asserted) remain unpaid, and unless otherwise consented to in writing by such Lenders as are required under Section 12.4 (or as otherwise expressly set forth in this Article V. ):

5.1 Information.

The Borrower will deliver the following to the Agents and KBRA (and the Administrative Agent shall furnish copies thereof to each of the Lenders); provided that:

(1) the information described in clauses (e) and (k) below will not be required to be delivered to KBRA unless KBRA is the requesting party under clause (k);

(2) the information described in clause (m) below will be required to be furnished solely to KBRA and to the Administrative Agent for distribution to each of the Lenders:

(a) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Borrower or, if the Borrower is consolidated with the Equity Holder, the balance sheet of the Equity Holder, as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 90 days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Borrower or, if the Borrower is consolidated with the Equity Holder, the balance sheet of Equity Holder, as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Borrower’s or Equity Holder’s, as applicable, fiscal year ended at the end of such quarter, certified by an Authorized Officer as being fairly stated in all material respects (subject to normal year-end adjustments and the absence of notes);

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate;

(d) promptly:

(1) but in no event longer than seven days, after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Default, if such Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(2) but in no event longer than three Business Days, after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Event of Default, if such Event of Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(3) but in no event later than 10 days after such Senior Authorized Officer obtains actual knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or its rights in the Collateral Loans or other Collateral which have had or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (y) any other event, act or condition which has had or could reasonably be expected to have a Material Adverse Effect; and

(4) but in no event later than 10 days after a Senior Authorized Officer of the Borrower obtains knowledge that any loan included in the Collateral does not qualify as a “Collateral Loan,” notice setting forth the details with respect to such disqualification;

(e) promptly upon the sending thereof, copies of all reports, notices or documents that the Borrower sends to any governmental body, agency or regulatory authority (excluding any periodic or routine reports, notices or documents and any reports, notices or documents that the Borrower is required to keep confidential pursuant to applicable law or the direction of such governmental body, agency or regulatory authority) and not otherwise required to be delivered hereunder;

(f) (1) on an annual basis concurrently with or promptly following delivery to the Equity Holder (and in any event, no later than five Business Days after such delivery), default and recovery information substantially similar to the information provided to the Lenders prior to the date hereof in connection with its due diligence process; (2) within 10 Business Days upon request by any Lender, any and all additional information with respect to the Borrower that is reasonably available to it (after using commercially reasonable efforts to obtain) and is required for compliance with the requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III and (3) within 10 Business Days upon request by any Lender, any and all additional information and financial reporting with respect to each Obligor that is reasonably available to it (after using commercially reasonable efforts to obtain) and required for compliance with the requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, in each case subject to any applicable confidentiality requirements binding on the Borrower or the Collateral Manager under law or contract (provided that the Borrower or the Collateral Manager, as applicable, shall use commercially reasonable efforts to have such confidentiality requirements waived or an exception made for provision hereunder);

(g) not later than 20 days after the Collateral Report Determination Date for each calendar month (or if such day is not a Business Day, the next succeeding Business Day), a report concerning the Collateral Loans and Eligible Investments (the “Collateral Report”), with the first Collateral Report commencing in March 2023; the Collateral Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit D, shall be determined as of the Collateral Report Determination Date for such calendar month and shall be reported in the Specified Currency of the related Collateral Loan or Eligible Investment; provided that (i) for purposes of calculations, tests or other determinations requiring the aggregation of Collateral Loans (or groups thereof), such information shall be reported in Dollars based upon the Current FX Rate as of the related Collateral Report Determination Date, unless the context otherwise requires and (ii) in any month in which a Payment Date Report is rendered, the Collateral Report for such month may be combined with the Payment Date Report;

(h) on each Quarterly Payment Date, a Payment Date Report in accordance with Section 9.1(c);

(i) within five Business Days after the date on which such information is received by the applicable Borrower Entity (it being understood that compliance with any applicable confidentiality restrictions will be required before such delivery, and the Borrower (or the Collateral Manager or any of its affiliates, on its behalf) will use its commercially reasonable efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions), all compliance certificates, financial statements and other material information with respect to each Collateral Loan, in each case made available, or received by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives), to, or from, as applicable, private-side lenders under the related Underlying Instruments, and the Borrower shall make all such information available in the Transaction Data Room; provided that, if any such information is not delivered to lenders within five Business Days after the date on which such information is required to be delivered to such lenders under such Underlying Instruments, the Borrower shall use commercially reasonable efforts to promptly obtain such information;

(j) from time to time such additional information in the possession of any Borrower Entity regarding the Collateral or the financial position or business of such Borrower Entity as the Agents, on either their own initiative or at the request of any Lender or KBRA, may reasonably request in writing, subject to any applicable confidentiality requirements binding on such Borrower Entity or the Collateral Manager under law or contract;

(k) the information described in Exhibit F, at the times indicated therein, which shall be subject to adjustment with the prior written consent of the Borrower and the Requisite Lenders;

(l) promptly, but in no event longer than seven days, after any Senior Authorized Officer of the Borrower has actual knowledge thereof, written notice of the occurrence of an event that would permit the termination of the Collateral Management Agreement or the replacement of the Collateral Manager under the Collateral Management Agreement;

(m) such other information concerning the business, properties, or financial condition of the Borrower Entities or the Equity Holder as the Blackstone Asset Based Finance Representative (or any Lender through the Administrative Agent) may reasonably request, and which information is not otherwise subject to confidentiality restrictions with third parties, that are reasonably required in order to comply with “know- your-customer” and other Anti-Money Laundering Laws and similar rules and regulations and related policies;

(n) by posting in the Transaction Data Room within five Business Days after such Collateral Loan is acquired by the Borrower Entity:

(1) all material Underlying Instruments and Related Contracts on such obligation, including all amendments, modifications, supplements and waivers thereto, in any case that are in the possession of the Collateral Manager or can be obtained using reasonable efforts; and

(2) historical financial statements of the related Obligor (to the extent available) for the three years prior to the date on which the Borrower acquires such Collateral Loan (or, if such Obligor has been in existence for a shorter period, for such shorter period) and for each fiscal period of such Obligor after the date on which the Borrower acquires such Collateral Loan (to the extent delivered by such Obligor);

(o) promptly, but in no event longer than five days, following execution thereof, copies of any documents reflecting Intercompany Funding Arrangements; and

(p) promptly, but in no event longer than five days, following creation thereof, notice of the establishment of any Investment Subsidiary Local Account.

5.2 Payment of Obligations.

The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, pay and discharge, at or before maturity, all its obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound and any tax liabilities, except (a) to the extent the failure to pay or discharge such amounts would not reasonably be expected to result in a Material Adverse Effect or (b) where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

5.3 Maintenance of Property; Insurance.

(a) The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, maintain (or be covered under policies maintained by an Affiliate), with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice of similar businesses in similar locations and otherwise acceptable to the Blackstone Asset Based Finance Representative. The Borrower shall provide the Blackstone Asset Based Finance Representative and Agents with prompt notice of the filing by any Credit Party of any insurance claim that in its judgment could be reasonably expected to exceed $5,000,000.

5.4 Good Standing.

The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

5.5 Compliance with Laws.

The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect.

5.6 Inspection of Property, Books and Records; Audits; Etc.

(a) The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, keep proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities; and will permit representatives of the Blackstone Asset Based Finance Representative, the U.S. Collateral Agent and one Person designated by the Requisite Lenders (at the Borrower’s expense solely in the case of the Blackstone Asset Based Finance Representative, and solely in the case of not more than one inspection for all such parties collectively during any fiscal year except during the pendency or continuance of an Event of Default) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, in each case other than (1) materials and affairs protected by attorney-client privilege and (2) material which such person may not disclose without violation of any applicable law or contractual obligations, all during normal business hours in a manner so as to not unduly disrupt the business of the Borrower, upon reasonable prior notice to the Borrower and as often as may reasonably be desired.

(b) If requested by any Lender, the Borrower agrees that representatives of the Requisite Lenders (or an independent third party auditing firm selected by the Requisite Lenders) shall (at the Borrower’s expense) conduct an audit and/or field examination of the Credit Parties and the Collateral Manager, at reasonable times upon reasonable prior notice to the Borrower and the Collateral Manager, in a manner so as to not unduly disrupt the business of the Borrower or the Collateral Manager, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders, provided that, except during the pendency or continuance of an Event of Default, no more than one such audit or field examination shall be conducted during any fiscal year of the Borrower.

(c) If reasonably requested by the Blackstone Asset Based Finance Representative or any Lender, the Borrower and the Collateral Manager shall participate in meetings with the Blackstone Asset Based Finance Representative and the Lenders from time to time, each such meeting to be held at a location in New York City and at a time reasonably determined by the Borrower and the Collateral Manager following such request.

5.7 Existence.

(a) The Borrower and the Equity Holder shall, and the Borrower shall procure that each Credit Party, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its material rights, and its material privileges, obligations, licenses and franchises.

(b) If not delivered on or prior to the Closing Date pursuant to Section 3.1(b), the Borrower shall deliver to the Administrative Agent and Blackstone Asset Based Finance Representative, by no later than the date that is 15 Business Days after the Closing Date, an officer’s certificate the Investment Subsidiary appending (x) a certificate of non- inscription of a judicial decision (certificat de non inscription de décision judiciaire) issued by the RCS and Companies and (y) an excerpt from the RCS, both dated no earlier than two Business Days prior to the date of delivery of such certificate to the Administrative Agent and Blackstone Asset Based Finance Representative.

(c) The Borrower shall not transfer and shall procure that the Investment Subsidiary does not transfer the central administration (administration centrale) and, for the purposes of the EU Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) outside the place of its registered office (siège statutaire) in Luxembourg and to create or maintain an establishment (as defined in the EU Insolvency Regulation) outside Luxembourg.

5.8 Investment Subsidiary, Etc.

(a) The Borrower shall not directly or indirectly own any Subsidiaries or any equity interest in any entity other than as otherwise permitted pursuant to Section 4.15.

(b) The Borrower shall ensure that:

(1) recourse with respect to the costs, expenses or other liabilities of the Investment Subsidiary shall be solely to the assets of the Investment Subsidiary, as applicable, and no creditor of the Investment Subsidiary shall have any recourse whatsoever to the Borrower or its assets except to the extent otherwise required under applicable law;

(2)  the activities and business purposes of the Investment Subsidiary shall be essentially limited to holding Investment Subsidiary Collateral Loans and Eligible Investments and activities reasonably incidental thereto (including incurring the Investment Subsidiary Permitted Indebtedness);

(3) The Investment Subsidiary will not create, incur, assume or permit to exist any Lien (other than a Permitted Lien), charge or other encumbrance on any of its assets (other than pursuant to the LuxCo Security Documents), or sell, transfer, exchange or otherwise dispose of any of its assets, or assign or sell any income or revenues or rights in respect thereof (other than dispositions contemplated by Section 8.1);

(4) the Investment Subsidiary complies with its obligations under Section 5.11 of the respective LuxCo Guarantee and Security Agreement;

(5) the Investment Subsidiary will not form or own any subsidiary or any interest in any other entity;

(6) the Investment Subsidiary will not acquire or hold title to any real property or a controlling interest in any entity that holds title to real property other than in any disposition on a Collateral Loan or in connection with a restructuring of a Collateral Loan;

(7) the Investment Subsidiary will not transfer its central administration (administration centrale) and, for the purposes of the EU Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) outside the place of their registered office (siège statutaire) in Luxembourg and create or maintain an establishment (as defined in the EU Insolvency Regulation) outside Luxembourg; and

(8) the Investment Subsidiary will comply with the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended.

(c) The Borrower shall ensure that the Investment Subsidiary will (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (provided that the Borrower or a parent entity may consolidate such financial statements with the Borrower’s or such parent entity’s financial statements), (F) pay its own liabilities out of its own funds, (G) observe all corporate formalities and other formalities in its articles of association, (H) maintain an arm’s length relationship with its Affiliates, (I) not have any employees (other than employees to the extent generally consistent with then-current practices and policies for other similar Luxembourg special purpose entities managed or advised by the Collateral Manager and its Affiliates), (J) not guarantee or become obligated for the debts of any other Person (other than the Borrower) or hold out its credit as being available to satisfy the obligations of others (other than the Borrower), (K) not acquire obligations or securities of the Borrower, (L) allocate fairly and reasonably any overhead for shared office space, (M) use separate stationery, invoices and checks, (N) not pledge its assets for the benefit of any other Person (other than the U.S. Collateral Agent for the benefit of the Secured Parties, and except for Permitted Liens) or make any loans or advance to any Person, (O) hold itself out as a separate Person, (P) correct any known misunderstanding regarding its separate identity and (Q) maintain adequate capital in light of its contemplated business operations.

(d) The Borrower shall ensure that the businesses of the Investment Subsidiary shall be managed by or under the direction of a board of at least three managers, and shall provide that the articles of association of the Investment Subsidiary shall, within 30 Business Days after the Closing Date, provide that all Reserved Matters with regard to the Investment Subsidiary, as the case may be, require the consent of the Borrower (acting as direct and indirect shareholder of the Investment Subsidiary), including the consent of each Independent Director of the Borrower. For the avoidance of doubt, such consent of the shareholder and the Independent Director is not required for any matters resolved or to be resolved for the purpose of the enforcement and/or the exercise of any rights (including any voting rights and/or rights to amend the articles of association of the Investment Subsidiary) by (x) the pledgee/security taker under any security interests over (A) the shares or other instruments issued by the Investment Subsidiary, (B) the receivables against the Investment Subsidiary or (C) the assets of the Investment Subsidiary or (y) any transferee upon enforcement of the above security interests.

(e) The Borrower, the U.S. Collateral Agent and the LuxCo Collateral Agent agree, for the benefit of all Lenders, not to institute against the Investment Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law, or a petition for its winding-up or liquidation (other than a winding-up or liquidation of the Investment Subsidiary after they no longer hold any Investment Subsidiary Collateral Loans, Eligible Investments or other assets), until the payment in full of all Obligations and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full;

(f) Neither the Borrower, nor the Investment Subsidiary, will (1) release or waive any of its rights or liens under any of the LuxCo Security Documents without the prior written consent of the U.S. Collateral Agent (which shall be given at the direction of the Blackstone Asset Based Finance Representative) or (2) exercise any of its right or remedies under any of the LuxCo Security Documents except at the direction of the U.S. Collateral Agent or (to the extent that the Requisite Lenders or the Blackstone Asset Based Finance Representative would be able to direct the U.S. Collateral Agent with respect to the exercise of the equivalent rights and remedies hereunder) Blackstone Asset Based Finance Representative; and

(g) The Borrower shall not sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Agreement and the Collateral Management Agreement.

5.9 Investments.

(a) The Borrower shall not, and shall not permit any other Direct Pledge Entity to, make any investment other than in Collateral Loans, Eligible Investments or as otherwise permitted by this Agreement. On and after the Closing Date through the end of the Reinvestment Period, the Borrower shall not, and shall not permit any other Direct Pledge Entity to, purchase or originate any loan or bond or other debt instrument unless, at the time of such purchase or origination and after giving effect thereto (or if earlier, the date on which such Borrower Entity enters into a binding commitment to acquire such loan, bond or other debt instrument), the express terms and conditions set forth herein are satisfied. The Borrower shall not, and shall not permit any other Direct Pledge Entity to, purchase, originate or fund any loans, bonds or other debt instruments after the Reinvestment Period except for the origination or purchase of a Collateral Loan where the commitment to make such purchase or origination was made prior to the end of the Reinvestment Period in compliance with the terms and conditions set forth herein, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than three months following the date of such commitment. In addition, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may make Follow-On Investments, provided that (x) the Blackstone Asset Based Finance Representative shall have given its prior written consent thereto, which consent may be withheld in its sole and absolute discretion; and (y) such acquisition is funded solely with amounts that are expressly available therefor in accordance with the Priority of Payments or are then on deposit in the Follow-On Investments Account.

(b) The Borrower shall not at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property (except for Equity Interests that are acquired in connection with the exercise of remedies against an Obligor or through a restructuring of an Obligor so long as the Borrower directs the U.S. Collateral Agent to sell any such Equity Interest if required pursuant to Section 10.1(b)); provided that the Borrower may (1) with the consent of the Blackstone Asset Based Finance Representative (such consent not to be unreasonably withheld), form a special purpose vehicle pursuant to organizational documents reasonably acceptable to the Blackstone Asset Based Finance Representative, and transfer and assign such title or controlling interest to such special purpose vehicle pursuant to a contribution agreement reasonably acceptable to the Blackstone Asset Based Finance Representative, or (2) request the Blackstone Asset Based Finance Representative to consent to the Borrower’s formation of any other Permitted Additional Subsidiary (which the Blackstone Asset Based Finance Representative may withhold or condition in its sole and absolute discretion, and shall provide notice of any such consent to KBRA)) to hold such title or controlling interest, in each case subject to the execution and delivery of such guarantees, security documents and ancillary agreements and instruments as the Blackstone Asset Based Finance Representative may require with respect thereto.

(c) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Borrower Entities may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless, based on written advice of King & Spalding LLP or Dechert LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, the ownership of such debt obligations will not cause any Borrower Entity to be treated as a taxable mortgage pool for U.S. federal income tax purposes. For the avoidance of doubt, nothing in this paragraph (c) shall be construed to permit any Borrower Entity to acquire Real Estate Loans.

5.10 Restriction on Fundamental Changes.

(a) The Borrower shall not (and shall not permit the Investment Subsidiary to) enter into any merger or consolidation or reorganization. The Borrower shall not (and shall not permit any Investment Subsidiary to) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any part of its business or property, whether now or hereafter acquired, except for transfers of its property expressly permitted by the Loan Documents.

(b) The Borrower shall provide notice to the Lenders and KBRA at least 10 Business Days before any amendment to the Constituent Documents of any Credit Party occurs

(save for the amendment to articles of association of the Investment Subsidiary for the purposes of including the Reserved Matters therein pursuant to this Agreement). Unless otherwise specified in any other Loan Documents, the Borrower shall not, and shall not permit any other Direct Pledge Entity to, amend its Constituent Documents in any manner without the prior written consent of the Blackstone Asset Based Finance Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

5.11 ERISA.

Neither the Borrower nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan, except as would not reasonably likely to have a Material Adverse Effect. The Borrower shall not allow its assets to be treated as “plan assets” for purposes of Section 3(42) of ERISA or Similar Law that would make the entering into or performance of this Agreement or any transaction contemplated hereby a violation of any such Similar Law nor shall it allow the Collateral to be deemed to be “plan assets” for purposes of Section 3(42) of ERISA or Similar Law that would make the entering into or performance of this Agreement or any transaction contemplated hereby a violation of any such Similar Law.

5.12 Liens.

The Borrower shall not, and shall not permit any other Borrower Entity to, at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien except in each case for Permitted Liens.

5.13 Business Activities.

The Borrower shall not, and shall not permit any other Borrower Entity to, engage in any business activity other than the maintenance and disposition of Collateral Loans; the ownership and disposition of Equity Interests and Eligible Investments; in the case of the Borrower, borrowing the Loans; pledging the Collateral and performing its obligations under the Loan Documents, in each case in compliance with the terms of this Agreement and the other Loan Documents.

5.14 Fiscal Year; Fiscal Quarter.

The Borrower shall not, and shall not permit any other Borrower Entity to, change its fiscal year or any of its fiscal quarters, without prior written consent of the Blackstone Asset Based Finance Representative (at the direction of the Requisite Lenders), which consent shall not be unreasonably withheld, conditioned or delayed.

5.15 Margin Stock.

None of the proceeds of any Loan will be used by the Borrower, directly or indirectly, for the purpose of buying or carrying any Margin Stock.

5.16 Indebtedness.

The Borrower shall not (and shall not permit the Investment Subsidiary to) incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

5.17 Use of Proceeds; Accounts.

(a) The Borrower shall use the proceeds of the Loans solely (1) for the purchase and origination of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the purchase and origination of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9), (2) to make such deposits to the Covered Accounts as the Borrower and the Blackstone Asset Based Finance Representative may agree on or prior to the Closing Date, (3) to pay costs and expenses related to or permitted by this Agreement or any other Loan Documents, all on and subject to the terms and conditions set forth in this Agreement and the other Loan Documents and (4) to make distributions to the Equity Holder in accordance with the terms and provisions of this Agreement.

(b) The Borrower shall not, and shall not permit any other Borrower Entity to, open or maintain any deposit, securities or other accounts other than (1) the Transactions Accounts, (2) any other accounts created expressly pursuant to this Agreement and (3) solely in the case of the Investment Subsidiary, (A) if applicable, one or more Investment Subsidiary Local Accounts subject to a valid and perfected first priority Lien in favor of the LuxCo Collateral Agent pursuant to an Investment Subsidiary Account Pledge Agreement and/or (B) one or more Investment Subsidiary Local Accounts, each with an aggregate cash balance (collectively as to all such accounts, under this clause (B)) at all times less than €60,000.

(c) If the aggregate balance in all of the Investment Subsidiary Local Accounts exceeds €60,000 at any time, the Borrower shall notify the Blackstone Asset Based Finance Representative thereof promptly, and shall, if requested by the Blackstone Asset Based Finance Representative, as applicable, cause the Investment Subsidiary to execute and deliver an Investment Subsidiary Account Pledge Agreement, and take such other actions as may be reasonably requested to perfect the LuxCo Collateral Agent’s security interest therein.

5.18 Bankruptcy Remoteness; Separateness.

(a) Limited Purpose Entity.

(1) The Borrower at all times since its registration has been, and will continue to be, a duly registered and existing limited partnership formed under the laws of the State of Delaware. The Borrower at all times since its formation has been, and will continue to be, duly qualified in each jurisdiction in which such qualification was or is necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction could not reasonably be expected to have a Material Adverse Effect.

(2) The Borrower at all times since its formation has complied, and will continue to comply, in all material respects with the provisions of its Constituent Documents and the laws of the jurisdiction of its formation.

(3) All customary formalities regarding the existence of the Borrower have been observed at all times since its formation and will continue to be observed.

(4) The Borrower has been adequately capitalized at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

(5) The Borrower has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons (other than the endorsement of instruments for collection in the ordinary course of business).

(b) No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

(c) Separate Existence.

(1) At all times since its formation, the Borrower has accurately maintained, and will continue to accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from those of the Collateral Manager and any other Person. The Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of the Collateral Manager or any other Person. The Borrower has at all times since its formation accurately maintained, in all material respects, and will continue to accurately maintain in all material respects, its own bank accounts and separate books of account.

(2) The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(3) Except for U.S. tax and consolidated accounting purposes, the Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Except for U.S. tax and consolidated accounting purposes, the Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity.

(4) The Borrower shall cause the Investment Subsidiary to adhere to the requirements of paragraphs (1), (2) and (3) above, mutatis mutandis.

5.19 Amendments, Consents, Modifications, Waivers and Supplements to Collateral Loans.

Subject to Section 6.2(a), in the performance of its obligations hereunder, the Borrower Entities may enter into any amendment, consent, modification or waiver of, or supplement to, any Underlying Instrument or Related Contract; provided that the prior written consent of the Blackstone Asset Based Finance Representative on behalf of the Requisite Lenders to any such amendment, consent, modification, waiver or supplement shall be required if:

(a) a (i) Default or (ii) Event of Default has occurred and is continuing or would result from such amendment, consent, modification, waiver or supplement;

(b) such amendment, consent, modification, waiver or supplement, individually or together with all other such amendments, consents, modifications, waivers and/or supplements, could reasonably be expected to result in a Material Adverse Effect;

(c) such amendment, consent, modification, waiver or supplement would cause the Borrowing Base Test to cease to be satisfied (or, if such test was not satisfied prior to such time, the level of compliance therewith is made worse); or

(d) such amendment, consent, modification, waiver or supplement constitutes a Specified Change; it being agreed by the Borrower that it shall provide prior written notice to the Blackstone Asset Based Finance Representative and the Administrative Agent before the effective date of any Specified Change (and the Administrative Agent shall provide such notice to each Lender and KBRA);

provided that, except as otherwise limited by clauses (a), (b) and (c), the Borrower Entities may enter into any amendment, consent, modification, waiver or supplement constituting a Specified Change without such prior written consent if such Collateral Loan is thereafter treated as an Ineligible Collateral Loan for all purposes hereof.

Notwithstanding the foregoing, if a Borrower Entity receives notice from the agent for such Collateral Loan that lenders that are not Affiliated with any Borrower Entity and constitute the required lenders for approval of such amendment, consent, modification, waiver or supplement have already consented thereto, such Borrower Entity may consent to such amendment, consent, modification, waiver or supplement if a fee, additional interest or other consideration will be paid by the Obligor only to the consenting lenders.

The Borrower shall provide prior written notice to KBRA of any amendment, consent, modification or waiver of, or supplement to, any Underlying Instrument or Related Contract.

The Borrower shall deliver executed copies of all amendments, consents, modifications and waivers of, and supplements to, the Underlying Instruments and Related Contract to the Blackstone Asset Based Finance Representative promptly following the execution thereof, and the Borrower shall post all such documents to the Transaction Data Room.

5.20 Hedging.

The Borrower may not enter into any interest rate, currency, credit or other hedge agreements at any time.

5.21 Title Covenants.

The Borrower covenants that at no time shall it (and shall not permit any Investment Subsidiary to):

(a) create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or

(b) except as otherwise expressly permitted herein sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.

The Borrower hereby, and shall procure that each other Direct Pledge Entity, covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first-priority security interest of the Collateral Agents in the Collateral subject to Permitted Liens.

5.22 Further Assurances.

(a) The Borrower shall, and shall procure that each other Direct Pledge Entity, at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Blackstone Asset Based Finance Representative (acting at the direction of the Requisite Lenders) may reasonably request from time to time to register in the name of the applicable Collateral Agent, and to perfect, preserve, continue and or otherwise protect the security interest of the applicable Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of such Collateral Agent hereunder and under the other Loan Documents, including but not limited to execution and delivery of financing statements, continuation statements and amendments to financing statements. The Borrower shall be obligated to perform its obligations under this Agreement, including those set forth in this paragraph, notwithstanding the ability of any Collateral Agent to take such actions pursuant to the provisions of Section 5.24 or any other provision of any Loan Document (or the ability of the Blackstone Asset Based Finance Representative to request the Borrower or any other Borrower Entity to take such actions pursuant to this paragraph). The Borrower shall not, and shall not permit any other Direct Pledge Entity to, permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder or under any other Loan Document to be impaired, or permit the lien of this Agreement or any other Loan Document to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement or any other Loan Document.

(b) On or before January 12 in each year commencing in 2024, the Borrower shall furnish to the Administrative Agent, the Collateral Agents and the Blackstone Asset Based Finance Representative an officer’s certificate of an Authorized Officer of the Borrower, certifying that the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the applicable Collateral Agent for the benefit of the Secured Parties and attaching the results of lien searches demonstrating that the financing statements filed pursuant to Section 3.1 remain of record. After July 12, 2027 and prior to January 11, 2028, the Borrower shall furnish to the Administrative Agent and the Blackstone Asset Based Finance Representative and the Collateral Agents, New York law and Luxembourg law opinions of counsel stating that, in the opinion of such counsel, as the date of such opinion, the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the applicable Collateral Agent for the benefit of the Secured Parties and stating what action (if any) needs to be taken to retain the validity and perfection of such lien for the following year.

(c) The Lenders shall at all times have the right (at their sole cost and expense) to procure on behalf of the Borrower, New York law, and Luxembourg law opinions of counsel relating to the security interests granted by the Borrower and the Investment Subsidiary to either Collateral Agent hereunder and under the other Loan Documents, stating that, as of the date of each such opinion, the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remain in effect and that no further action (other than as specified in any such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year and, with respect to the Investment Subsidiary, officer’s certificates in the form delivered under Section 3.1. The Borrower and the Collateral Manager shall, and the Borrower shall procure that each other Direct Pledge Entity, cooperate in good faith with the Lenders in procuring all such opinions.

5.23 Costs of Transfer; Taxes; and Expenses.

(a) The Borrower shall pay all transfer taxes and other costs incurred in connection with all transfers of Collateral unless paid by another party.

(b) The Borrower agrees to pay the Collateral Agents the reasonable and documented out-of-pocket costs and expenses, including but not limited to, reasonable attorneys’ fees and other charges, incurred by the Collateral Agents in connection with making collections on any Collateral to the extent provided under Section 12.3.

5.24 Collateral Agents May Perform.

(a) If a Borrower Entity fails to perform any agreement contained herein or in any other Loan Document to be performed by it related to perfection, preservation or protection of the security interest of a Collateral Agent for the benefit of the Secured Parties, and such failure remains unremedied after the lapse of any applicable grace period, such Collateral Agent may, upon the written instructions of the Requisite Lenders or the Blackstone Asset Based Finance Representative, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Requisite Lenders may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agents, for the benefit of itself and the Secured Parties, subject to the terms of this Agreement (including Section 7.5 hereof) and the other Loan Documents, and otherwise perform, or cause performance of, any other such actions as the Requisite Lenders shall determine is necessary or desirable in connection therewith, and the reasonable and documented out-of-pocket expenses of such Collateral Agent (including without limitation reasonable fees and expenses of its counsel) incurred in connection therewith to the extent provided under Section 12.3 shall be payable by the Borrower and shall be part of the Obligations.

(b) The powers conferred on the Collateral Agents hereunder are solely to protect their respective interests (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on them to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral

Agents shall have no duty as to any Collateral or responsibility for (1) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not such Collateral Agent has or is deemed to have knowledge of such matters, or (2) taking any necessary steps to preserve rights against third parties or any other rights pertaining to any Collateral.

5.25 Notice of Name Change.

The Borrower shall give the Collateral Agents and the Administrative Agent not less than 30 days’ prior written notice of any change of the name of any Credit Party and, on and after the Closing Date, not less than 30 days’ prior written notice of any change of any of their respective principal places of business from that set forth below their signatures hereto or to the other Loan Documents to which they are a party, and will timely take all steps necessary to preserve the first priority perfected security interest of the Collateral Agents in the Collateral (subject to Permitted Liens). The Borrower shall not, and shall not permit any other Borrower Entity to, change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Requisite Lenders.

5.26 Sanctions, OFAC, etc.

The Borrower and the Equity Holder shall, and the Borrower shall procure that each other Borrower Entity, (a) maintain or be subject to policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (b) ensure it does not use proceeds of any of the Loans in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (c) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

The Borrower and the Equity Holder shall, and the Borrower shall procure that each other Borrower Entity, maintain or be subject to policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

The Borrower shall not, and shall not permit any other Borrower Entity to, directly or indirectly use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of funding any activities or business of or with (i) a Sanctioned Entity, to the extent such transactions would be prohibited by Sanctions if conducted by Persons subject to U.S. jurisdiction, or (ii) any Person in any country or territory, that, at the time of such funding, is, or whose government is, the subject of comprehensive Sanctions or (b) in any manner that would be prohibited by Sanctions.

5.27 Filing Fees, etc.

The Borrower agrees (a) to pay or to reimburse the Collateral Agents for any and all amounts in respect of all search, filing, recording and registration fees and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and the other Loan Documents and (b) to save the Collateral Agents harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees. The obligations of the Borrower under this

Section 5.27 shall survive the termination of the other provisions of this Agreement. For the avoidance of doubt, any amounts paid pursuant to this Section 5.27 shall not be duplicative of amounts paid or excluded pursuant to Section 11.4.

5.28 Credit Standards.

The standards and procedures, including without limitation credit standards, applied by the Borrower Entities in evaluating and determining the creditworthiness of the Obligors and the terms of, and the advisability of originating or acquiring, each Collateral Loan shall not be less stringent than (a) the customary and usual standards and procedures applied by their Affiliates as of the Closing Date in connection with loans originated or acquired by them or (b) the customary and usual standards and procedures applied by its Affiliates as of the date of determination in connection with loans originated or acquired by them.

5.29 Delivery of Proceeds.

In the event that a Direct Pledge Entity receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, the Borrower shall cause such Borrower Entity to pay such payments or other proceeds to the applicable Collateral Agent or otherwise cause such amounts to be deposited into the applicable Transaction Account promptly and, in no event, later than two Business Days after such Direct Pledge Entity’s receipt thereof.

5.30 Performance of Obligations.

The Borrower shall, and shall procure that each other Borrower Entity, timely comply in all material respects with and perform its obligations under the Collateral Loans and other Collateral in accordance with the terms thereof.

5.31 Limitation on Distributions and Repayment of Indebtedness.

The Borrower will not (and will not permit any other Borrower Entity to) declare or make any direct or indirect distribution, dividend or other payment to any person on account of any partnership or other equity interest in, or ownership of any similar interests or securities of the Borrower, except for (a) distributions made pursuant to Sections 6.4 and 9.1; (b) distributions made with any funds on deposit in the Follow-On Investments Account with respect to which the Borrower or the Collateral Manager has determined that such funds are no longer needed to make Follow-On Investments; (c) on the Closing Date or the Business Day immediately following the Closing Date, a cash distribution from proceeds of the Loans in an amount agreed to by the Borrower and each Lender; (d) cash distributions from amounts on deposit in the Collection Account constituting Tax Distributions, provided that (i) the Borrower has given at least three Business Days’ prior written notice thereof to the Collateral Agents, the Blackstone Asset Based Finance Representative and the Administrative Agent, which notice shall be signed by the Borrower and shall specify the proposed date of such Tax Distribution, the amount thereof and calculations supporting the amount thereof, (ii) the Borrower certifies in such notice that, on a pro forma basis after giving effect to such Tax Distribution and in the Borrower’s good faith estimation, (x) there will be sufficient amounts of Principal Proceeds and Interest Proceeds in the Collection Account on the immediately succeeding Quarterly Payment Date to pay all amounts payable pursuant to subclauses (A) through (D) of Section 9.1(a)(i) on such Quarterly Payment Date and (y) after the Reinvestment Period, there will be sufficient amounts of Principal Proceeds in the Collection Account on the immediately succeeding Quarterly Payment Date to pay all amounts payable pursuant to subclauses (A) through (G) of Section 9.1(a)(ii) on such Quarterly Payment Date, provided, further that subclause (G) of Section 9.1(a)(ii)) shall be calculated without giving effect to such Tax Distribution (and the full amount of such Tax Distribution shall be included as remaining Principal Proceeds for all purposes thereof), and (iii) the Borrower certifies in such notice that (x) the Borrowing Base Test will be satisfied immediately after giving effect to such distribution and (y) no Specified Default shall have occurred and be continuing or would result therefrom; and (e) cash distributions from amounts on deposit in the Principal Collection Account, provided that (i) the Borrower has given at least three Business Days’ prior written notice thereof to the Collateral Agents, the Blackstone Asset Based Finance Representative, the Administrative Agent and the Rating Agency then rating the Loans, which notice shall be signed by the Borrower and shall specify the proposed date of such distribution, the amount thereof and shall certify that the conditions set forth in this clause (e) are satisfied with respect thereto, (ii) no Cash Diversion Event, Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Borrowing Base Test will be satisfied immediately after giving effect to such distribution, (iv) the Borrower has certified to the Blackstone Asset Based Finance Representative that, on a pro forma basis after giving effect to such distribution and in the Borrower’s good faith estimation, (x) there will be sufficient amounts of Principal Proceeds in the Collection Account on the immediately succeeding Quarterly Payment Date to pay all amounts payable pursuant to subclauses (A) through (D) of Section 9.1(a)(ii) on such Quarterly Payment Date (if such Quarterly Payment Date occurs during the Reinvestment Period) or subclauses (A) through (G) of Section 9.1(a)(ii) on such Quarterly Payment Date (if such Quarterly Payment Date occurs following the Reinvestment Period), provided, further that subclause (G) of Section 9.1(a)(ii) shall be calculated without giving effect to such distribution (and the full amount of such distribution shall be included as remaining Principal Proceeds for all purposes thereof), and (v) the Blackstone Asset Based Finance Representative has consented to such distribution in its sole and absolute discretion and provided notice thereof to the Administrative Agent and the Collateral Agents.

5.32 Annual Rating Review.

Unless waived in writing by the Requisite Lenders (a copy of which shall be provided to the Rating Agency then rating the Loans by the Requisite Lenders), in connection with the Closing Date and on or before the anniversary of the Closing Date in each calendar year, the Borrower shall pay for the ongoing monitoring of the rating of Loans by such Rating Agency and shall cooperate with reasonable information requests from the Acceptable Rating Agency in connection with its monitoring of such rating. The Borrower shall promptly notify the Blackstone Asset Based Finance Representative, Agents, the Collateral Manager and the Lenders in writing if at any time the rating of the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, downgraded or withdrawn, or the rating outlook on the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, changed negatively.

5.33  Collateral Management Agreement.

The Borrower shall not amend the Collateral Management Agreement except pursuant to the terms thereof and Section 12.4 of this Agreement.

5.34 Transactions With Affiliates or Affiliate Employees.

(a) Except as permitted by any Loan Document, the Borrower shall not, and shall not permit any other Borrower Entity to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates or any Affiliate Employee, unless such transaction is upon terms no less favorable to such Borrower Entity than it could obtain in a comparable arm’s length transaction with a Person that is not an Affiliate or an Affiliate Employee.

(b) The Borrower shall ensure that the Master Transfer Agreement provides that all purchases of Collateral Loans by the applicable Borrower Entity from the assignor and all sales of Collateral Loans by the applicable Borrower Entity back to the assignor that are conducted on or after the Closing Date will be subject to a provision in the Master Transfer Agreement stating that such purchase or sale was conducted in the ordinary course of business of the applicable Borrower Entity.

5.35 Reports by Independent Accountants.

(a) Within 60 days following the Closing Date, the Borrower (or the Collateral Manager on behalf of the Borrower) shall select one or more firms of independent certified public accountants of recognized national reputation for purposes of performing agreed-upon procedures required by clause (b) below, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. The Borrower or the Collateral Manager may remove any such firm of independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower or the Collateral Manager, the Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly appoint by Borrower Order delivered to the U.S. Collateral Agent a successor thereto that shall also be a firm of independent certified public accountants of recognized national reputation, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Blackstone Asset Based Finance Representative of such failure in writing. If the Borrower shall not have appointed a successor within ten Business Days after the Blackstone Asset Based Finance Representative’s receipt of such notice, the Blackstone Asset Based Finance Representative shall promptly notify the Collateral Manager, who shall appoint a successor firm of independent certified public accountants of recognized national reputation. The fees, expenses and indemnity of any independent certified public accountants, and any successor, shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement.

In the event any such firm requires the U.S. Collateral Agent and/or the Collateral Administrator to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the U.S. Collateral Agent and the Collateral Administrator to so agree and directs the U.S. Collateral Agent and the Collateral Administrator to execute a specified user agreement, access letter or agreement of similar import requested by such firm, which may contain, among other things, (1) acknowledgements of the sufficiency of the agreed upon procedures agreed to in connection with the engagement of the independent certified public accountants by the Borrower, (2) releases of claims and other limitations of liability in favor of the certified public accountants, or (3) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of independent accountants (including to the Lenders); it being understood and agreed that the U.S. Collateral Agent and the Collateral Administrator will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower, and neither the U.S. Collateral Agent nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures or the content of such letters. Notwithstanding the foregoing, in no event shall the U.S. Collateral Agent or the Collateral Administrator be required to execute any agreement in respect of the independent certified public accountants that such party determines adversely affects it in its individual capacity; provided that, for the avoidance of doubt, no breach, default or Event of Default shall result solely from the failure of any report or notice required to be delivered under this paragraph if such failure is solely due to the refusal by the U.S. Collateral Agent or the Collateral Administrator to execute any agreement it is directed to execute by the Borrower in accordance with this paragraph.

(b) On or before December 30 of each year commencing in 2023, the Borrower shall cause to be delivered to the U.S. Collateral Agent, the Collateral Administrator and the Blackstone Asset Based Finance Representative an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report (and each Collateral Report delivered during a month in which a Quarterly Payment Date occurred) received since the last statement (1) indicating that the calculations in those Payment Date Reports and Collateral Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this Agreement and (2) listing the Aggregate Principal Balance of the Collateral Loans securing the Loans as of the immediately preceding Measurement Date; provided that (x) in the event of a conflict between the determination by such firm of independent certified public accountants and the determination by the Borrower with respect to any matter in this Section 5.35, the determination by such firm of independent public accountants shall prevail absent manifest error; and (y) if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Blackstone Asset Based Finance Representative, the Administrative Agent and the U.S. Collateral Agent and describe such inconsistency in reasonable detail.

5.36 Tax Matters as to the Borrower.

The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position. The Borrower shall at all times maintain its status as an entity disregarded as separate from its owner for U.S. federal income tax purposes, and neither the Borrower nor its regarded owner for U.S. federal income tax purposes shall take any action that would change such status of the Borrower.

The Borrower (or the Equity Holder) shall timely file, or cause to be filed, and shall cause the Investment Subsidiary to timely file, all U.S. federal or other material tax returns and information statements and returns relating to the Borrower’s income and assets that are required to be filed under applicable law and shall pay or cause to be paid any U.S. federal or other material taxes required to be paid on income derived from the Collateral. The Borrower shall also provide, if required, a duly completed IRS Form W-9 or any successor to such IRS form in the name of the Equity Holder (or, if different, the regarded owner of the Borrower for U.S. federal income purposes) to the payor with respect to any item included in the Collateral at the time such item is acquired or entered into.

5.37 Transaction Data Room.

The Borrower shall at all times maintain a Transaction Data Room, and shall cause to be maintained therein electronic copies of all documents and other information required by this Agreement and other Loan Documents to be maintained therein.

5.38 Luxembourg Share and Receivables Pledge Agreements.

During the continuance of an Event of Default, the Borrower will as soon as practicable following request by the LuxCo Collateral Agent (at the direction of the Requisite Lenders) cause the Investment Subsidiary to register the Borrower’s interest in the shares issued by the Investment Subsidiary the name of the LuxCo Collateral Agent or its designee in connection with enforcement by the LuxCo Collateral Agent of its rights under the Investment Subsidiary Luxembourg Share and Receivables Pledge Agreement.

5.39  Status of BDC.

If the Equity Holder shall at any time fail to maintain its status as a “business development company” under the Investment Company Act, then, so long as such failure has occurred and is continuing, the Equity Holder shall comply with the asset coverage ratio applicable under the Investment Company Act applicable to “business development companies” to the same extent as if it were a “business development company” thereunder.

Article VI.  EVENTS OF DEFAULT

6.1 Events of Default.

The term “Event of Default” shall mean any of the events set forth in this Section 6.1:

(a) a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Loan or any related obligations in respect thereof and, in each case, the continuation of such default for five Business Days after the date such amounts become due and payable if such date is provided in this Agreement or the applicable Loan Document (or, if no such date is provided or such amount is not fixed, after notice shall have been given to the Borrower by the Requisite Lenders, the intended recipient of such amounts or the Administrative Agent, specifying such amount that has become due and payable and the date on which such amount is due and payable); provided that in the case of a failure to pay due to an administrative error or omission by the Administrative Agent or the U.S. Collateral Agent, such failure continues for seven Business Days after the Administrative Agent or the U.S. Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(b) a default in the payment of (1) any principal (other than any Mandatory Prepayment due and payable pursuant to Section 2.7(c)) due on any Loans when such principal becomes due and payable and, other than in the case of the failure to pay any such amount on the Stated Maturity, the continuation of such default for three Business Days or (2) any principal pursuant to a Mandatory Prepayment due on any Loans when such principal becomes due and payable pursuant to Section 2.7(c); provided that, in the case of any such failure to pay due to an administrative error or omission by the Administrative Agent or the U.S. Collateral Agent, such failure continues for seven Business Days after the Administrative Agent or the U.S. Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(c) the failure on any Quarterly Payment Date to disburse amounts available in the Payment Account or Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of three Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Administrative Agent, the U.S. Collateral Agent or the Collateral Administrator, such failure continues for seven Business Days after the Administrative Agent, the U.S. Collateral Agent or the Collateral Administrator, as applicable, receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(d) any Borrower Entity or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act; or the Lenders are at any time determined to hold an “ownership interest” in a “covered fund” for purposes of the Volcker Rule;

(e) the occurrence of any one or more of the following:

(1) failure of any representation or warranty in Section 4.8 or 4.11 to be correct in all material respects when made, or default in the performance, or breach, of any covenant contained in Section 5.1(d), 5.10, 5.11, 5.12, 5.13, 5.16, 5.19(a)(ii), 5.19(b), 5.19(c), 5.39 or 10.2 (as a result of failure of clause (c) or (d) thereof to be satisfied);

(2) default in the performance, or breach, of any covenant contained in Section 5.19(d), and such default, breach or failure continues for a period of five (5) Business Days after a Credit Party or the Collateral Manager receives written notice or has actual knowledge of such default, breach or failure;

(3) failure of the representation or warranty in Section 4.4 to be correct in all material respects when made with respect to the Borrower’s obligations under one or more

Collateral Loans or other items of Collateral, or default or breach of any covenant contained in Section 5.30, and there has occurred or there could reasonably be expected to occur a material adverse effect on the rights, interests or remedies of the Agents or any Lender under any of the Loan Documents; or

(4) (x) default in the performance, or breach, of any other covenant, warranty or other agreement of a Credit Party or the Collateral Manager under this Agreement or any other Loan Document, or (y) the failure of any representation or warranty of a Credit Party or the Collateral Manager made in this Agreement, any other Loan Document or in any related certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in all material respects when made (other than a covenant, representation, warranty or other agreement or a portion thereof a default in the performance or breach or failure of which is otherwise specifically dealt with in this Section 6.1), and such default, breach or failure either (A) is not susceptible of cure or (B) continues for a period of 30 days after such Credit Party or the Collateral Manager, as applicable, receives written notice or has actual knowledge of such default, breach or failure;

(f) (1) the entry of a decree or order by a court of competent jurisdiction (A) adjudging any Credit Party or the Collateral Manager as bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Credit Party or the Collateral Manager under the Debtor Relief Law or any other applicable law, or (C) appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of any Credit Party or the Collateral Manager or of any substantial part of its respective properties, or (D) ordering the winding up or liquidation of the affairs of any Credit Party or the Collateral Manager; or (2) an involuntary case shall be commenced against any Credit Party under any debtor relief laws now or hereafter in effect and such case under this clause (2) shall continue for 30 days without having been dismissed, bonded or discharged;

(g) the institution by any Credit Party or the Collateral Manager of proceedings for such Credit Party or the Collateral Manager to be adjudicated as bankrupt or insolvent, or the consent by any Credit Party or the Collateral Manager to the institution of bankruptcy or insolvency proceedings against it, or the filing by any Credit Party or the Collateral Manager of a petition or answer or consent seeking reorganization or relief under the Debtor Relief Law or any other similar applicable law, or the consent by any Credit Party or the Collateral Manager to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any Credit Party or the Collateral Manager of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by any Credit Party or the Collateral Manager in furtherance of any such action;

(h) any Lien on any portion of the Collateral created pursuant to the Loan Documents shall, at any time after delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien subject only to Permitted Liens except (1) in accordance with the terms of the Loan Documents, (2) due to any act or omission of any Lender or any Agent or (3) with respect to property that secured a Collateral Loan and that became property of a Borrower Entity through foreclosure or similar process under the related Underlying Instruments, Liens on such property that are unperfected for not more than 30 days;

(i) any of the Loan Documents ceases to be in full force and effect (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders) other than in accordance with the terms of the Loan Documents, or due to any act or omission of any Lender or any Agent;

(j) the rendering of one or more final judgments or decrees or orders against any Credit Party (other than the Equity Holder) involving in the aggregate a liability in excess of the Threshold Amount, such Credit Party shall not have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms within 30 days, or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal within 30 days;

(k) the occurrence of an act by any Credit Party or the Collateral Manager that constitutes fraud (as determined in an adjudication by a court of competent jurisdiction) in the performance of its obligations under this Agreement or any other Loan Document or in the performance of investment advisory services comparable to those contemplated to be provided by the Borrower or the Collateral Manager under this Agreement or any other Loan Document, or any such Person being indicted for a felony criminal offense materially related to the performance of its obligations under this Agreement or any other Loan Document or in the performance of investment advisory services comparable to those contemplated to be provided by the Borrower or the Collateral Manager under this Agreement or any other Loan Documents;

(l) the occurrence of a Collateral Manager Termination Event or the termination of the Collateral Management Agreement;

(m) the occurrence of a Change in Control;

(n) the Investment Subsidiary ceases to be a direct, wholly owned subsidiary of the Borrower;

(o) in respect of the Investment Subsidiary, any corporate action, legal proceedings or other procedure or step is taken in relation to any Debtor Relief Law;

(p) (1) failure of the Borrower to have an Independent Director, (2) the Borrower shall cause any Independent Director to be removed without “cause”, (3) the Borrower shall appoint an Independent Director which is not from a nationally recognized service, that is not approved as of the Closing Date or otherwise is not reasonably acceptable to the Blackstone Asset Based Finance Representative or (4) the Borrower fails to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel of national standing could no longer render a substantive non-consolidation opinion with respect to the Borrower, on the one hand, and the Equity Holder on the other hand;

(q) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Equity Holder and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty

Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Equity Holder and such lien shall not have been released within five Business Days;

(r) the Borrower, the Collateral Manager or the Equity Holder makes or attempts to make any assignment of rights and obligations under the Loan Documents without consent of the Lenders;

(s) any Extraordinary Event shall occur;

(t) in relation to any Borrower Entity existing under or subject to Luxembourg law:

(1) such Borrower Entity becomes subject to, or any corporate action, legal proceedings or other formal procedure or step is taken in relation to, bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de faillite) or voluntary or judicial liquidation (liquidation volontaire ou judiciaire) proceedings;

(2) such Borrower Entity is in a state of cessation of payments (cessation de payments); or

(3) an application has been made by such Borrower Entity or any other entitled person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings.

The Blackstone Asset Based Finance Representative or the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative) shall promptly notify KBRA upon obtaining actual knowledge of any Event of Default.

6.2 Remedies.

If an Event of Default shall have occurred and be continuing, the Requisite Lenders or the Administrative Agent (acting at the direction of the Requisite Lenders) may exercise the rights, privileges and remedies set forth in this Section 6.2:

(a) Upon notice to the Borrower require that the Lenders must receive at least two Business Days’ notice of each of the following and that each of the following shall require the prior approval by the Requisite Lenders, whether or not approved by the Borrower’s board of directors or other persons performing similar functions: (1) issuance of any commitment to make, and the purchase or origination (other than pursuant to commitments then in effect) of, any Collateral Loan or other loan or security constituting any Collateral or any interest therein, (2) any amendment, modification, or waiver of, or any consent to departure from, or supplement to, any term or provision of any Collateral Loan or other loan or security constituting any Collateral, (3) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other loan or security constituting any Collateral, except upon payment in full of such Collateral Loan or other loan or security, or any subordination or limitation of recourse with respect thereto, (4) any purchase of any Eligible Investment (provided, in the case of this clause (4), that such prior approval by the Requisite Lenders shall not be unreasonably withheld or delayed), and (5) any other action or decision not to act which impairs or could be reasonably likely to impair the value of any Collateral Loan or other loan or security constituting any Collateral, or to extend or increase the Borrower’s obligations with respect thereto or to interfere with the exercise of rights or remedies with respect to any Collateral Loan or other loan or security constituting any Collateral.

(b) Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under applicable law, including the UCC, the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative) or the Requisite Lenders, by notice to the Borrower, may:

(1) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate; and

(2) declare the principal of and the accrued and unpaid interest on the Loans and the Notes and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Sections 2.7 and 2.9) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower;

provided that, upon the occurrence of any Event of Default described in clause (f) or (g) of Section 6.1, the Commitments shall automatically terminate and the Loans and all such other amounts shall automatically become due and payable, without any further action by any party.

(c) Upon the occurrence and during the continuance of an Event of Default, subject to Section 6.3(h) below, the Requisite Lenders or the U.S. Collateral Agent, acting at the direction of the Requisite Lenders through the Administrative Agent, will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law.

6.3 Additional Collateral Provisions.

(a) Release of Security Interest. If and only if all Obligations under the Loans (other than any Contingent Obligations that expressly survives the termination of this Agreement) have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately and automatically terminate without any action by any party and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VI. in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

(b) Additional Rights and Remedies.

(i) The U.S. Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other applicable law. Upon the occurrence and during the continuance of an Event of Default, the U.S. Collateral Agent or its designees shall, if so directed by the Requisite Lenders through the Administrative Agent, (1) instruct the Borrower to deliver any or all of the Collateral, the Related Contracts, Underlying Instruments and any other documents relating to the Collateral to the U.S. Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (2) sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (3) take control of the proceeds of any such Collateral; (4) exercise any consensual or voting rights in respect of the Equity Holder Collateral and, subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of any other Collateral; (5) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (6) enforce the Equity Holder’s rights and remedies with respect to the Equity Holder Collateral, and enforce the Borrower’s rights and remedies with respect to the Collateral; (7) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (8) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Contracts; (9) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (10) subject to Section 12.15, make copies of or, if necessary, remove from the Borrower’s and its agents’ place of business all books, records and documents relating to the Collateral; and (11) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Equity Holder hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the U.S. Collateral Agent or the Requisite Lenders, it shall execute all documents and agreements which are necessary or appropriate to have the Equity Holder Collateral assigned to the U.S. Collateral Agent or its designee. The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the U.S. Collateral Agent or the Requisite Lenders, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the U.S. Collateral Agent or its designee. For purposes of taking the actions described in clauses (1) through (11) of this Section 6.3(b), the Borrower and the Equity Holder each hereby irrevocably appoints the U.S. Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations (other than any Obligation that expressly survives the termination of this Agreement) remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the U.S. Collateral Agent or in the name of such Person or otherwise, for the use and benefit of the U.S. Collateral Agent, but at the cost and expense of the Borrower to the extent provided in Section 12.3 and, to the extent permitted by applicable law, without notice to such Person. Such appointment shall not be deemed to impose upon the U.S. Collateral Agent the obligation to exercise any such powers unless directed to do so by the Administrative Agent in accordance with the terms of this Agreement.

All documented and reasonable sums paid or advanced by the U.S. Collateral Agent in connection with the foregoing and all documented and reasonable out-of-pocket costs and expenses (including documented and reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the 10th Business Day after demand for payment until repaid in full, shall be paid by the Borrower to the U.S. Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Without the prior written consent of all of the Lenders, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

(ii) Notwithstanding anything to the contrary herein, if a Specified Event of Default has occurred and is then continuing but no other Event of Default has occurred and is then continuing, no Lender shall direct the U.S. Collateral Agent to sell or otherwise dispose of the Collateral, and the U.S. Collateral Agent shall retain the Collateral securing the Loans intact (except as otherwise expressly permitted or required by Section 10.1), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Loans in accordance with the Priority of Payments and Section 6.4, unless the Blackstone Asset Based Finance Representative determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Loans for principal and interest and all accrued and unpaid Administrative Expenses.

For the avoidance of doubt, if an Event of Default (other than a Specified Event of Default) occurs and is continuing, or if the Blackstone Asset Based Finance Representative makes the determination set forth in the preceding paragraph, then the Requisite Lenders shall have the right to direct the Collateral Agent to sell or otherwise dispose of the Collateral in accordance with the terms hereof.

“Specified Event of Default” means an Event of Default under (i) Section 6.1(b)(2), 6.1(m) or 6.1(s), or (ii) 6.1(e), 6.1(f), 6.1(g), 6.1(j) or 6.1(l), in any case under this clause (ii) to the extent related to the Equity Holder, the Limited Guarantor or the Collateral Manager.

(c) Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d) Related Contracts.

(1) The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts or except as otherwise permitted by Section 5.19(a), after the occurrence and during the continuance of an Event of Default, it shall (x) upon the written request of either Agent, promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements, and (y) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent.

(2) The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all original copies of the Related Contracts relating to the Collateral in trust for the U.S. Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the U.S. Collateral Agent or its designee.

(e) Borrower Remains Liable.

(1) Notwithstanding anything herein to the contrary, (x) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (y) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from (and shall not impose upon such Secured Party) any of the Borrower’s duties or obligations under any such contracts or agreements included in the Collateral.

(2) No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral (or by the exercise of any rights or remedies available to either Agent or any other Secured Party hereunder or thereunder) and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(f) Protection of Collateral. Each of the Equity Holder and the Borrower, or the Collateral Manager on behalf of and at the expense of the Borrower, shall ensure that the Investment Subsidiary from time to time executes and delivers all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable as requested by either Agent to secure the rights and remedies of the Secured Parties hereunder and to:

(1) grant security more effectively on all or any portion of the Collateral;

(2) maintain, preserve and perfect any grant of security made, continued or to be made by this Agreement including, without limitation, the first priority nature of the lien (subject to Permitted Liens) or carry out more effectively the purposes hereof;

(3) perfect, publish notice of or protect the validity of any grant made, continued or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(4) maintain, preserve and perfect the Grant by the Investment Subsidiary pursuant to the LuxCo Security Documents;

(5) perfect, publish notice of or protect the validity of the Lien granted by the Investment Subsidiary pursuant to the LuxCo Security Documents (including any and all actions necessary or desirable as a result of changes in law or regulations);

(6) enforce any of the Collateral or other instruments or property included in the Collateral;

(7) preserve and defend title to the Collateral and the rights therein of the Collateral Agents and the Secured Parties in the Collateral against the claims of all Persons and parties (other than any holder of any Permitted Lien); and

(8) pay or cause to be paid any and all material taxes levied or assessed upon all or any part of the Collateral in accordance with Section 5.2.

The Borrower (for itself and on behalf of ~~the~~ the Investment Subsidiary) hereby designates each of the U.S. Collateral Agent and the Administrative Agent as its agent and attorney in fact to file any UCC-1 financing statement and continuation statement covering all assets of the Borrower, the Investment Subsidiary, and, for the purposes of the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, all other instruments, and take all other actions, required pursuant to this Section 6.3. Such designation shall not impose upon the U.S. Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 6.3. The Borrower further authorizes and shall cause the Borrower’s United States counsel or the Blackstone Asset Based Finance Representative’s United States counsel to file without the Borrower’s signature any UCC-1 or UCC-3 financing statements covering all assets of the Borrower that may be required by the Lenders in connection with this Agreement and the transactions contemplated hereby.

The Equity Holder designates each of the U.S. Collateral Agent and the Administrative Agent as its agent and attorney in fact to file any UCC-1 financing statement and continuation statement covering the Equity Holder Collateral and, for the purposes of the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, all other instruments, and take all other actions, required pursuant to this Section 6.3. Such designation shall not impose upon the U.S. Collateral Agent, or release or diminish, the Equity Holder’s obligations under this Section 6.3. The Equity Holder further authorizes and shall cause the Equity Holder’s United States counsel or the Blackstone Asset Based Finance Representative’s United States counsel to file without the Equity Holder’s signature any UCC-1 or UCC-3 financing statements covering the Equity Holder Collateral that may be required by the Lenders in connection with this Agreement and the transactions contemplated hereby.

(g) Borrower Cooperation. If the consent or signature of or other action (including, without limitation, registering the assignee in any register of lenders maintained by it) by the Borrower or any Affiliate of the Borrower (in each case whether as administrative agent, servicer, registrar or in any other capacity) is or could be required for the transfer of all or any portion of a Collateral Loan by the Borrower, the Administrative Agent may require the Borrower or such Affiliate to provide reasonable assurances to the Administrative Agent that the Borrower or such Affiliate will not, in its capacity as administrative agent, servicer, registrar or in any other such capacity, unreasonably withhold or delay any such consent, signature or other action.

The Borrower shall deliver (i) any promissory notes held by it and (ii) any Escrowed LP Interest Transfer Documents (collectively, the “Custody Documents”) to the Document Custodian in physical form at the address specified on the signature page of the Document Custodian. The Document Custodian shall at all times hold all Custody Documents received by it in physical form at one of its offices in the United States (for purposes hereof, the “Custodial Office”). The Document Custodian may change the Custodial Office at any time and from time to time upon notice to the Borrower, the Collateral Manager, the U.S. Collateral Agent and the Administrative Agent, provided that the replacement Custodial Office shall be an office of the Document Custodian located in the United States. All Custody Documents held by the Document Custodian shall be available for inspection by the Blackstone Asset Based Finance Representative and the Lenders upon prior written request and during normal business hours of the Document Custodian. Any such inspection shall occur no earlier than five Business Days after such inspection is requested in writing and the costs of such inspection shall be borne by the requesting party. The Blackstone Asset Based Finance Representative (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Document Custodian shall not be required to hold or accept custody of any other document hereunder to the extent such document is of a type not approved for deposit into the custodial vault of the Document Custodian; provided that (1) the Document Custodian notifies the Blackstone Asset Based Finance Representative prior to refusing to hold such documents and (2) the failure of the Document Custodian to accept and hold such documents shall not result in a default or an Event of Default with respect to the Borrower hereunder (provided that copies of such documents shall have been delivered by the Borrower to or otherwise made available to the Blackstone Asset Based Finance Representative). For the avoidance of doubt, the Document Custodian shall not be required to review or provide any certifications in respect of Custody Documents delivered and held by it. For the avoidance of doubt, other than in respect of any promissory notes or Escrowed LP Interest Transfer Documents, the Document Custodian shall not be required to hold custody of Underlying Instruments, Related Contracts or Diligence Information.

Except as expressly set forth in the paragraph immediately below, the Document Custodian shall have no obligation to review or verify whether the Borrower or the Collateral Manager on its behalf has obtained or delivered (or made available in the Transaction Data Room) the necessary information and other documents required for purchases of Collateral Loans hereunder, and the Document Custodian shall have no obligation to maintain the Transaction Data Room on behalf of the Borrower.

After the occurrence and during the continuance of an Event of Default, the Document Custodian agrees to cooperate with the Blackstone Asset Based Finance Representative and the Collateral Agents (acting at the direction of the Requisite Lenders) in order to take any action that Blackstone Asset Based Finance Representative deems necessary or desirable in order for such Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Direct Pledge Entities under the Loan Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Document Custodian receives instructions from a Collateral Agent, the Collateral Manager or the Borrower that conflict with any instructions received by the Requisite Lenders (or the Administrative Agent on their behalf) after the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow the instructions given by the Requisite Lenders.

Except as otherwise expressly provided above in this clause (g), Custody Documents shall be released by the Document Custodian only in connection with sales of Collateral Loans (i) by the Collateral Manager in accordance with Article X. hereof or (ii) pursuant to the exercise of remedies under the Loan Documents, and in each case only upon delivery to the Document Custodian of a request for release substantially in the form of Exhibit H from the Collateral Manager (or, in connection with the exercise of remedies, the U.S. Collateral Agent (acting at the direction of the Blackstone Asset Based Finance Representative)) and which request for release shall be deemed a certification that such conditions for release have been satisfied. Upon receipt of such direction, the Document Custodian shall release the Custody Documents to the Collateral Manager or the U.S. Collateral Agent (acting at the direction of the Blackstone Asset Based Finance Representative) (or as otherwise provided in the related release request), as applicable, and neither the U.S. Collateral Agent nor the Collateral Manager will be required to return the related Custody Documents to the Document Custodian. Written instructions as to the method of shipment and shipper(s) the Document Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Document Custodian’s duties under this clause (g) shall be delivered by the U.S. Collateral Agent (acting at the direction of the Blackstone Asset Based Finance Representative) or Collateral Manager, as applicable, to the Document Custodian prior to any shipment of any Custody Documents hereunder. If the Document Custodian does not receive any such written instruction from the U.S. Collateral Agent (acting at the direction of the Blackstone Asset Based Finance Representative) or Collateral Manager, as applicable, the Document Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager or Requisite Lenders, as applicable, shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the U.S. Collateral Agent (acting at the direction of the Blackstone Asset Based Finance Representative) or Collateral Manager, as applicable, deem appropriate.

The Document Custodian shall have no obligation to review or verify whether the Borrower or the Collateral Manager on its behalf has obtained and delivered (or made available to the Transaction Data Room) the necessary Underlying Instruments or Related Contracts required for purchases of Collateral Loans hereunder, and the Document Custodian shall have no obligation to maintain the Transaction Data Room on behalf of the Borrower.

(h) Option to Purchase Collateral. Notwithstanding anything to the contrary herein, prior to any exercise of remedies pursuant to this Section 6.3 (other than any exercise of remedies resulting from an Event of Default described in Section 6.1(f) or (g)), the Equity Holder or its designee shall, subject to the additional requirements set forth in this Section 6.3(h), have the right to purchase all (but not less than all) of the Collateral Loans included in the Collateral Portfolio at a purchase price at least equal to the sum of the-then accrued and outstanding Obligations, as reasonably determined by the Blackstone Asset Based Finance Representative. Prior to any exercise of remedies pursuant to this Section 6.3 (other than any exercise of remedies resulting from an Event of Default described in Section 6.1(f) or (g)) the Blackstone Asset Based Finance Representative shall provide the Borrower and the Collateral Manager not less than three Business Days’ prior written notice, and the Equity Holder or its designee may exercise such right by giving written notice to the Borrower, the Blackstone Asset Based Finance Representative and the Administrative Agent (with a copy to the U.S. Collateral Agent) of its election to exercise such right (the “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than 5:00 p.m. New York City time on the Business Day prior to the Business Day fixed by the Blackstone Asset Based Finance Representative for the exercise of such remedies. Once an Exercise Notice is delivered, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral Loans, at the price referenced above, for settlement within the normal settlement period for such Collateral. The cash purchase price must be received no later than 10 Business Days following delivery of the Exercise Notice or, if earlier, upon settlement of the loan transfers. The Administrative Agent, the U.S. Collateral Agent and the Blackstone Asset Based Finance Representative shall not cause liquidation of the Collateral to occur during the time that the Equity Holder or its designee are entitled to provide an Exercise Notice. The sale of Collateral Loans as set forth in this Section 6.3(h) is not intended to be a foreclosure by a Collateral Agent on any of the Collateral pursuant to a public or private sale under the UCC and the Borrower shall be required to deliver the Collateral Loans to one legal buyer in accordance with market settlement procedures.

6.4 Application of Proceeds.

Unless and until the principal of and the accrued and unpaid interest on the Loans and the Notes and all other amounts whatsoever payable by the Borrower have become due and payable pursuant to Section 6.2(b), all proceeds received in respect of the Collateral will be applied in accordance with the Priority of Payments specified in Section 9.1(a), and thereafter all proceeds received will be applied to the Obligations on each Quarterly Payment Date (or on any other date or dates as directed from time to time by the Requisite Lenders in their sole and absolute discretion) in the following order of priority:

(a) to the payment of taxes, registration and filing fees then due and owing by the Borrower Entities (excluding Extraordinary Expense Amounts);

(b) first, to the payment to the Bank Parties for all due and unpaid Administrative Expenses owing to them (including Indemnified Amounts but excluding Excluded Payments); second, to the payment to the Administrative Agent for all due and unpaid Administrative Agent Fees and all other Administrative Expenses owing to the Administrative Agent (including indemnity payments); third, to the payment of Administrative Expenses (other than those paid under sub-clauses first and second above, but excluding Excluded Payments), in the order of priority set forth in the definition of “Administrative Expenses”; and fourth, to the payment of all other amounts due to the Agents hereunder, excluding Excluded Payments; provided that the Quarterly Cap shall be disregarded;

(c) unless waived by the Collateral Manager (or its designee), which waiver shall be permanent and irrevocable, to the payment to the Collateral Manager (or its designee) of all due and unpaid Collateral Management Fee;

(d) to the Lenders for payment (allocated on a pro rata basis) of, first, accrued and unpaid (i) interest on the Loans due on such Quarterly Payment Date and any prior Quarterly Payment Date and (ii) Agency Fees due on such Quarterly Payment Date and any prior Quarterly Payment Date; second, accrued and unpaid Minimum Utilization Fees due on such Quarterly Payment Date and any prior Quarterly Payment Date, third, principal of the Loans until such principal is paid in full; fourth, any and all Increased Costs due on the Loans; and, fifth, any and all other amounts due in respect of the Loans or payable under the Loan Documents;

(e) to the payment of Extraordinary Expense Amounts; and

(f) any remainder, to the Equity Holder and such other parties as may be entitled thereto, in each case, in accordance with such instructions and in such pro rata amounts as are specified by the Collateral Manager to the U.S. Collateral Agent.

If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (g) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (g) above and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

Article VII.  THE AGENTS

7.1 Appointment and Authorization.

Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower. Each Lender acknowledges that the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder. As to any matters not expressly provided for by this Agreement, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (and, as applicable in the case of the Administrative Agent, the Blackstone Asset Based Finance Representative), and such instructions shall be binding; provided that Agents shall not be required to take any action which exposes the Agents to liability or which is contrary to this Agreement or the Loan Documents or Applicable Law unless the Agents are furnished with an indemnification reasonably satisfactory to Agents. The Borrower agrees to compensate the Administrative Agent, each Collateral Agent, the Document Custodian, each Custodian, the Securities Intermediary and the Collateral Administrator for their fees as set forth herein and in the Agent Fee Letters pursuant to the Priority of Payments. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action pursuant to, the Loan Documents, each Agent, the Securities Intermediary, the Document Custodian and the U.S. Custodian each shall have all of the rights, immunities, indemnities and other protections granted to them under this Agreement (in addition to those that may be granted to them under the terms of any other Loan Document). Notwithstanding any provision to the contrary elsewhere in the Loan Documents, each Agent (and any successors) shall have a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if such institution has no short-term issuer rating) at the time of its appointment.

7.2 Agents and Affiliates.

The Agents shall each have the same rights and powers under this Agreement as the Lenders and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate or any Affiliate Employee of the Borrower as if it were not an Agent hereunder, and the term “Lender” and “Lenders” may include U.S. Bank National Association and/or any Affiliate of U.S. Bank National Association in its individual capacity to the extent such Person is a Lender hereunder. The provisions in this Article VII. with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders.

7.3 Actions by Agent.

The obligations of the Agents hereunder are only those expressly set forth herein. No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent. The provisions of this Article VII. are solely for the benefit of the Agents and the Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Borrower). In performing its functions and duties solely under this Agreement, and under the other Loan Documents, each Agent shall act solely as the agent of the Lenders (other than as specified in Section 12.5(f) relating to the maintenance of the Register) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI. .

In connection with any act or action (including failure to act) that the Administrative Agent is authorized to take in connection with this Agreement or any Loan Documents (including, without limitation, in providing any instructions to the Collateral Agents and the Collateral Custodian), the Administrative Agent may (and it shall be deemed reasonable for the Administrative Agent to) request instructions from the Requisite Lenders (and, as applicable, the Blackstone Asset Based Finance Representative) with respect to such act or action

(including failure to act) (and it shall be deemed reasonable for the Administrative Agent to take any act or action (including failure to act) so instructed by the Requisite Lenders (and, as applicable, the Blackstone Asset Based Finance Representative)). If the Administrative Agent requests instructions from the Requisite Lenders (and, as applicable, the Blackstone Asset Based Finance Representative) with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Requisite Lenders or the Blackstone Asset Based Finance Representative, as the case may be; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. If any Collateral Agent, any Custodian or the Document Custodian requests instructions from the Administrative Agent with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, such Collateral Agent, Custodian or Document Custodian shall be entitled to refrain from such act or taking such action unless and until such Collateral Agent, Custodian or Document Custodian shall have received instructions from the Administrative Agent; and no Collateral Agent, Custodian or Document Custodian shall incur liability to any Lender or any other party by reason of so refraining.

7.4 Delegation of Duties; Consultation with Experts.

Each Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any unaffiliated agents or attorneys-in-fact selected by it with reasonable care. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

7.5 Liability of Agents.

(a) No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (1) at the direction of the Borrower or the Collateral Manager in the manner and to the extent expressly provided in this Agreement or other Loan Document, (2) with the consent or at the request of the Requisite Lenders (and, in the case of the Administrative Agent, the Blackstone Asset Based Finance Representative) or (3) in the absence of its own gross negligence, willful misconduct or bad faith. No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (1) any statement, warranty or representation made in connection with this Agreement or any Borrowing or Commitment hereunder; (2) the performance or observance of any of the covenants or agreements of the Borrower or Collateral Manager; (3) the satisfaction of any condition specified in Article III. ; or (4) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection therewith (including, for the avoidance of doubt, the existence, priority or perfection of the liens and security interests granted hereunder or under any Loan Document). No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, electronic communication or other writing (which may be a bank wire, telex, electronic mail or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Requisite Lenders (and, as applicable, the Blackstone Asset Based Finance Representative) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent has been advised of the likelihood of such damages and regardless of the form of action. The U.S. Collateral Agent, Custodian and Document Custodian shall be entitled to rely upon directions or consents provided by the Administrative Agent as if provided by the Requisite Lenders (or other requisite Lenders) directly.

(b) The following additional provisions apply with respect to the Agents (including in their respective capacities as Collateral Administrator, Document Custodian, Custodian and Securities Intermediary):

(1) the Agents shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of such Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default or Event of Default) thereof from the Borrower, the Collateral Manager or a Lender;

(2) no provision of this Agreement or the other Loan Documents shall require the Agents to advance, expend or risk its own funds or otherwise incur any financial liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it (unless and to the extent such risk or expense relates solely to the performance of its ordinary duties hereunder, including the sending of notices expressly required hereunder);

(3) the Agents shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on Eligible Investments which are deposits in or certificates of deposit of U.S. Bank National Association or any Affiliate in its commercial capacity and income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Agents in Eligible Investments;

(4) the Agents shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Agents shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(5) without prejudice to the Agents’ duties under Article VI. or any other provision of any Loan Document, the Agents shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.

(c) The Agents shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement or the other Loan Documents against the Agents. The Agents shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement at the request or direction of the Requisite Lenders (or any other Person authorized or permitted to direct the Agents hereunder, including without limitation, any Lender or the Blackstone Asset Based Finance Representative) pursuant to this Agreement or such other Loan Document, unless one or more Lenders or other such Persons shall have offered the Agents security or indemnity reasonably acceptable to the Agents against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(d) In no event shall the Agents be liable for the selection of any investments or any losses in connection therewith, or (except as provided in Section 8.2(c)) for any failure to invest funds in the absence of instruction from the Borrower in accordance with this Agreement, or for any failure of the Borrower to timely provide investment instruction to the Agents in connection with the investment of funds in or from any account set forth herein. Except with respect to Section 8.2(c), in the absence of a Borrower Order all funds in any account held under this Agreement shall be held uninvested.

(e) The Agents and their Affiliates shall be permitted to receive additional compensation that could be deemed to be in such Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(f) Without limiting the generality of any terms of this section, the Agents shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Blackstone Asset Based Finance Representative, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Agents or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the its part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(g) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Laws”), the Agents are required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agrees to provide to the Agents upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable Laws.

(h) The grant of any permissive right or power hereunder (without an explicit duty to act) to any Agent shall not be construed to impose a mandatory duty to act. The rights, protections and immunities afforded to the Agents and the Bank Parties shall also be afforded to the Custodian, the Document Custodian and the Securities Intermediary, mutatis mutandis.

(i) In no event shall any Agent have any responsibility or liability for the determination or verification of an alternative rate or any liability for any failure or delay in performing its duties as a result of the unavailability of Term SOFR in connection with the Blackstone Asset Based Finance Representative’s failure to designate an alternative rate or otherwise.

(j) The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, the Collateral Manager, any Lender or any other Person under or in connection with this Agreement or any Loan Document except (1) as specifically provided in this Agreement or any Loan Document and (2) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

(k) No Agent shall have any duty, obligation or liability to access the Transaction Data Room unless directed to do so by the Requisite Lenders or the Administrative Agent (acting at the direction of the Requisite Lenders or the Blackstone Asset Based Finance Representative). In addition, no Agent shall have any obligation to determine or verify (i) the Borrowing Base or whether a Borrowing Base Deficiency has occurred or is existing, and shall be entitled to conclusively rely on a notice of the occurrence thereof from the Blackstone Asset Based Finance Representative or Collateral Manager or (ii) the Eligible Collateral Loan Criteria. The powers conferred on the Collateral Agents under the Loan Documents are solely to protect the Secured Parties’ interests in the Collateral, shall not impose any duty upon the Collateral Agents to exercise any such powers, unless and to the extent expressly provided herein and in the other Loan Documents, and are subject to the provisions of this Agreement. No Agent shall have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in this Agreement or the other Loan Documents), unless and to the extent expressly provided herein and in the other Loan Documents, and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower in accordance with the terms and conditions set forth herein and in the other Loan Documents. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no Agent shall have any obligation to take any discretionary action under this Agreement or any Loan Document and before taking or omitting any action to be taken or omitted by an Agent under the terms of this Agreement and the other Loan Documents, such Agent may seek the written direction of the Requisite Lenders (and, as applicable, the Blackstone Asset Based Finance Representative) or, solely with respect to direction to a Bank Party, the Administrative Agent (which written direction may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Agents shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, such Agent shall be entitled to refrain from such action unless and until such Agent shall have received such direction, and such Agent shall not incur liability to any Person by reason of so refraining.

(l) No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable for any failure to protect against any diminution in value of the Collateral (other than due to the failure of such Agent to maintain any Covered Accounts in accordance with the terms of this Agreement). No Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Affiliate thereof or any other Person. Without limiting the generality of the foregoing, in no event shall any Agent have any responsibility or liability with respect to any instrument, certificate or report furnished pursuant to the Loan Documents, or with respect to any calculations not expressly to be determined by such Agent.

(m) At any time and from time to time, the U.S. Collateral Agent may request information from the Administrative Agent as to the identity of the Requisite Lenders or any other Lender, and the Administrative Agent will endeavor to provide such information reasonably promptly. The U.S. Collateral Agent shall be entitled to fully rely on such information from the Administrative Agent and the U.S. Collateral Agent shall have no duty, obligation or liability with respect to the identity or amount of Loans held by any Lender or the calculation of the Requisite Lenders. Without limiting the foregoing, the U.S. Collateral Agent shall be entitled to request and receive from the Administrative Agent all necessary information in respect of each Lender for purposes of making distributions to such Lender hereunder. The U.S. Collateral Agent shall have no liability for any failure or delay in taking any action hereunder as a result of a failure or delay on the part of the Administrative Agent (or the related Lender) to provide such information to the U.S. Collateral Agent.

(n) No Agent shall be liable for the actions or omissions of the Collateral Manager or the Blackstone Asset Based Finance Representative, and without limiting the foregoing, no Agent shall (except to the extent expressly provided in this Agreement) be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and no Agent shall have any additional duties following the resignation or removal of the Collateral Manager. No Agent shall have any obligation to determine: (i) if a Collateral Loan meets the criteria or eligibility restrictions imposed by this Agreement or other Loan Documents or (ii) whether the delivery conditions specified in Section 8.7.

7.6 Indemnification.

Each Lender, ratably in accordance with its Percentage Share, shall indemnify each Agent and its affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim (whether brought by or involving any party hereto or any third party), demand, action, loss or liability (except such as result from such indemnitees’ gross negligence, willful misconduct or bad faith) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder (including the enforcement of any provision hereunder or thereunder).

7.7 Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (in each case without regard to any credit rating of the Loans, whether by KBRA or any other rating agency). Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender, or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith (and without regard to any credit rating on the Loans, whether by KBRA or any other rating agency). The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.

7.8 Successor Agent.

Any Agent may resign at any time (or, shall resign in the event it no longer has a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if such institution has no short-term issuer rating)) by giving at least 60 days’ notice thereof to the Lenders, the Borrower, the Collateral Manager and KBRA (or the Rating Agency); provided that any such resignation by an Agent shall not be effective until a successor agent shall have been appointed and approved in accordance with this Section 7.8. In addition, upon the affirmative vote of the Requisite Lenders exercising good faith that an Agent has acted with gross negligence or committed an act of willful misconduct, bad faith or fraud or failed to act as required due to gross negligence, willful misconduct, bad faith or fraud in its capacity as agent hereunder, the Requisite Lenders may immediately remove such Agent. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent with the consent of the Borrower; provided that the Borrower agrees to cooperate in good faith with the Blackstone Asset Based Finance Representative to find an acceptable successor Agent as soon as practicable under the circumstances. If no successor Agent shall have been so appointed by the Requisite Lenders and approved by the Borrower, and shall have accepted such appointment, within 60 days after the notice of resignation or removal thereof, then the retiring Agent may (a) petition a court of competent jurisdiction to appoint a successor Agent or (b) appoint a successor Agent, in each case, which such successor Agent shall be (x) a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000 and (y) rated at least investment grade by one or more NRSRO at the time of such appointment. Upon the acceptance of its appointment as such Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder, and the successor Agent shall provide written notice of such appointment to the Lenders, the Collateral Manager and KBRA (or the Rating Agency). After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

This Section 7.8 shall apply to the U.S. Custodian and the Document Custodian in the same manner as an Agent.

Article VIII.  ACCOUNTS AND COLLATERAL

8.1 Collection of Money.

(a) Except as otherwise expressly provided herein, the U.S. Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the U.S. Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments. The U.S. Collateral Agent shall segregate and hold all such Money and property received by it as Agent for the Lenders and shall apply it as provided in this Agreement.

(b) All payments on the Collateral Loans and other Collateral held by any Direct Pledge Entity shall be made directly to the U.S. Collateral Agent or LuxCo Collateral Agent, as applicable, will be held in the applicable Transaction Account, and will be divided into Interest Proceeds (including Fee Proceeds) and Principal Proceeds (based upon and in reliance upon information received from the payors or the Collateral Manager). Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.

(c) Each Direct Pledge Entity (or the Collateral Manager on behalf of such Direct Pledge Entity) will provide the U.S. Collateral Agent with a copy of each agreement under which it sells all or any part of a Collateral Loan by assignment pursuant to Section 10.1. Upon receipt of written direction by such Direct Pledge Entity or the Collateral Manager (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the U.S. Collateral Agent or LuxCo Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such an assignment agreement to be paid by such Direct Pledge Entity to the assignee of such Direct Pledge Entity, the U.S. Collateral Agent will disburse such amounts as directed in such direction.

(d) The accounts established by the U.S. Collateral Agent pursuant to this Agreement may include any number of sub accounts deemed necessary by the U.S. Collateral Agent or requested by the Collateral Manager for convenience in administering the Covered Accounts and the Collateral Loans (including, for the avoidance of doubt, separate subaccounts for each Specified Currency).

(e) To the extent that any amounts are received in a Specified Currency other than USD, the U.S. Collateral Agent will cause such amounts to be deposited in the subaccount of the relevant Covered Account established for such currency (or in such other account as the U.S. Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Loan Documents). No later than the Calculation Date preceding each Quarterly Payment Date (or at any time, if an Event of Default has occurred and is continuing), the U.S. Collateral Agent shall cause, at the direction of the Collateral Manager, all amounts in each Specified Currency in the Collection Account and such subaccounts (and in each other such account) received during the related Due Period to be converted to USD, and shall cause the USD proceeds of such conversion to be deposited in the Collection Account for application on such Quarterly Payment Date pursuant to the terms and conditions set forth herein; provided that, so long as no Event of Default has occurred and is continuing and sufficient USD Interest Proceeds and USD Principal Proceeds are on deposit in the Transaction Accounts to pay all amounts owing on such Quarterly Payment Date pursuant to subclauses (A) through (H) of Section 9.1(a)(i) and subclauses (A) through (G) of Section 9.1(a)(ii), respectively, the Collateral Manager shall not be required to cause the conversion of Interest Proceeds or Principal Proceeds in non-USD Specified Currencies to USD and may cause the distribution of such non-USD amounts to the Borrower (for distribution to the Equity Holder) pursuant to subclause (I) of Section 9.1(a)(i) and subclause (H) of Section 9.1(a)(ii). For the avoidance of doubt, amounts received during a Due Period and committed to be converted by the related Calculation Date as described above shall continue to be treated as having been received in such Due Period, notwithstanding that the settlement of the currency exchange may occur after such Calculation Date (provided that such settlement occurs no later than the Business Day immediately preceding the related Quarterly Payment Date).

(f) The Securities Intermediary may employ, as subcustodians for any Pledged Collateral (and Interest Proceeds and Principal Proceeds thereon) owned by any Direct Pledge Entity denominated in Specified Currencies other than USD, subcustodians and other securities depositories, clearing agencies and clearing systems (each, an “Intermediary” and, collectively, “Intermediaries”). The Securities Intermediary shall identify on its books as belonging to the applicable Direct Pledge Entity (subject to the lien of U.S. Bank Trust Company, National Association, as U.S. Collateral Agent on behalf of the Secured Parties) any of the Pledged Collateral of such Direct Pledge Entity held by an Intermediary. The Securities Intermediary may hold any such Pledged Collateral (and related Interest Proceeds and Principal Proceeds) with one or more Intermediaries in each case in a single account with such Intermediary that is identified as belonging to the Securities Intermediary for the benefit of its customers; provided that the records of the Securities Intermediary with respect to any such Pledged Collateral and related Interest Proceeds and Principal Proceeds which are property of a Direct Pledge Entity maintained in such account shall identify by book-entry such Pledged Collateral and proceeds thereof as belonging to such Direct Pledge Entity. On the Closing Date, the Securities Intermediary is hereby directed to open sub-accounts of the Collection Account in respect of AUD, CAD, EUR, GBP and NZD. Neither the U.S. Collateral Agent nor the Securities Intermediary shall be required to open any Covered Account (or receive any Interest Proceeds or Principal Proceeds) in any non-USD Currencies other than a Specified Currency.

(g) To the extent the Borrower (or the Collateral Manager on its behalf) determines that any amounts received by the Investment Subsidiary in respect of Investment Subsidiary Collateral Loans or other Investment Subsidiary Collateral are to be included as Interest Proceeds or Principal Proceeds for distribution on a Quarterly Payment Date or other application by the U.S. Collateral Agent permitted by this Agreement and the other Loan Documents, the Borrower, having given the U.S. Collateral Agent not less than one Business Day’s prior notice, unless such notice is received prior to 12:00 p.m. New York time on the same day, shall cause the Investment Subsidiary to as soon as practicable remit to the U.S. Collateral Agent on the Borrower’s behalf any such Interest Proceeds or Principal Proceeds received by it (including, without limitation, amounts then required to be paid to the Borrower under Intercompany Funding Arrangements), which remittance shall, for amounts intended to be distributed on a Quarterly Payment Date, occur not later than the Business Day immediately succeeding the end of the related Due Period (or, to the extent that any such amounts are intended for any other application under this Agreement and the other Loan Documents, such remittance shall occur sufficiently in advance of such anticipated application as may be reasonably necessary). The Borrower shall further cause the Investment Subsidiary to convert any such amounts to USD prior to their remittance to the U.S. Collateral Agent. For the avoidance of doubt, any such amounts received (and converted into USD as described above) by the Investment Subsidiary on or prior to the Calculation Date shall be treated as having been received during the related Due Period, notwithstanding the remittance to the U.S. Collateral Agent as instructed by and in consultation with the Collateral Manager of such amounts occurs following such Calculation Date as described above. The U.S. Collateral Agent shall not have any liability for any failure to remit Interest Proceeds or Principal Proceeds on a Quarterly Payment Date (or otherwise apply any such amounts in accordance with this Agreement and the other Loan Documents) due to a failure or delay on the part of the Investment Subsidiary to timely remit such amounts in USD to the U.S. Collateral Agent on behalf of the Borrower.

(h) The Borrower shall bear all risks of investing in Pledged Collateral denominated in a foreign currency. It is understood and agreed that any foreign exchange transaction effected by the U.S. Collateral Agent may be entered with the Bank or its affiliates acting as principal or otherwise through customary banking channels. The U.S. Collateral Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. It is acknowledged and agreed that the U.S. Collateral Agent or any affiliates of the Collateral Agent involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrower. The U.S. Collateral Agent shall have no liability for any losses included in or resulting from the rates obtained in any such exchange transaction in the absence of its own bad faith, gross negligence or willful misconduct.

8.2 Collection Account.

(a) The U.S. Collateral Agent shall, on or prior to the Closing Date, establish two, segregated non-interest bearing accounts, one in the name of “HLEND Holdings C, L.P. Interest Collection Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Interest Collection Account” for purposes of Interest Proceeds and one in the name of “HLEND Holdings C, L.P. Principal Collection Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Principal Collection Account” for purposes of Principal Proceeds, and which shall collectively constitute the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Borrower, subject to the lien of the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, the sole right of withdrawal, into which the U.S. Collateral Agent shall from time to time deposit (1) all proceeds received from the disposition of any Collateral, unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans pursuant to Article X. , or in Eligible Investments or used to prepay the Loans in accordance with Section 2.7, and (2) all Interest Proceeds (including all Fee Proceeds) and all Principal Proceeds, in each case on assets held by the Borrower or to the extent received from any other applicable Borrower Entity. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the U.S. Collateral Agent (or the Securities Intermediary on its behalf) as part of the Collateral and shall be applied for the purposes herein provided. The Collection Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1.

(b) All Distributions and any net proceeds from the sale or disposition of Pledged Collateral or other collateral received by the U.S. Collateral Agent shall, subject to Section 8.2(a)(2), be immediately deposited into the Collection Account. Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the U.S. Collateral Agent (or the Securities Intermediary on its behalf) in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. By Borrower Order (which may be in the form of standing instructions), the Borrower shall at all times direct the U.S. Collateral Agent to, and, upon receipt of such Borrower Order, the U.S. Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Quarterly Payment Date. The U.S. Collateral Agent, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Borrower and the Borrower shall, within six months of receipt of such notice from the U.S. Collateral Agent, sell such Distribution or other proceeds for Cash (at a price equal to fair market value as reasonably determined by the Collateral Manager in accordance with the Servicing Standard) to any Person

(including an Affiliate of the Borrower) and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 8.2; provided that the Borrower need not sell such Distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such Distributions or other proceeds constitute Collateral Loans or Eligible Investments or securities subject to transfer restrictions that do not permit such sale or that were acquired in accordance with Section 4.15.

(c) If, prior to the occurrence of an Event of Default, the Borrower shall not have given any investment directions pursuant to Section 8.2(b), the U.S. Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the Collection Account. If the U.S. Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to the Collection Account, it shall invest the funds held in the Collection Account in the “U.S. Bank Money Market Deposit Account” (or other standing Eligible Investment identified by the Collateral Manager) maturing no later than the second Business Day immediately preceding the next Quarterly Payment Date. If, after the occurrence of an Event of Default, the Administrative Agent (acting at the direction of the Requisite Lenders) shall not have given investment directions to the U.S. Collateral Agent pursuant to Section 8.2(b) for three consecutive Business Days, the U.S. Collateral Agent shall invest such funds in Eligible Investments in the U.S. Bank Money Market Deposit Account or other standing Eligible Investment as described above maturing not later than the earlier of (1) 30 days after the date of such investment and (2) the second Business Day immediately preceding the next Quarterly Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.

(d) During the Reinvestment Period (and only during the Reinvestment Period), the Direct Pledge Entities may direct the U.S. Collateral Agent to, and upon receipt of such Borrower Order the U.S. Collateral Agent shall, (1) withdraw funds on deposit in the Transaction Accounts representing Principal Proceeds and reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X. and such Borrower Order and (2) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7. To the extent that any such reinvestment of funds on deposit in the Collection Account is to be made by the Investment Subsidiary, such Borrower Order shall direct the U.S. Collateral Agent to remit funds to the Investment Subsidiary for deposit in the relevant LuxCo Accounts (as a borrowing by the Investment Subsidiary from the Borrower under the Intercompany Funding Arrangements, as an equity contribution by the Borrower to the Investment Subsidiary or a combination thereof), in Dollars, pending application to acquire the related Collateral Loan.

In addition, after the Reinvestment Period, the Borrower may by Borrower Order direct the U.S. Collateral Agent to, and upon receipt of such Borrower Order the U.S. Collateral Agent shall (1) apply Principal Proceeds received by the Direct Pledge Entities towards ~~(x)~~ the purchase or origination of Collateral Loans or (y) the payment or funding of Unsettled Amounts, in each case pursuant to commitments entered into by the Borrower prior to the end of the Reinvestment Period and (2) apply Interest Proceeds received by the Direct Pledge Entities toward any Follow-On Investments, but only to the extent that amounts are available therefor (x) expressly in accordance with the Priority of Payments or

(e) in the Follow-On Investments Account.

(f) The U.S. Collateral Agent shall transfer to the Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business Days) prior to each Quarterly Payment Date, any amounts then held in the Collection Account other than (i) proceeds received after the end of the Due Period with respect to such Quarterly Payment Date or (ii) amounts which the Collateral Manager has elected to maintain in the Collection Account in accordance with Section 8.1(e).

(g) The U.S. Collateral Agent may from time to time establish any additional accounts deemed necessary by the U.S. Collateral Agent for convenience in administering the Collateral.

(h) The U.S. Collateral Agent agrees to give the Borrower and the Lenders prompt notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(i) Upon the U.S. Collateral Agent’s receipt of a certificate from an Authorized Officer of the Borrower that an amount was deposited into the Collection Account in error and the Borrower has no right to payment of such amount (such amount, an “Excluded Amount”), which certificate includes or is accompanied by written consent of the Administrative Agent (acting at the direction of the Requisite Lenders, which shall not be unreasonably withheld or delayed), the U.S. Collateral Agent shall remit such amount (but, for the avoidance of doubt, no additional amounts) back to the payor or as otherwise instructed by the Borrower.

(j) At any time prior to the end of the Reinvestment Period, the Collateral Manager on behalf of the Borrower may by Borrower Order direct the U.S. Collateral Agent to, and upon receipt of such Borrower Order the U.S. Collateral Agent shall, withdraw Principal Proceeds on deposit in the Collection Account to fund advances by the Borrower to the extent required by the Intercompany Funding Arrangements or as a capital contribution by the Borrower to the Investment Subsidiary (or a combination thereof) (but only to the extent such proceeds will be used by the Investment Subsidiary to acquire one or more Collateral Loans in compliance with the terms and conditions set forth herein). To the extent that any such reinvestment of funds on deposit in the Collection Account is to be made by the Investment Subsidiary, such Borrower Order shall direct the U.S. Collateral Agent to remit funds to the Investment Subsidiary (as a borrowing by the Investment Subsidiary from the Borrower under the Intercompany Funding Arrangements, as an equity contribution by the Borrower to the Investment Subsidiary or a combination thereof) for deposit in the relevant LuxCo Accounts pending application to acquire such Collateral Loans. The LuxCo Accounts shall remain at all times with an Eligible Account Bank.

8.3 Payment Account; Deposit to Collection Account; Closing Expense Account; Expense Reserve Account; Follow-On Investments Account.

(a) Payment Account. The U.S. Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name of “HLEND

Holdings C, L.P. Payment Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Borrower, subject to the lien of the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties), and the U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Borrower Order or in accordance with the Payment Date Report, to pay fees, Administrative Agent Fees, U.S. Collateral Agent Fees, Administrative Expenses, Increased Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments. The U.S. Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.

(b) Deposit to Collection Account. At any time and from time to time the Borrower, Equity Holder or the Collateral Manager or any Affiliate of the Borrower on the Borrower’s behalf, may deposit (including for purposes of satisfying the Borrowing Base Test) into the Collection Account or the Follow-On Investments Account funds not otherwise subject to the Lien of the U.S. Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement, provided that (1) all such funds are to be treated as Principal Proceeds or Interest Proceeds as designated by the Borrower (except that all funds deposited into the Follow-On Investments Account shall be treated as Principal Proceeds) and (2) upon the deposit of such funds in any of the aforementioned accounts, such funds shall automatically be subject to the Lien of the U.S. Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable.

(c) Closing Expense Account. The U.S. Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “HLEND Holdings C, L.P. Closing Expense Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held by the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties). All closing expenses in connection with the transactions contemplated by the Loan Documents shall be paid by the Borrower. On or prior to the Closing Date, the Borrower shall deposit $50,000 into the Closing Expense Account in accordance with the preceding sentence. On any Business Day during the period that the Closing

Expense Account is open, the U.S. Collateral Agent shall apply funds (if any) from the Closing Expense Account, as directed by the Borrower or the Collateral Manager, to pay fees and expenses of the Credit Parties incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement. Upon the delivery on any date that is at least 60 days after the Closing Date of a Borrower Order instructing the U.S. Collateral Agent to close the Closing Expense Account, all funds (if any) in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the U.S. Collateral Agent to, and, upon receipt of such Borrower Order, the U.S. Collateral Agent shall, invest any funds in the Closing Expense Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds as it is received. The U.S. Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Closing Expense Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(c).

(d) Expense Reserve Account. The U.S. Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “HLEND Holdings C, L.P. Expense Reserve Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Expense Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be held by the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Closing Date, the Borrower shall deposit U.S. dollar cash in an amount equal to the Expense Reserve Amount into the Expense Reserve Account. By Borrower Order, the Borrower may at any time direct the U.S. Collateral Agent to, and, upon receipt of such Borrower Order, the U.S. Collateral Agent shall, withdraw funds deposited in the Expense Reserve Account to pay for accrued and unpaid Administrative Expenses as so directed by the Borrower. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the U.S. Collateral Agent to, and, upon receipt of such Borrower Order, the U.S. Collateral Agent shall, invest any funds in the Expense Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Collection Account as Interest Proceeds as it is received. The U.S. Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be in accordance with the provisions of this Section 8.3(d). On the Business Day prior to the Stated Maturity, the U.S. Collateral Agent shall remit the balance on deposit in the Expense Reserve Account to the Collection Account as Principal Proceeds for application as Principal Proceeds.

(e) Follow-On Investments Account. The U.S. Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “HLEND Holdings C, L.P. Follow-On Investments Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Follow-On Investments Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Follow-On Investments Account shall be held by the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties). In accordance with Section 8.3(b) or as expressly set forth in the Priority of Payments, funds may be deposited into the Follow-On Investments Account. Upon direction by a Borrower Order, the U.S. Collateral Agent shall apply funds on deposit in the Follow-On Investments Account solely (1) to make Follow-On Investments, (2) for transfer to the Payment Account for application as Principal Proceeds under the Priority of Payments or (3) to make a distribution to any member of the Borrower on account of the Equity Interests of the Borrower if the Borrower or the Collateral Manager determines that such funds are no longer needed to make Follow-On Investments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the U.S. Collateral Agent to, and, upon receipt of such Borrower Order, the U.S. Collateral Agent shall, invest all funds in the Follow-On Investments Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Follow-On Investments Account will be deposited in the Collection Account as Interest Proceeds as it is received. The U.S. Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Follow-On Investments Account or any funds on deposit therein, or otherwise to the credit of the Follow-On Investments Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Follow-On Investments Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Follow- On Investments Account shall be in accordance with the provisions of this Section 8.3(e).

(f) [Reserved].

(g) Payment Date Instructions. Each Payment Date Report shall constitute instructions to the U.S. Collateral Agent to withdraw on the related Quarterly Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in the Priority of Payments.

8.4 Custodial Account; Covered Accounts Generally.

(a) The U.S. Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “HLEND Holdings C, L.P. Custodial Account, subject to the lien of the U.S. Collateral Agent”, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the

Account Control Agreement. The U.S. Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the U.S. Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except in connection with a liquidation pursuant to Article VI. , the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions of Sections 8.5 and 8.6. The U.S. Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the U.S. Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.

The Borrower shall appoint a custodian (the “U.S. Custodian”) to act as a securities intermediary for purposes of this Agreement and the other Loan Documents (in such capacity, the “Securities Intermediary”). Initially, such U.S. Custodian and such Securities Intermediary shall be U.S. Bank National Association as long as it has a short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if U.S. Bank National Association has no short-term issuer rating). Any successor custodian shall be a state or national bank or trust company which (1) is not an Affiliate of the Borrower, (2) has a combined capital and surplus of at least $200,000,000, (3) has a short- term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if such institution has no short-term issuer rating) and (4) is a securities intermediary. The rights, protections, immunities and indemnities afforded to the U.S. Collateral Agent under this Agreement shall also be afforded to the U.S. Custodian and the Securities Intermediary.

The U.S. Custodian shall comply with entitlement orders originated by the U.S. Collateral Agent without the further consent of any other person or entity. Without limiting the generality of the foregoing, if the U.S. Collateral Agent notifies the U.S. Custodian that the U.S. Collateral Agent shall exercise exclusive control over any of the Covered Accounts, the U.S. Custodian shall cease complying with entitlement orders or other directions relating to any such Covered Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in such Covered Accounts) originated by the Borrower or any other Person or entity other than the U.S. Collateral Agent.

The U.S. Custodian shall agree, and U.S. Bank National Association as U.S. Custodian hereby agrees, with the U.S. Collateral Agent that (1) each Covered Account shall consist of a securities account of the U.S. Collateral Agent, (2) subject to the Account Control Agreement, all property credited to each Covered Account shall be treated as a “financial asset” for purposes of the UCC, (3) the U.S. Custodian shall treat the U.S. Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to each Covered Account, (4) subject to the Account Control Agreement, the U.S. Custodian shall not agree with any person or entity other than the U.S. Collateral Agent to comply with entitlement orders originated by any person or entity other than the U.S. Collateral Agent, (5) each Covered Account and all property credited to each such Covered Account shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the U.S. Custodian or any person or entity claiming through the U.S.

Custodian (other than the U.S. Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds, (6) the State of New York shall be the Securities Intermediary’s jurisdiction for purposes of the UCC, and (7) such agreement between the U.S. Custodian and the U.S. Collateral Agent shall be governed by the laws of the State of New York.

(b) Except as otherwise provided in Sections 8.5 and 8.6, all right, title and interest of the Borrower in and to each Covered Account, all related property, and all proceeds thereof shall be subject to the security interest of the U.S. Collateral Agent hereunder.

(c) With respect to securities (including without limitation debt and equity securities, bonds, money market funds and mutual funds) issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the U.S. Custodian to disclose to the issuers of such securities, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of such issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to such securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the U.S. Custodian. Under the Act, a customer is either the “beneficial owner” or a “respondent bank”. The “customer” for purposes hereof shall mean the Borrower and each Lender, each of which shall be deemed to be the “beneficial owner” (as defined in the Act) of such securities to be held by the U.S. Custodian hereunder, and each of the Borrower and the Lenders hereby waives any objection to the disclosure of its name, address and securities position to any such issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Borrower and each Lender. Each of the Borrower and the Lenders may, by written notice to the U.S. Custodian, opt out of the waiver referred to in the foregoing sentence and elect not to consent to the disclosure referred to in the foregoing sentence. With respect to such securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

8.5 Acquisition of Collateral Loans and Eligible Investments.

Each time that the Borrower acquires any Collateral Loan or Eligible Investment or other Collateral, the Borrower shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the U.S. Custodian to be held for the benefit of the U.S. Collateral Agent in accordance with the terms of this Agreement. The security interest of the U.S. Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the U.S. Collateral Agent, be released. The security interest of the U.S. Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of the Borrower in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.

8.6 Release of Security Interest in Sold Collateral Loans and Eligible Investments.

Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the

U.S. Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the U.S. Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by the Borrower or which thereafter reverts to the Borrower for any reason.

8.7 Method of Collateral Transfer.

Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the U.S. Collateral Agent by:

(a) with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the U.S. Collateral Agent (or the Document Custodian on its behalf) to take possession of such instrument indorsed to the U.S. Collateral Agent or in blank, or such money, negotiable document, or tangible chattel paper, in the State of South Carolina separate and apart from all other property held by the U.S. Collateral Agent (except in the case of Money, which shall be deposited in the appropriate account hereunder);

(b) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the U.S. Collateral Agent (or the U.S. Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin;

(c) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the U.S. Collateral Agent (or the U.S. Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin, indorsed to the U.S. Collateral Agent (or the U.S. Custodian on its behalf) or in blank by an effective indorsement, or registered in the name of the U.S. Collateral Agent (or the U.S. Custodian on its behalf), upon original issue or registration of transfer by the issuer of such certificated security;

(d) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the U.S. Collateral Agent or its nominee for the account of the U.S. Collateral Agent (or the U.S. Custodian on its behalf) as the registered owner of such uncertificated security;

(e) with respect to such of the Collateral as constitutes a security entitlement, causing the U.S. Custodian to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(f) with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the U.S. Collateral Agent by a bank the jurisdiction of which for purposes of the UCC, as applied to such account, is the State of New York; and

(g) taking such additional or alternative procedures as may be or hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral (subject to Permitted Liens) to the U.S. Collateral Agent, consistent with applicable law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Person holding such item in an account created and maintained in the name of the U.S. Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the U.S. Collateral Agent holds a first priority, perfected security interest in such item of Collateral (subject to Permitted Liens) (which shall be confirmed on the request of the Blackstone Asset Based Finance Representative by the Borrower’s delivery to the Agents of an opinion of counsel acceptable in form and content to, and from counsel acceptable to, the Blackstone Asset Based Finance Representative, addressed to the Agents).

The Borrower shall record and file by the timeframe set forth in Section 3.1(b) all financing statements, and the Borrower agrees to record and file after the Closing Date all appropriate financing statements, continuation statements, and other amendments, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the U.S. Collateral Agent and the Secured Parties in the Collateral under the applicable Uniform Commercial Code against all creditors of and purchasers from the Borrower (other than any holder of a Permitted Lien). Upon its receipt thereof, the Borrower promptly shall deliver file-stamped copies of such financing statements, continuation statements, and amendments to the U.S. Collateral Agent. The Borrower hereby authorizes the U.S. Collateral Agent to record and file any such financing statements, continuation statements, and other amendments described in this paragraph; provided however that such authorization shall not impose upon the U.S. Collateral Agent, and shall not diminish or release, the Borrower’s obligations under this paragraph.

In connection with each transfer of an item of Collateral to the U.S. Collateral Agent, the U.S. Collateral Agent shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the U.S. Collateral Agent, the U.S. Collateral Agent shall be deemed to acknowledge that it holds such item of Collateral as U.S. Collateral Agent under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Notwithstanding any other provision of this Agreement, the U.S. Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Article VIII. or as may be necessary to acquire Eligible Investments consistent with the procedures herein.

8.8 Continuing Liability of the Borrower.

Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided in any Loan Document, shall do nothing to impair the security interest of the U.S. Collateral Agent in any Collateral. Neither the U.S. Collateral Agent nor any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the U.S. Collateral Agent or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the U.S. Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

8.9 Reports.

(a) The Collateral Administrator shall deliver or make available to the Borrower by 11:00 a.m. (New York time) on each Business Day a report describing all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents on the preceding Business Day (the “Daily Report”). If any Money or property shall be received by the Collateral Administrator on a day that is not a Business Day, the U.S. Collateral Agent shall deliver the Daily Report with respect thereto to the Borrower on the next Business Day. Information in such reports shall be in the Specified Currency of the underlying assets.

(b) The Collateral Administrator shall circulate, subject to, and based upon, the Collateral Administrator’s receipt from the Collateral Manager, the Borrower, the Blackstone Asset Based Finance Representative or the Administrative Agent of information with respect to the Collateral Loans (and other relevant Collateral) that is not maintained or in the possession of the U.S. Collateral Agent, drafts of the Collateral Report and the Payment Date Report in accordance with Exhibit D and Exhibit E hereof, respectively, to the Collateral Manager for review and approval; each such draft to be provided as provided in the Collateral Administration Agreement prior to the date the Collateral Report or the Payment Date Report, as applicable, is due, as provided in Section 5.1(g) or Section 5.1(h). Each such report shall be based exclusively upon the information received by the U.S. Collateral Agent from the Collateral Manager, the Borrower or Blackstone Asset Based Finance Representative concerning the Collateral (except with respect to information in the U.S. Collateral Agent’s possession concerning cash balances and activity in any accounts held by it hereunder and with respect to Eligible Investments in which such cash is invested) as of the (1) related Collateral Report Determination Date, in the case of the Collateral Report, and (2) the date which is five Business Days prior to the applicable Quarterly Payment Date in the case of the Payment Date Report.

The Collateral Administrator shall be entitled to rely conclusively upon such information received by it from the Collateral Manager or the Borrower concerning the Collateral, without independent inquiry, investigation or verification of any kind (whether as to accuracy or completeness or otherwise) by the Collateral Administrator, and the Collateral Administrator shall not be under a duty to independently determine any necessary information not so provided to it (except with respect to information in the U.S. Collateral Agent’s possession concerning cash balances and activity in any accounts held by it hereunder and with respect to Eligible Investments in which such cash is invested), and shall not be liable for any inaccuracy in any report, or its inability to prepare the report, required hereunder which is caused by a failure or inability of the Collateral Manager or the Borrower to provide information required to be provided by such Person to the Collateral Administrator on an accurate, complete and timely basis.

The Collateral Manager, the Blackstone Asset Based Finance Representative, the Administrative Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of Collateral Reports and Payment Date Reports. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates, and upon verification shall make such reports available to KBRA (which may be made available by posting to a website). The U.S. Collateral Agent will make the Daily Report, Collateral Report and Payment Date Report available via its internet website. The U.S. Collateral Agent’s internet website shall initially be located at “pivot.usbank.com”. The U.S. Collateral Agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the U.S. Collateral Agent shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the U.S. Collateral Agent’s internet website, the U.S. Collateral Agent may require registration and the acceptance of a disclaimer. The U.S. Collateral Agent shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Daily Report, Collateral Report and the Payment Date Report which the U.S. Collateral Agent disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Article IX.  APPLICATION OF MONIES

9.1 Disbursements of Funds from Payment Account.

(a) Notwithstanding any other provision of this Agreement other than Section 6.4, but subject to the other subsections of this Section and Article II. (with respect to optional repayment of Loans), on each Quarterly Payment Date, the U.S. Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 8.2(e) as follows and for application in accordance with the following priorities (the “Priority of Payments”):

(i) On each Quarterly Payment Date, prior to the distribution of any Principal Proceeds, Interest Proceeds on deposit in the Collection Account shall be applied as follows:

(A) to the payment of taxes of the Borrower Entities and the General Partner if any, and any governmental fee, including all filing, registration and annual return fees payable by them;

(B) to the payment of the following amounts in the following priority (without duplication):

(1) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof; and

(2) on any Quarterly Payment Date other than the final Quarterly Payment Date, to a deposit to the Expense Reserve Account of an amount equal to the Retained Expense Amount for such Quarterly Payment Date; provided that, without the prior written consent of the Borrower, no such deposit shall cause the aggregate amount on deposit in the Expense Reserve Account to exceed the Expense Reserve Amount;

provided that the aggregate amount of payments under this clause (B) shall not exceed on any Quarterly Payment Date the sum of (I) the Quarterly Cap plus (II) the Retained Expense Amount determined on such Quarterly Payment Date less (III) Administrative Expenses paid from the Expense Reserve Account pursuant to Section 8.3(d) during the Due Period relating to such Quarterly Payment Date;

(C) unless waived by the Collateral Manager (or its designee), which waiver shall be permanent and irrevocable, to the payment to the Collateral Manager (or its designee) of all due and unpaid Collateral Management Fee;

(D) to the Lenders for payment (on a pro rata basis) of accrued interest on the Loans, Minimum Utilization Fees and the Agency Fee, in each case due on such Quarterly Payment Date;

(E) if a Cash Diversion Event has occurred and is then continuing, all remaining Interest Proceeds shall be applied to repay the principal of the Loans, until such Cash Diversion Event is cured on a pro forma basis or the Loans are repaid in full;

(F) to the Lenders for payment (on a pro rata basis) of all other amounts due and payable on such Quarterly Payment Date (other than principal of the Loans);

(G) if such Quarterly Payment Date occurs (i) on or after the second anniversary, but prior to the third anniversary, of the first day of the Amortization Period, and the Facility LTV as of the Calculation Date for such Quarterly Payment Date exceeds 50%, then 50% of remaining Interest Proceeds shall be applied to repay the principal of the Loans until the Loans are repaid in full, and (ii) on or after the third anniversary of the first day of the Amortization Period, then 50% of remaining Interest Proceeds shall be applied to repay the principal of the Loans until the Loans are repaid in full;

(H) to the payment of amounts described in clause (B) above (and in the order of priority set forth therein) to the extent not paid thereunder as a result of the limitation set forth therein; and

(I) remaining Interest Proceeds, at the sole discretion and direction of the Borrower (or the Collateral Manager on its behalf), (1) if during the Reinvestment Period, to the Collection Account to be applied as Principal Proceeds for the purchase or origination of additional Collateral Loans in accordance with the terms and conditions herein; (2) to be applied to prepay the principal of the Loans pursuant to Section 2.7; (3) to make any Follow-On Investments; (4) to be deposited into the Follow-On Investments Account; and/or (5) to the Equity Holder and such other parties as may be entitled thereto, in each case, in accordance with such instructions and in such amounts as are specified by the Collateral Manager to the U.S. Collateral Agent.

(ii) On each Quarterly Payment Date, following the distribution of all Interest Proceeds on deposit in the Collection Account as set forth in Section 9.1(a)(i) above, Principal Proceeds on deposit in the Collection Account (other than Principal Proceeds previously committed to be reinvested in Collateral Loans) shall be applied as follows:

(A) to the payment of the amounts referred to in clauses (A) through (D) of subsection (i) above (in the priority stated therein), but only to the extent not paid in full thereunder;

(B) if a Cash Diversion Event has occurred and is then continuing, all remaining Principal Proceeds shall be applied to repay the principal of the Loans, until such Cash Diversion Event is cured on a pro forma basis or the Loans are repaid in full;

(C) to the Lenders for payment (on a pro rata basis) of all other amounts due and payable on such Quarterly Payment Date (other than principal of the Loans);

(D) if the Borrowing Base Test is not satisfied and Loans are then outstanding, to the Collection Account until the Borrowing Base Test is satisfied;

(E) during the Reinvestment Period, all remaining Principal Proceeds, at the sole discretion and direction of the Borrower or the Collateral Manager, collectively to the following (as determined by the Collateral Manager):

(1) to the Collection Account for the purchase or origination of additional Collateral Loans;

(2) to be applied to prepay the principal of the Loans pursuant to Section 2.7; or

(3) to the payment of amounts referred to in clause (I) of subsection (i) above, in the priority set forth therein but only to the extent not paid in full thereunder, in accordance with such instructions and in such amounts as are specified by the Collateral Manager to the U.S. Collateral Agent; provided that, no payments may be made under this clause (3) if after giving effect to such payments a Cash Diversion Event shall have occurred and be continuing or the Borrowing Base Test would not be satisfied;

(F) after the Reinvestment Period, to the Collection Account until the amount on deposit therein is equal to the Net Aggregate Unsettled Amount at such time;

(G) after the Reinvestment Period, 80% of all remaining Principal Proceeds shall be applied to repay the principal of the Loans, until the Loans are repaid in full;

(H) to the extent not paid pursuant to clause (E) above, to the payment of amounts referred to in clause (H) of subsection (i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and

(I) to the Equity Holder and such other parties as may be entitled thereto, in each case, in accordance with such instructions and in such amounts as are specified by the Collateral Manager to the U.S. Collateral Agent.

(b) If on any Quarterly Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the U.S. Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

(c) On each Quarterly Payment Date, the Collateral Administrator (on behalf of the Borrower) shall provide to the Administrative Agent (which shall deliver a copy to each Lender) and to KBRA (so long as KBRA is rating any Loans) a report (the “Payment Date Report”) containing the information described in Exhibit E hereto (and prepared as provided in Section 8.9(b)) specifying the amount of Interest Proceeds (and, of such amount, the amount of Fee Proceeds) and Principal Proceeds received during the preceding Due Period and on deposit in the Collection Account, the amounts to be applied to each purpose set forth in Section 9.1(a) and, where applicable, the calculation of such amounts. By no later than each Quarterly Payment Date, the Collateral Administrator (on behalf of the Borrower) shall deliver to the Administrative Agent in writing a notice setting forth a calculation of the Net Aggregate Unsettled Amount (which shall be determined based on information provided by the Borrower, or the Collateral Manager on its behalf, to the U.S. Collateral Agent and the unpaid purchase price of all Collateral Loans for which the Borrower entered into binding commitments before the end of the Reinvestment Period to originate or purchase after the end of the Reinvestment Period). Such Payment Date Report and Collateral Report may be provided to the Administrative Agent by the posting of such report to the U.S. Collateral Agent’s website. Such Payment Date Report and Collateral Report shall be provided to KBRA by the Administrative Agent via email in accordance with Section 12.1.

(d) All amounts to be paid to the Borrower under this Section 9.1 shall be paid to such account as the Borrower may designate and upon such payment will be released from the lien of this Agreement.

(e) Notwithstanding anything to the contrary contained herein, Interest Proceeds on deposit in the Collection Account may be distributed at the request of the Borrower to the Equity Holder as an equity distribution on each Interim Payment Date if:

(1) the Borrower has given not less than three Business Days’ prior written notice thereof to the Collateral Agents, the Blackstone Asset Based Finance Representative and the Administrative Agent, which notice shall be signed by the Borrower and which specifies the proposed date of such distribution and the amount thereof;

(2) the Borrower certifies in such notice that, after giving effect to such distribution and all prior distributions pursuant to this Section 9.1(e) since the immediately preceding Quarterly Payment Date (or, the Closing Date, if no Quarterly Payment Date has yet occurred), the Interest Proceeds remaining in the Collection Account will be equal to or exceed the aggregate amounts necessary to pay all amounts payable pursuant to subclauses (A) through (I) of Section 9.1(a)(i) on the immediately succeeding Quarterly Payment Date;

(3) the Borrower certifies in such notice that (x) the Borrowing Base Test will be satisfied immediately after giving effect to such distribution and (y) no Cash Diversion Event, Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(4) the Requisite Lenders shall not have objected thereto (solely on the basis that in their good faith judgment any one or more of the conditions set forth in clauses (1) through (3) above are not satisfied).

Article X.  SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA

10.1 Sale of Collateral Loans.

(a) Collateral Manager Sale Directions.

(1) Sales of Credit Risk Loans and Equity Securities. For so long as no Event of Default or other Cash Diversion Event has occurred and is continuing or would result therefrom, the Borrowing Base Test is satisfied after giving effect thereto or, if the Borrowing Base Test is not then satisfied, the level of noncompliance with the Borrowing Base Test would be maintained or improved after giving effect thereto, and no Mandatory Prepayment Period is in effect, the Collateral Manager may direct the applicable Collateral Agent on behalf of the Borrower or the Investment Subsidiary, in writing to sell (and the Collateral Agent shall so sell, in the manner directed by the Collateral Manager) any Credit Risk Loan or Equity Security at any time; provided that (A) the disposition price of such Collateral Loan is at least equal to the lower of 85% of the par value thereof and the Agreed Price thereof as of the date of such disposition and (B) the Blackstone Asset Based Finance Representative may waive any of the foregoing requirements of this Section 10.1(a)(1) in its sole and absolute discretion; provided further that in the event that a Cash Diversion Event has occurred and is continuing or would result therefrom solely as a result of clause (c) of the definition of Cash Diversion Event, the Collateral Manager may direct the sale of any Credit Risk Loan or Equity Security so long as (i) the other conditions of this clause (1) are satisfied and (ii) either (x) the aggregate Principal Balance of Credit Risk Loans and Equity Securities sold pursuant to this proviso since the Closing Date, together with any Collateral Loans sold pursuant to the further proviso of clause (2) below, does not exceed 15% of the Borrowing Base as in effect on the date of any such sale (the Borrowing Base, solely for the purposes of this proviso, being calculated as if the Advance Rate for each Collateral Loan is 100% and without excluding any Excess Concentration Amounts) or (y) no more than two Credit Risk Loans, Equity Securities and Collateral Loans (inclusive of any such Collateral Loans to be disposed of on such date) have been sold pursuant to such provisos since the Closing Date.

(2) Discretionary Sales. For so long as no Event of Default or other Cash Diversion Event has occurred and is continuing or would result therefrom, the Borrowing Base Test is satisfied after giving effect thereto and no Mandatory Prepayment Period is in effect, the Collateral Manager may direct the applicable Collateral Agent, on behalf of the Borrower or the Investment Subsidiary, in writing to sell (and such Collateral Agent shall so sell, in the manner directed by the Collateral Manager) any Collateral Loan at any time, in accordance with, and subject to, any applicable limitations on amounts and other requirements set forth herein (it being understood that the foregoing limitation shall not apply to any mandatory repurchases effected pursuant to a Sale and Contribution Agreement), provided that:

(x) after giving effect thereto, each of the Concentration Limitations are in compliance (or, if any such Concentration Limitation was not in compliance immediately prior to such sale, such sale does not worsen the level of non-compliance);

(y) such disposition is on terms no worse to the Borrower Entities than arm’s length terms and the disposition price is a least equal to the greater of (A) the lower of 85% of the par value thereof and the Agreed Price thereof as of the date of such disposition and (B) its then current Market Price, or the Blackstone Asset Based Finance Representative has consented to such disposition (in its sole and absolute discretion); and

(z) the Blackstone Asset Based Finance Representative may waive any of the foregoing requirements of this Section 10.1(a)(2) in its sole and absolute discretion; and

provided further that in the event that a Cash Diversion Event has occurred and is continuing or would result therefrom solely as a result of clause (c) of the definition of Cash Diversion Event, the Collateral Manager may direct the sale of any Collateral Loan so long as (i) the other conditions of this clause (2) are satisfied and (ii) either (x) the aggregate Principal Balance of Collateral Loans sold pursuant to this proviso since the Closing Date, together with any Credit Risk Loans or Equity Securities sold pursuant to the further proviso of clause (1) above, does not exceed 15% of the Borrowing Base as in effect on the date of any such sale (the Borrowing Base, solely for the purposes of this proviso, being calculated as if the Advance Rate for each Collateral Loan is 100% and without excluding any Excess Concentration Amounts) or (y) no more than two Credit Risk Loans, Equity Securities and Collateral Loans (inclusive of any such Collateral Loans to be disposed of on such date) have been sold pursuant to such provisos since the Closing Date.

(3) Additional Sales. The Collateral Manager may direct the applicable Collateral Agent, on behalf of the Borrower or the Investment Subsidiary, in writing to sell (and such Collateral Agent shall so sell, in the manner directed by the Collateral Manager) any Collateral Loan at any time; provided that such disposition is on terms no worse to the Borrower Entities than arm’s length terms and the disposition price is a least equal to the greater of (A) its Initial Agreed Price and (B) its then current Market Price, or the Blackstone Asset Based Finance Representative has consented to such disposition (in its sole and absolute discretion).

(b) Defaulted Loans and Equity Interests. Upon request therefor by the Blackstone Asset Based Finance Representative at any time, the Borrower, the Investment Subsidiary or the Collateral Manager shall direct the applicable Collateral Agent in writing to sell any Defaulted Loan or Equity Interest (unless the sale of any such Equity Interest is prohibited by applicable law).

(c) Limit on Affiliate Sales. Notwithstanding the foregoing, unless otherwise consented to by the Blackstone Asset Based Finance Representative, the Aggregate Principal Balance of all Collateral Loans sold pursuant hereto to the Equity Holder, an Affiliate or an Affiliate Employee thereof or released to the Equity Holder pursuant to a dividend by the Borrower shall not in aggregate exceed 20% of the highest Net Purchased Collateral Loan Balance at any time since the Closing Date, measured as of the date of such sale or dividend; provided, that (1) the Aggregate Principal Balance of all Defaulted Loans (other than mandatory repurchases effected pursuant to a Sale and Contribution Agreement) sold pursuant to this Section 10.1 to the Equity Holder, an Affiliate or an Affiliate Employee thereof or released to the Equity Holder pursuant to a dividend by the Borrower shall not in aggregate exceed 10% of the highest Net Purchased Collateral Loan Balance at any time since the Closing Date, measured as of the date of such sale or dividend and (2) all Collateral Loans sold pursuant to clause (b) above shall be disregarded for purposes of any calculations pursuant to this clause (c).

(d) Sales Prior to Stated Maturity. On or prior to the date that is two Business Days prior to the Stated Maturity, but no earlier than the date that is 90 Business Days prior to the Stated Maturity, the Collateral Manager shall either (i) certify to the Blackstone Asset Based Finance Representative that it has entered into commitments to obtain financing or other funds sufficient to pay the Obligations in full, or (ii) direct the applicable Collateral Agent in writing to sell, and in such case such Collateral Agent shall sell, all Collateral Loans and other securities to the extent necessary such that no Collateral Loans or other securities will be expected to be held by the Borrower or the Investment Subsidiary on or after such date, and such Collateral Agent shall sell such Collateral Loans and such other securities in accordance with the direction of the Collateral Manager. The settlement dates for any such sales of Collateral Loans and other securities shall be no later than two Business Days prior to the Stated Maturity.

(e) Certain Lender Consents after Event of Default, Etc. Following the occurrence and continuation of an Event of Default or the occurrence and continuation of Cause under the Collateral Management Agreement (and after the application of any cure or grace periods), the Collateral Manager shall obtain the written consent of the Blackstone Asset Based Finance Representative before acting on behalf of, or otherwise directing, the Borrower, the Investment Subsidiary, a Collateral Agent or any other person in connection with a sale of Collateral Loans pursuant to any provision of this Agreement.

(f) Sales in Connection with Repayment or Prepayment. Notwithstanding the other limits set forth in this Section 10.1, the Borrower, the Investment Subsidiary, or the Collateral Manager on either person’s behalf, may direct the applicable Collateral Agent in writing to sell, and such Collateral Agent shall sell, all Collateral Loans and other securities to the extent that the Borrower (or the Collateral Manager on its behalf) has submitted a notice of repayment in full hereunder, provided in each case that:

(1) prior to any such sale or entering into any commitment to sell any asset, the Borrower shall have given the Administrative Agent, the U.S. Collateral Agent and Blackstone Asset Based Finance Representative prior written notice thereof;

(2) the expected proceeds of such sales will be in an amount sufficient to repay the Obligations (other than Contingent Obligations for which no claim has been asserted) in full;

(3) each such transaction is a sale on arms-length terms to one or more credit worthy purchasers or credit worthy Persons, in each case, which is able and willing to settle the purchase of such sale; and

(4) each sale of a Collateral Loan is expected to settle within 30 days of the date such notice is given to the Administrative Agent, the U.S. Collateral Agent and Blackstone Asset Based Finance Representative under clause (1) above.

(g) Rules Generally Applicable to Sales of Collateral Loans. (1) All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis, which shall be deemed Principal Proceeds for all purposes hereunder. (2) Anything herein to the contrary notwithstanding, the Borrower and the Investment Subsidiary shall cause any sale of any Collateral Loan or other property or assets to be (x) conducted on an arm’s length basis upon fair and reasonable terms no less favorable to the Borrower or the Investment Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate or an Affiliate Employee and (y) in the case of a sale to any of its Affiliates or any Affiliate Employee, at a price at least equal to its Market Price. (3) For the avoidance of doubt, any sale of Collateral Loans may be effected as an outright assignment or as a sale of a participation interest therein; any Collateral Loan (or portion thereof) with respect to which the applicable Borrower Entity has sold a participation interest therein shall be treated as having been sold for all purposes hereunder; and any Collateral Loan with respect to which the applicable Borrower Entity has sold a participation interest therein (in whole but not in part) shall be treated as having been sold for all purposes hereunder and shall no longer constitute Collateral or be subject to the Lien of the Collateral Agent hereunder.

(h) Sales At or After the Anticipated Repayment Date. Notwithstanding anything to the contrary herein, if the Loans have not been repaid in full on or prior to the Anticipated Repayment Date, the Borrower, the Investment Subsidiary, the Equity Holder and the Collateral Manager hereby agree that the Blackstone Asset Based Finance Representative or the Requisite Lenders may direct the applicable Collateral Agent to (and if so directed such Collateral Agent shall) sell or otherwise dispose of the Collateral at such times and in such manner as the Blackstone Asset Based Finance Representative or the Requisite Lenders may so direct from time to time; provided that the Collateral Agents shall retain the Collateral securing the Loans intact (except as otherwise expressly permitted or required hereby), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Loans in accordance with the Priority of Payments and Section 6.4, unless the Blackstone Asset Based Finance Representative determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Loans for principal and interest.

10.2 Eligibility Criteria.

On and after the date of the first Borrowing, a Loan Obligation will be eligible for purchase or origination by the Borrower or the Investment Subsidiary and inclusion in the Collateral only if as evidenced by an officer’s certificate of an Authorized Officer of the Borrower and the Investment Subsidiary delivered to the applicable Collateral Agent, the Blackstone Asset Based Finance Representative and the Administrative Agent (who shall provide a copy to KBRA), the following conditions are satisfied at the time such loan is purchased or originated (or if earlier, the date on which the Borrower or the Investment Subsidiary enters into a binding commitment to acquire such loan) or shall have been waived by the Blackstone Asset Based Finance Representative (with notice of such waiver to be delivered to KBRA) after giving effect to the inclusion of such Loan Obligation:

(a) such Loan Obligation satisfies each of the Eligible Collateral Loan Criteria;

(b) each of the Concentration Limitations is satisfied (or, if not in compliance, the relevant requirements are maintained or improved as a result of such purchase or origination);

(c) the Borrowing Base Test is satisfied;

(d) no Cash Diversion Event shall have occurred and then be continuing;

(e) in the case of the acquisition of a Specified LP Interest or Specified Partnership Collateral Loan, the terms and conditions set forth in Section 1.6 are satisfied with respect to such acquisition;

(f) the following information with respect to such Collateral Loan (collectively, the “Diligence Information”), together with a Loan Checklist for such Collateral Loan, shall have been made available to KBRA and the Lenders in the Transaction Data Room (it being understood that compliance with any applicable confidentiality restrictions will be required before such delivery, and the Collateral Manager will use its best efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions):

(1) with respect to Collateral Loans that are not originated Collateral Loans, copies of all Underlying Instruments described in part (a)(g) of the definition thereof relating to such Collateral Loan, and copies of all Underlying Instruments described in part (b)(h) of the definition thereof relating to such Collateral Loan to follow within five Business Days after the Borrower acquires such Collateral Loan;

(2) with respect to originated Collateral Loans, copies of all related Draft Instruments and the IC Memorandum relating to such Collateral Loans;

(3) solely to the extent in the Collateral Manager’s possession and not prohibited by applicable confidentiality provisions (whether by law or contractual), all appraisal or valuation reports conducted by third parties as may be reasonably requested by the Blackstone Asset Based Finance Representative; provided that the Collateral Manager shall use commercially reasonable efforts to procure a waiver or exemption from such confidentiality provisions in order to deliver such reports hereunder;

(4) solely to the extent in the Collateral Manager’s possession, all other information customary and typical in performing a detailed credit analysis and as may be reasonably requested by the Blackstone Asset Based Finance Representative, including (without limitation) corporate organization charts of the obligors (to the extent available to the Collateral Manager) and information concerning the relationship of such obligor to the Borrower and the Collateral Manager and their respective Affiliates;

(5) receipt by the applicable Collateral Agent of a Borrower Order with respect thereto directing such Collateral Agent to pay out the amount specified therein against delivery of the Collateral Loans or Eligible Investments specified therein (or to transfer funds to the Investment Subsidiary (for deposit into the Investment Subsidiary Collection Account), for further application to the acquisition price of the Collateral Loans or Eligible Investments specified therein);

In connection with each acquisition of a Collateral Loan after the Closing Date:

(x) the Blackstone Asset Based Finance Representative shall determine, with the Borrower, the Agreed Price for such Collateral Loan; and

(y) the Borrower shall comply with its obligations under Section 6.3(h) if applicable at such time.

Notwithstanding anything to the contrary herein, for the avoidance of doubt, there shall be no reinvestment in any Collateral Loans after the end of the Commitment Period without the prior written consent of the Lenders (which consent may be withheld or granted in their sole and absolute discretion).

10.3 Revaluation.

(a) If a Revaluation Event occurs with respect to any Collateral Loan, the Agreed Price of such Collateral Loan may be amended by the Blackstone Asset Based Finance Representative, in its sole and absolute discretion; provided that, if the Blackstone Asset Based

Finance Representative designates a new Agreed Price for such Collateral Loan in accordance with this sentence, the Collateral Manager may dispute such Agreed Price by providing an alternate price for such Collateral Loan determined by the Collateral Manager in its commercially reasonable discretion and in accordance with the Servicing Standard.

(b) Upon receipt of such alternate price from the Collateral Manager under clause (a) above, the Blackstone Asset Based Finance Representative may either accept such price as the new Agreed Price for such Collateral Loan or reject such price. If the Blackstone Asset Based Finance Representative rejects such price, the Borrower may either:

(1) consent to the Agreed Price so determined by the Blackstone Asset Based Finance Representative under clause (a) above; or

(2) elect to retain an Approved Valuation Firm (at the Borrower’s sole cost and expense) with respect to such Collateral Loan to determine the Agreed Price for such Collateral Loan in accordance with the Valuation Standard.

(c) If the Borrower elects to so retain an Approved Valuation Firm:

(1) until such Approved Valuation Firm determines the Agreed Price for such Collateral Loan in accordance with the Valuation Standard, the Agreed Price determined by the Blackstone Asset Based Finance Representative under clause (a) shall apply; and

(2) upon such Approved Valuation Firm’s determination of the Agreed Price for such Collateral Loan in accordance with the Valuation Standard, such price shall be the Agreed Price for such Collateral Loan until the earlier of (x) the occurrence of another Revaluation Event with respect to such Collateral Loan and (y) such Collateral Loan becoming a Reapproved Collateral Loan.

The Blackstone Asset Based Finance Representative will provide written notice of the revised Agreed Price to the Borrower, Administrative Agent, the Collateral Manager and the U.S. Collateral Agent.

10.4 Affiliate Transactions.

The Borrower and the Investment Subsidiary will not have the right or ability to sell to an Affiliate or Affiliate Employee any Collateral Loan except for (a) Defaulted Loans, (b) required repurchase obligations or other permitted transactions pursuant to Section 8.1(a) and the Sale and Contribution Agreements, or (c) sales to Affiliates or any Affiliate Employee conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value, provided that (i) each such transaction is in compliance with the Investment Advisers Act and (ii) the Borrower has provided notice to the Blackstone Asset Based Finance Representative setting forth the price at which such Collateral Loan is proposed to be sold. Neither the Borrower nor the Investment Subsidiary will have the right or ability to acquire Collateral Loans from any Affiliate or Affiliate Employee except (x) pursuant to the Sale and Contribution Agreements or (y) acquisitions from Affiliates or from any Affiliate Employee conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value unless otherwise agreed by the Blackstone Asset Based Finance Representative. The Collateral Agents shall have no obligation to verify compliance with this Section 10.4.

10.5 Sale and Purchase of Collateral Loans by the Investment Subsidiary.

In connection with the purchase, sale or release of an Investment Subsidiary Collateral Loan, (a) the Investment Subsidiary (or the Collateral Manager on its behalf) shall be entitled to provide a direction to the U.S. Collateral Agent to effect such purchase, sale or release in the same manner in which the Borrower (or the Collateral Manager on its behalf) is authorized to provide such direction to the U.S. Collateral Agent in respect of a Borrower Collateral Loan hereunder, and (b) the U.S. Collateral Agent is hereby authorized to, and shall be protected in, executing any such direction in the same manner in which the U.S. Collateral Agent executes such actions for a Collateral Loan of the Borrower hereunder.

10.6 Acquisition and Disposition Procedures.

In connection with the acquisition or disposition of any Pledged Collateral after the Closing Date, the Borrower (or the Collateral Manager on its behalf) shall deliver to the U.S. Collateral Agent (with a copy to the Administrative Agent) an Officer’s certificate certifying that such acquisition or disposition, as applicable, complies with this Article X. (determined as of the date that the Borrower commits to make the purchase); provided that such requirement shall be satisfied, and such certification shall be deemed to have been made in respect of such acquisition or disposition, by the delivery to the U.S. Collateral Agent (with a copy to the Administrative Agent) of a Borrower Order that is provided by an Authorized Officer of the Collateral Manager. Any direction or Borrower Order required hereunder relating to the acquisition, sale, disposition or other transfer of Pledged Collateral may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower (or the Collateral Manager) on which the U.S. Collateral Agent may rely.

Article XI.  CHANGE IN CIRCUMSTANCES

11.1 Basis for Determining Interest Rate Inadequate or Unfair.

In the case of SOFR Loans, if on or prior to the first day of any Interest Period:

(a) the Administrative Agent is unable to determine Term SOFR as contemplated by Section 2.5, or

(b) any Lender provides written notice to the Administrative Agent that as a result of changes arising after the date of this Agreement the Term SOFR will not adequately and fairly reflect the cost to such Lender of funding its SOFR Loans for such Interest Period, in each case the Administrative Agent shall forthwith give notice thereof to the Borrower, the Blackstone Asset Based Finance Representative, KBRA, the U.S. Collateral Agent and the Lenders, whereupon until the Administrative Agent (including, if applicable, at the direction of the Requisite Lenders or the Blackstone Asset Based Finance Representative) notifies the Borrower, the Blackstone Asset Based Finance Representative, KBRA and the U.S. Collateral

Agent that the circumstances giving rise to such suspension no longer exist, the obligations (if any) of such Lenders to make SOFR Loans shall be suspended; provided that such Lenders shall instead fund Base Rate Loans.

11.2 Illegality.

If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender in good faith with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its SOFR Loans (if any) and such Lender shall provide written notice to the U.S. Collateral Agent and the Administrative Agent, the U.S. Collateral Agent and the Administrative Agent shall forthwith give notice thereof to the other Lenders, the Blackstone Asset Based Finance Representative, KBRA and the Borrower, whereupon until such Lender notifies the U.S. Collateral Agent and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Loans (if any) shall be suspended (provided that such Lender shall instead fund Base Rate Loans). Before giving any notice to the U.S. Collateral Agent and the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and would not be otherwise disadvantageous to such Lender. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain SOFR Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower, the U.S. Collateral Agent and the Administrative Agent and upon receipt of such notice, the obligations of such Lender to make or continue SOFR Loans shall be reinstated.

11.3 Increased Cost and Reduced Return.

(a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board (), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) any other condition affecting its SOFR Loans or its Notes evidencing SOFR Loans, or its obligation to make SOFR Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto (except, in any case, with respect to Excluded Taxes or Taxes indemnified under Section 11.4), by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Blackstone Structed Products Representative, the U.S. Collateral Agent and KBRA), such additional amount or amounts as will compensate such Lender for such increased cost or reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute Increased Costs payable by the Borrower pursuant to Section 9.1(a) and 6.4.

(b) If any Lender shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including the National Association of Insurance Commissioners or its Securities Valuations Office), has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Blackstone Asset Based Finance Representative, the U.S. Collateral Agent and KBRA), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute Increased Costs payable by the Borrower pursuant to Section 9.1(a) and 6.4.

(c) Each Lender will promptly notify the Borrower, the U.S. Collateral Agent, KBRA, Blackstone Asset Based Finance Representative and the Administrative Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. In addition, none of Section 11.3(a), Section 11.3(b) or Section 11.3(c) shall apply to Excluded Taxes or Taxes indemnified under Section 11.4. Failure or delay on the part of any Lender to demand compensation under this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the earlier of (x) the date on which the applicable Lender has actual knowledge of the event giving rise to such increased costs or reductions and (y) the date on which the applicable Lender should, in the exercise of reasonable care, have knowledge of the event giving rise to such increased costs or reductions; provided that, if the event giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Notwithstanding anything to the contrary contained herein, (1) no Lender shall demand compensation for any increased cost, reduction or capital referred to above in Section 11.3(a)

or (b) and (2) all requests, rules, guidelines, requirements and directives promulgated (x) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III and (y) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.3, regardless of the date enacted, adopted, issued or implemented.

(e) If the Borrower is required to pay additional amounts to any Lender under this Section 11.3, then the Borrower may, at its own expense and in its sole discretion, require such Lender to transfer or assign, in whole, without recourse (in accordance with Section 11.5) all of its interests, rights and obligations under this Agreement and the Notes to an assignee (it being understood that such Lender shall have no obligation to search for, seek, designate or otherwise try to find, such assignee) which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment).

(f) Notwithstanding anything to the contrary in this Section 11.3, the Borrower shall not be required to pay amounts to any Lender under this Section 11.3 on less than 10 Business Days’ demand for payment thereof or to the extent such amounts would be duplicative of amounts payable by the Borrower under Section 11.4 of this Agreement. To the extent the Borrower is required to pay any Lender additional amounts or indemnify any Lender in respect of Taxes or Other Taxes, the provisions of Section 11.4 of this Agreement shall control.

11.4 Taxes.

(a) Any and all payments by or on behalf of a Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Taxes, except as required by applicable law. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Note to any Lender or to the Administrative Agent, (1) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11.4) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no deductions for such Taxes been made, (2) such Credit Party shall make such deductions, (3) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Priority of Payments and (4) such Credit Party shall furnish to the Administrative Agent, at its address set forth on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof or, if a receipt is not available, such other evidence of payment as may be reasonably acceptable to such Lender or the Administrative Agent.

(b) In addition, the Borrower agrees to pay to the relevant governmental authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, in accordance with the Priority of Payments, any present or future stamp, court or documentary, intangible, recording or filing taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any Note except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.5(a)) (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Lender and each Agent for the full amount of any Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 11.4) paid by such Lender or Agent (as the case may be) and any reasonable expenses arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or Agent (as the case may be) makes demand therefor, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the U.S. Collateral Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, copies of such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent (or U.S. Collateral Agent) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent (or U.S. Collateral Agent), shall deliver copies of such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent (or U.S. Collateral Agent) as will enable the Borrower or the Administrative Agent (or U.S. Collateral Agent) to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 11.4(d)(2)(A), (B) and (C)) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(2) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the U.S. Collateral Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonably request of the Borrower or the Administrative Agent (or U.S. Collateral Agent)), copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Investor shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the U.S. Collateral Agent), in such number of copies as shall be requested by the recipient, on or prior to the date on which such Foreign Investor becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent or U.S. Collateral Agent), whichever of the following is applicable: Form W-8BEN, Form W-8BEN-E, W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the Internal Revenue Service, either (w) certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments hereunder, (x) certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (y) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, accompanied by a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code or (z) in the case of a Lender providing a Form W-8IMY, such information and forms required to establish the rate of U.S. withholding tax with respect to payments hereunder;

(C) Each Lender or Agent, as applicable, shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by law copies of such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and other documentation reasonably requested by the Administrative Agent and the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirement or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendment to FATCA after the date of this Agreement; and

(D) any Foreign Investor shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the U.S. Collateral Agent) in such number of copies as shall be requested by the recipient, on or prior to the date on which such Foreign Investor becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent (or the U.S. Collateral Agent) to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent (and U.S. Collateral Agent) in writing of its legal inability to do so.

(e) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 11.4, then such Lender will (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (1) would eliminate or reduce amounts payable pursuant to this Section 11.4 and (2) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(f) If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified under this Section 11.4, it shall pay to the Borrower, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Lender is required to repay such refund to such governmental authority.

Notwithstanding anything to the contrary in this clause (f), in no event will a Lender be required to pay an amount to a Borrower pursuant to this clause (f) the payment of which would place the Lender in a less favorable net after-tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (f) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Each Lender shall severally indemnify the Administrative Agent, within 15 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5(b)(2) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h) Each party’s obligations under this Section 11.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

11.5 Replacement of Lenders; Defaulting Lenders.

(a) (x) If and for so long as any Lender is (1) a Defaulting Lender, (2) requesting compensation under Section 11.3, (3) unable to make Loans under Section 11.2 or (4) a Non-Consenting Lender or (y) if the Borrower is required to pay any Increased Costs or any additional amount to such Lender or any authority for the account of such Lender pursuant to Section 11.4 (and such Lender has declined or is unable to designate a different lending office in accordance with Section 11.4(e)), then the Borrower may, at its sole expense and effort, upon notice to such Lender, the Agents and KBRA, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.5), all of its interests, rights (other than existing rights to payments pursuant to Section 11.4) and obligations under this Agreement and the Notes to a financial institution that is (I) eligible to purchase the replaced Lender’s Loans under the terms hereof, (II) not prohibited by any applicable law from making such purchase and (III) in the case of replacement of a Non-Consenting Lender or Defaulting Lender, has agreed to approve the related amendment, modification, consent or waiver (such purchaser, an “Approved Purchaser”), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:

(1) such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Note (including any amounts under Section 2.9) from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(2) in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.3 or payments required to be made pursuant to Section 11.4, such assignment or delegation will result in a reduction in such compensation or payments thereafter; and

(3) such assignment or delegation does not conflict with any applicable law.

(b) If and for so long as any Lender is a Defaulting Lender hereunder:

(1) the Commitment and Loans of any such Defaulting Lender shall not be included in determining whether the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.5); provided that a Defaulting Lender’s vote shall be included with respect to any action hereunder relating to any change that would require the consent of each Lender or each affected Lender under Section 12.5 (to the extent such Defaulting Lender is such an affected Lender); and

(2) no Upfront Fees, Agency Fees or Minimum Utilization Fees shall be payable to such Defaulting Lender.

(c) Notwithstanding anything in Section 11.5(a) to the contrary, a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(a) if, prior thereto, as a result of a waiver by such Lender or the Borrower or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender gives notice thereof to the Borrower.

(d) Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower for the purpose of effecting a transfer in compliance with this Section 11.5.

(e) Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.

Article XII.  MISCELLANEOUS

12.1 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, electronic transmission or similar writing) and shall be given to such party: (w) in the case of the Borrower, the Blackstone Asset Based Finance Representative, the Collateral Manager, the Administrative Agent, the U.S. Collateral Agent, the U.S. Custodian or the Document Custodian at its address, facsimile number and/or email address set forth on the signature pages hereof, (x) (1) in the case of the initial Lenders, at its respective address, facsimile number and/or email address set forth on its respective signature page hereof, and (2) in the case of any other Lender, at its address, facsimile number and/or email address set forth in its Administrative Questionnaire (which notices shall be solely by facsimile or email if so indicated therein), (y) in the case of KBRA, at its address, facsimile number and/or email address set forth on Schedule B (provided that all notices to KBRA shall be sent by email, whether or not also sent by physical address and/or facsimile) or (z) in the case of any party, such other address, facsimile number and/or email address as such party may hereafter specify for such purpose by written notice to the Administrative Agent, the U.S. Collateral Agent, the U.S. Custodian or the Document Custodian and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received during normal business hours, (ii) if given by mail, three Business Days after such communication is deposited in the mails, by registered or certified mail, postage prepaid, addressed as aforesaid, (iii) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (iv) if given by any other means, when delivered at the address or email address specified in this Section; provided that notices to the Administrative Agent under Article XI. or to the U.S. Collateral Agent under Article VIII. shall not be effective until received. Any notice to be provided to a Lender may be provided to the Blackstone Asset Based Finance Representative on such Lender’s behalf.

In addition, the Blackstone Asset Based Finance Representative and each Lender hereby acknowledges that the Administrative Agent may make information available to such parties by posting the information on Intralinks, Debt Domain or another similar electronic system (the “Platform”). Each party hereto agrees that any document or notice posted on the Platform by the Administrative Agent shall be deemed to have been delivered in accordance with the provisions of this Section 12.1. Each of the parties hereto agree that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications to the Administrative Agent in an electronic/soft medium in a format acceptable to the Administrative Agent. Nothing herein shall prejudice the right of the Administrative Agent to give any notice or other communication pursuant to this Agreement in any other manner specified herein. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATIONS, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ANY LENDER’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET. The Blackstone Asset Based Finance Representative and each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such party for purposes of this Agreement and the other Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such email address.

Each Agent shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided that any person providing such instructions or directions shall provide to such Agent an incumbency certificate listing persons designated to provide such instructions or directions (including the incumbency certificates delivered under Article III. ), which incumbency certificate shall be amended whenever a person is added or deleted from the listing, and provided that each Agent shall be entitled (but not obligated) to require that any such e-mail, facsimile or other electronic method be confirmed by delivery of an original written instruction or direction in form and content acceptable to such Collateral Agent. If such person elects to give an Agent email or facsimile instructions (or instructions by a similar electronic method) and such Agent in its discretion elects to act upon such instructions, such Agent’s reasonable understanding of such instructions shall be deemed controlling. No Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such Agent’s good faith reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with (or in the absence of) a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

12.2 No Waivers.

No failure or delay by either Agent or any Lender or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.3 Expenses; Indemnification.

(a) The Borrower shall pay (1) all reasonable and documented out-of-pocket expenses of the Agents (in each of their respective capacities), the Blackstone Asset Based Finance Representative, the U.S. Custodian and the Document Custodian, including, without limitation, reasonable fees and disbursements of counsel (which shall be limited to (A) one outside counsel and one local counsel in each appropriate jurisdiction (if reasonably requested by an Agent) for the Administrative Agent, the Collateral Agents, the Collateral Administrator, the Custodians, the Document Custodian and the Securities Intermediary, collectively, (B) one outside counsel and one local counsel in each appropriate jurisdiction (if reasonably requested by the Blackstone Asset Based Finance Representative) for the Blackstone Asset Based Finance Representative and the Lenders, collectively, and (C) any additional counsel agreed to by the Borrower in connection with the preparation, syndications and administration of this Agreement, the other Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default hereunder), (2) all reasonable and documented out-of-pocket expenses incurred by the Agents (in each of their respective capacities), the Blackstone Asset Based Finance Representative, the U.S. Custodian and the Document Custodian and the Lenders, respectively, including reasonable fees and disbursements of counsel (which shall be limited to (A) one outside counsel for the Blackstone Asset Based Finance Representative and its affiliated Lenders, taken as a whole, (B) one outside counsel for all of the Administrative Agent, Collateral Agents, the Collateral Administrator, the Custodians, the Document Custodian and the Securities Intermediary, taken as a whole, (C) one outside counsel for all the other Lenders, (D) one local counsel in each appropriate jurisdiction for each group listed in clauses (A), (B) and (C) above (if reasonably requested by any Agent, the Blackstone Asset Based Finance Representative or any Lender, respectively) and (E) any additional counsel agreed to by the Borrower) in connection with the enforcement of this Agreement, the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, and (3) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO.

(b) The Borrower agrees to indemnify the Administrative Agent, the Blackstone Asset Based Finance Representative, the Collateral Agents, the Custodians, the Document Custodian, the Securities Intermediary, each Lender and their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all reasonable and documented out-of-pocket liabilities, losses, damages and related costs and expenses of any kind (but excluding the fees and expenses of its internal legal counsel and all ordinary internal costs, consisting of overhead and employee costs and expenses incurred by such Indemnitee in connection with its obligations under the Loan Documents), including, without limitation, the reasonable and documented fees and disbursements of counsel (which, in the case of the Blackstone Asset Based Finance Representative, the Lenders, and any Blackstone Asset Based Finance Entity and Blackstone Asset Based Finance Investor shall be limited to one external counsel and one local counsel in each appropriate jurisdiction) (all of the foregoing, collectively, “Indemnified Amounts”), which may be incurred by such Indemnitee in connection with this Agreement or any of the other Loan Documents or the matters referred to herein or therein, including without limitation in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto or whether brought or involving any party hereto or any third party) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (1) any of the transactions contemplated by the Loan Documents or the execution, delivery, performance or enforcement of any Loan Document, (2) the grant to the Collateral Agents and the Lenders of any Lien on the Collateral, (3) the exercise by the Administrative Agent, the Blackstone Asset Based Finance Representative, the Collateral Agents or the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (4) the failure of a Collateral Agent to have a valid and perfected first priority Lien (subject only to Permitted Liens) on any Collateral, (5) a breach by the Borrower or any other Credit Party of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (6) any loss arising from any action or inaction of the Borrower, any of its Affiliates or any Affiliate Employee regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor’s financial inability to make payments with respect to any such Collateral) but excluding as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the gross negligence, willful misconduct or bad faith of such Indemnitee as finally determined by a court of competent jurisdiction. The Borrower’s obligations under this Section shall survive the termination of this Agreement, the resignation or removal of an Agent, Custodian or Document Custodian and the payment of the Obligations. Notwithstanding to the contrary contained herein, the Borrower shall not have any obligation to make any payment under this Section 12.3(b) except to the extent funds are available therefor in accordance with the Priority of Payments or Section 6.4.

12.4 Amendments and Waivers.

Any provision of this Agreement, the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Collateral Manager, the Requisite Lenders (with a copy to the Administrative Agent and the U.S. Collateral Agent) and, if the rights or duties of the Administrative Agent, the Blackstone Asset Based Finance Representative and/or a Collateral Agent (in its capacity as such or in any of its other capacities under the Loan Documents), U.S. Custodian or Document

Custodian are affected thereby, by the Administrative Agent, the Blackstone Asset Based Finance Representative and/or such Collateral Agent or other party, as the case may be; provided that:

(a) no such amendment or waiver shall, unless signed by all the Lenders, (1) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation; (2) change the Percentage Share of the Commitments allocable to any Lender or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; (3) release any Collateral except as provided in this Agreement or the other Loan Documents (provided that this subsection (3) shall not apply to any amendment or waiver of Section 10.1 or release of any Collateral in connection therewith); or (4) alter the terms of Section 6.4, Section 9.1 or this Section 12.4 (or any defined term as it is used therein) in a manner adverse to the interests of any Lender;

(b) no such amendment or waiver shall, unless signed by each Lender affected thereby, postpone the date fixed for any payment of principal of or interest on any Loan or any fees or other amounts hereunder to any Lender or for any reduction or termination of any Commitment;

(c) no such amendment or waiver shall, unless signed by each Lender affected thereby, reduce the principal of or rate of interest on any Loan held by such Lender or any fees or indemnities payable for the account of such Lender, or subject such Lender to any additional obligation; provided that only the Requisite Lenders’ consent is required to reduce or waive any interest at the Post-Default Rate; and

(d) the following amendments or waivers shall only require the approval of the Borrower and the Blackstone Asset Based Finance Representative: (1) to correct any inconsistency or cure any ambiguity, omission or errors in this Agreement; (2) to take any action advisable, necessary or helpful to prevent the Borrower from becoming subject to (or to otherwise minimize) withholding or other taxes, fees or assessments; or (3) to amend, modify or otherwise accommodate changes to this Agreement to comply with any rule or regulation enacted or modified by any regulatory agency of the United States federal government after the Closing Date.

In addition to the requirements set forth above in this Section 12.4, in connection with any proposed amendment or waiver of this Agreement or any other Loan Document pursuant to this Section 12.4, either (1) such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or (2) if, in the reasonable determination of the Borrower and the Blackstone Asset Based Finance Representative, such proposed amendment or waiver does not have a reasonable likelihood of being adverse to the interests of any Lender, then the Administrative Agent (at the direction of the Blackstone Asset Based Finance Representative) shall, not later than three Business Days prior to the execution of such proposed amendment or waiver, deliver to each of the Lenders and KBRA a copy of such proposed amendment or waiver; provided that, in the case of the foregoing clause (2), any Lender may notify the Administrative Agent and Blackstone Asset Based Finance Representative prior to execution of such proposed amendment or waiver that such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or the consent of such Lender.

The Administrative Agent shall, promptly following the execution of any amendment, waiver or supplement, provide copies thereof to each Lender, the Blackstone Asset Based Finance Representative, the U.S. Collateral Agent and KBRA.

12.5 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders except as permitted by this Agreement.

(b) (1) Any Lender may at any time grant to one or more banks, commercial paper conduits or other institutions (each, a “Participant”) participating interests in its Commitment or any or all of its Loans with (and subject to) the consent of the Borrower (for so long as no Event of Default has occurred and is continuing) and acknowledged by the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative), which consent by the Borrower shall not be unreasonably withheld, conditioned or delayed; provided that each such Participant represents in writing to such Lender that it (and each account for which it is acquiring such participating interest) is both (x) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act and (y) a Permitted Purchaser. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon consent by the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder and to approve any amendment, modification or waiver of any provision of this Agreement, unless such amendment, modification or waiver requires the consent of 100% of the Lenders or each affected Lender. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(2) In the event that any Lender sells participations in its Commitment or any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name of all Participants in the Commitments or Loans held by it and the principal amount (and stated interest thereon) of the portion of the Commitments or Loans which is the subject of the participation (the “Participant Register”). A Commitment or Loan may be participated in whole or in part only by registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United

States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time assign to one or more banks, insurance companies or other financial institutions (each, an “Assignee”) all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender, with (and subject to) satisfaction of the Rating Condition (unless such assignee is rated at least investment grade by one or more nationally recognized statistical rating organizations at the time of such assignment), the consent of the Borrower and acknowledgment by the Administrative Agent (acting at the direction of the Blackstone Asset Based Finance Representative), which consent by the Borrower shall not be unreasonably withheld, conditioned or delayed; provided that:

(1) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Loans or Commitments);

(2) no such assignment may be made to a Competitor except during the continuance of an Event of Default; and

(3) no such consent of the Borrower shall be required in the case of an assignment that is made (x) during the continuance of an Event of Default; or (y) if such Assignee is a Lender or an Affiliate of a Lender that is not a Competitor (except during the continuance of an Event of Default, in which case such Lender or Affiliate of a Lender may be a Competitor); or (z) to any Blackstone Asset Based Finance Entity; provided, however, that the Borrower shall receive not less than five (5) Business Days’ (or such shorter period as determined in the sole discretion of the Borrower) prior written notice of such assignments pursuant to foregoing clauses (y) and (z) (except during the continuance of an Event of Default, in which case no notice is required).

Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 (unless such fee is waived by the Administrative Agent). If the Assignee is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 11.4.

(d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank or any other central bank. No such assignment shall release the transferor Lender from its obligations hereunder. Promptly upon being notified in writing of such transfer, the Administrative Agent shall notify the Borrower thereof.

(e) No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 11.3 or 11.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 11.2, 11.3 or 11.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or by reason of the provisions of Section 11.5 requiring such assignment or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the time of the transfer. A Participant shall not be entitled to the benefits of Section 11.4 unless it complies with the obligations of Section 11.4 as if it were a Lender (it being understood that copies of the documentation required under Section 11.4(d) shall be delivered to the participating Lender).

(f) The Administrative Agent, acting as a non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest thereon) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive evidence of the accuracy thereof absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan (and the related Note, if any) hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. If any assignment or transfer of all or any part of a Loan that is then evidenced by a Note is made, such assignment or transfer shall be registered on the Register only upon surrender for registration of assignment or transfer of the related Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Note shall be returned to the Borrower marked “cancelled”. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide to the U.S. Collateral Agent upon its request, information contained in the Register concerning the Lenders and the Loans as the U.S. Collateral Agent reasonably may request from time to time for the performance of its duties.

In the event of a transfer, assignment, novation or amendment of the rights and/or the obligations under this Agreement and any other Loan Documents, all security interests, guarantees and privileges created under or in connection with the Loan Documents shall automatically and without any formality be preserved for the benefit of relevant Agent, the new Lender and the other Secured Parties for the purpose of the provisions of articles 1278 to 1281 of the Luxembourg Civil Code or any other purposes.

12.6 Collateral; Qualified Purchaser Status.

Each of the Lenders represents to the Administrative Agent and each of the other Lenders that (a) it (and each account for which it is acquiring a Loan or a Commitment) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act and (b) it in good faith (and in reliance on the accuracy of the representations contained in the first two sentences of Section 4.9) is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement. For the avoidance of doubt, the parties hereunder intend that the Loans made pursuant to this Agreement constitute loans and not securities. Notwithstanding the foregoing, each of the Lenders represents to the Administrative Agent, each of the other Lenders and the Borrower that it is either (A) an institutional “accredited investor” as defined in paragraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act (or any entity in which all of the equity owners are entities described within such paragraphs) or (B) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (any persons satisfying such criteria, a “Permitted Purchaser”).

12.7 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each of the parties (other than the Bank Parties in their respective capacities hereunder) hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to its address on the signature pages hereto or such other address as may be set forth for it herein. Each of the parties agrees hereto hereby agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court. Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

12.8 Marshalling; Recapture.

Neither the Administrative Agent, the Blackstone Asset Based Finance Representative, any Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

12.9 Counterparts; Integration; Effectiveness.

This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be signed in any number of counterparts by facsimile, other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. None of the Administrative Agent, U.S. Collateral Agent, U.S. Custodian, Document Custodian nor Securities Intermediary shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile transmission or other similar electronic methods).

12.10 WAIVER OF JURY TRIAL.

EACH OF THE EQUITY HOLDER, THE BORROWER (ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY), THE ADMINISTRATIVE AGENT, THE BLACKSTONE ASSET BASED FINANCE REPRESENTATIVE, THE COLLATERAL AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.11 Survival.

All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any resignation or removal of an Agent, the U.S. Custodian or the Document Custodian, any assignment pursuant to Section 12.5 and the making and repayment of the Loans hereunder.

12.12 Domicile of Loans.

Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

12.13 Limitation of Liability.

To the fullest extent permitted by applicable law, each party hereto and each Indemnitee agrees not to assert, and hereby waives, any claim against any other party hereunder or any Indemnitee (other than any claim against the Borrower pursuant to Section 12.3(b) arising from a third party claim against any Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

12.14 Recourse; Non-Petition.

(a) All obligations, covenants and agreements of Borrower contained in or evidenced by this Agreement, the Notes and any Loan Document shall be fully recourse to the Borrower and each and every asset of Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes or any Loan Document shall be had against the Equity Holder or any officer, director, limited liability company manager, member, partner or employee (solely by virtue of such capacity) of the Borrower or the Equity Holder (a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for payment of the Loans or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender and the Agents), other than to the extent of the Grants by the Equity Holder of its respective right, title and interest in and to any Collateral expressly Granted by it hereunder.

(b) Each Lender, each Agent, each Custodian, the Document Custodian and the Securities Intermediary (and by its acceptance of the benefits of Section 12.3, each Indemnitee) hereby agrees that it will not institute against any Borrower Entity any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding-up or liquidation of any Borrower Entity or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any Borrower Entity or for all or substantially all of the assets of any Borrower Entity prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Obligations (other than any Obligation that expressly survives the termination of this Agreement). In the event that, notwithstanding the provisions of this Agreement and the other Loan Documents relating to “non-petition” of the Borrower Entities, any Borrower Entity becomes a debtor in a bankruptcy case by the involuntary petition of any other Person, the Borrower hereby covenants, on its own behalf and on behalf of each Borrower Entity, to contest any such petition to the fullest extent permitted by law. The obligations under this Section 12.14(b) shall survive the termination of this Agreement and the payment of the Obligations.

12.15 Confidentiality.

(a) Each Lender and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information obtained from or on behalf of the Borrower pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (1) to the Blackstone Asset Based Finance Representative’s, Lenders’ and Agents’ counsel, accountants, auditors, valuation providers, consultants and other professional advisors (who are, in each case, subject to this confidentiality agreement); (2) to officers, directors, employees, examiners, agents and partners of Blackstone Asset Based Finance Representative, any current or prospective Lender or Assignee and its Affiliates (including any Blackstone Asset Based Finance Entity and Blackstone Asset Based Finance Investor, to the extent such Blackstone Asset Based Finance Entity (or the related Blackstone Asset Based Finance Entity, in the case of a Blackstone Asset Based Finance Investor) is contemplating becoming a Lender hereunder), and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (who are, in each case, subject to confidentiality provisions substantially the same as those of this Section 12.15); (3) in response to a subpoena or order of a court or governmental agency or regulatory authority having jurisdiction over such Lender, Agent or any Affiliate thereof (provided that the applicable Lender or Agent shall, other than in the case of a routine examination from a governmental agency or regulatory authority or in connection with filings of such person in the ordinary course of its business with respect to its investments generally as required by any such governmental agency or regulatory authority, use reasonable efforts to provide reasonable prior notice to the Borrower before making such disclosure); (4) to any entity guaranteeing or participating, or considering guaranteeing or participating in, any credit made under this Agreement if such entity would be expected to be eligible to be a Participant or Assignee hereunder (provided that the Lenders and Agents shall require that any such entity be subject to this Section 12.15; however, the Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 12.15); (5) as required by law or legal process or regulation applicable to such Lender, Agent or any Affiliate thereof; (6) as reasonably necessary in connection with the exercise of any right or remedy, or performance of any duty, hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 12.15; (7) to any Rating Agency then rating any Loans (provided that any such Rating Agency to which disclosure is to be made shall have been identified to the Borrower); (8) as among the Lenders and the Agents, to each other; (9) to the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio; or (10) subject to the prior written consent of the Borrower, to any current or prospective funding source of any Blackstone Asset Based Finance Entity or Blackstone Asset Based Finance Investor, including any current and prospective investors or funding sources of a fund administered, managed, advised or sub-advised by Blackstone Asset Based Finance. In connection with enforcing its rights pursuant to this Section 12.15, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents or any Lender which shall breach the confidentiality provisions of this Section 12.15.

(b) Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law.

12.16 Direction of Collateral Agents.

By executing this Agreement, each Lender hereby consents to the terms of this Agreement and to the Collateral Agents’ execution and delivery of this Agreement and other Loan Documents to which it is a party, and acknowledges and agrees that each Collateral Agent shall be fully protected in relying upon the foregoing consent and hereby releases such Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such consent, except as a result of the bad faith, gross negligence or willful misconduct of such Collateral Agent.

12.17 Borrowings/Loans Made in the Ordinary Course of Business.

The Borrower and each Lender, each as to itself only, represents, warrants and covenants that each payment by the Borrower to such Lender under this Agreement will have been made (a) in payment of a debt incurred by the Borrower or a loan made by such Lender, respectively, in the ordinary course of business or financial affairs of the Borrower and such Lender and (b) in the ordinary course of business or financial affairs of the Borrower and such Lender.

12.18 Effect of Headings and Table of Contents.

The Article and Section headings herein (including those used in cross references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

12.19 PATRIOT Act Notice.

Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act. The provisions of this Section 12.19 shall survive termination of this Agreement.

12.20 Sharing of Set-Offs.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.

Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (other than for the avoidance of doubt, as a result of an assignment or participation pursuant to Section 12.6), receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest, fees and other amounts due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 12.20 shall impair the right of any Lender to exercise any right of set- off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.20. For the avoidance of doubt, for purposes of this Section 12.20 a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.

12.21 Process Agent.

The Borrower and each other Grantor hereby appoints and consent to CT Corporation System (the “Process Agent”), as their agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. The Borrower and the other Grantors may at any time and from time to time vary or terminate the appointment of such process agent or appoint an additional process agent; provided that the Borrower and the other Grantors will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon them in respect of this

Agreement may be served. If at any time the Borrower or any other Grantor shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Agents with the address thereof, notices and demands may be served on them by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to such Person at its address specified herein.

Article XIII.  ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

13.1 Assignment of Collateral Management Agreement.

(a) The Borrower hereby acknowledges that its Grant pursuant to the Granting Clause hereof includes all of the Borrower’s estate, right, title and interest in, to and under the Collateral Management Agreement including (1) the right to give all notices, consents and releases thereunder, (2) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (3) the right to receive all notices, accountings, consents, releases and statements thereunder and (4) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (1) through (4) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies).

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Collateral Management Agreement or the other documents referred to in paragraph (a) above, nor shall any of the obligations contained in the Collateral Management Agreement or such other documents be imposed on the Agents.

(c) Upon the occurrence of the Stated Maturity (or, if earlier, the payment in full of all of the Obligations (other than any Contingent Obligations that expressly survives the termination of this Agreement) and the termination of all of the Commitments), the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the U.S. Collateral Agent for the benefit of the Secured Parties shall automatically cease and terminate and all the estate, right, title and interest of the U.S. Collateral Agent in, to and under the Collateral Management Agreement and the other documents referred to in this Section 13.1 shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Borrower represents that the Borrower has not executed any other assignment of the Collateral Management Agreement.

(e) The Borrower agrees that this assignment is irrevocable until the Obligations (other than any Contingent Obligations that expressly survives the termination of this

Agreement) have been repaid in full and all Commitments have terminated, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(1) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement.

(2) The Collateral Manager shall acknowledge that the Borrower is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the U.S. Collateral Agent for the benefit of the Secured Parties.

(3) The Collateral Manager shall deliver to the Agents copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Borrower pursuant to the Collateral Management Agreement.

(4) Neither the Borrower nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without complying with the applicable terms thereof.

(5) Except as otherwise set forth herein and therein (including pursuant to Section 10 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 9.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement until the payment in full of all of the Obligations (other than any Obligation that expressly survives the termination of this Agreement) and the termination of all of the Commitments and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 13.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Borrower or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Article XIV.  LUXCO COLLATERAL AGENT

14.1 Appointment; Powers and Immunities.

(a) U.S. Bank Trust Company, National Association is hereby designated and appointed to act as the LuxCo Collateral Agent on behalf of the U.S. Collateral Agent and the other Secured Parties under Loan Documents to which the LuxCo Collateral Agent is a party, as long as it has short-term issuer rating of at least “A-1” by S&P (or a long-term issuer rating of at least “A+” by S&P if U.S. Bank Trust Company, National Association has no short-term issuer rating). The LuxCo Collateral Agent is hereby authorized to (1) enter into this Agreement and each of the other Loan Documents to which the LuxCo Collateral Agent is a party, (2) take such actions on behalf of the U.S. Collateral Agent and the other Secured Parties under the provisions of the Loan Documents to which the LuxCo Collateral Agent is a party and (3) exercise such powers and perform such duties as are expressly delegated to the LuxCo Collateral Agent by the terms of the Loan Documents to which the LuxCo Collateral Agent is a party, in each case together with such other powers as are reasonably incidental thereto.

(b) Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the LuxCo Collateral Agent shall not have any duties, responsibilities or fiduciary relationship with any Secured Party except those expressly set forth in this Agreement and in the other Loan Documents to which the LuxCo Collateral Agent is a party, and no implied covenants, functions or responsibilities, fiduciary or otherwise shall be read into this Agreement or any other Loan Document or otherwise exist against the LuxCo Collateral Agent, and any such implied duties that may exist under any applicable law are hereby waived to the fullest extent permitted under such applicable law.

(c) The LuxCo Collateral Agent shall give written notice to the U.S. Collateral Agent, on behalf of the Secured Parties, of any enforcement action to be taken or remedy to be exercised by the LuxCo Collateral Agent under any Loan Document to which the LuxCo Collateral Agent is a party with respect to any Event of Default prior to the taking of such action and the LuxCo Collateral Agent shall not be liable for any delay caused by such notification requirement.

(d) Notwithstanding anything to the contrary in any Loan Document to which the LuxCo Collateral Agent is a party, the LuxCo Collateral Agent shall not be required to (1) exercise any discretionary rights or remedies under any of the Loan Documents, (2) give any consent under any of the Loan Documents or (3) enter into any agreement amending, modifying, supplementing or waiving any provision of any Loan Document, in each case unless the LuxCo Collateral Agent shall have been directed in writing to do so by the U.S. Collateral Agent in accordance with the terms of this Agreement and the LuxCo Collateral Agent shall be indemnified, prefunded and/or secured to its satisfaction.

(e) In connection with performing any of it duties, or exercising any rights, hereunder or under any other Loan Document, the LuxCo Collateral Agent shall be entitled to (1) all of its rights, benefits, protections and immunities set forth in the Loan Documents and (2) to all of the benefits, protections and immunities provided to the U.S. Collateral Agent in this Agreement (including, for the avoidance of doubt, those set out in Article VII) and the other Loan Documents as if such benefits, protections and immunities were provided to the LuxCo Collateral Agent hereunder.

14.2 Remedies; Application of Proceeds.

(a) The LuxCo Collateral Agent, upon receipt of, and in accordance with, the written instructions of the U.S. Collateral Agent in accordance with this Agreement, shall have the right to enforce rights, exercise remedies and make determinations regarding the release, disposition, or restrictions with respect to the Collateral under the LuxCo Security Documents, may enforce the provisions of the Loan Documents to which the LuxCo Collateral Agent is a party and exercise remedies thereunder, all in such order and in such manner as the U.S. Collateral Agent, at the direction of the Lenders pursuant to this Agreement, may determine. Such exercise and enforcement shall include the rights of the LuxCo Collateral Agent (1) to sell or otherwise dispose of Collateral upon foreclosure, (2) to incur expenses in connection with such sale or disposition, (3) to exercise all the rights and remedies of a secured creditor under the Loan Documents to which the LuxCo Collateral Agent is a party, and of a secured creditor under the applicable law; provided that, unless and until the LuxCo Collateral Agent shall have received such written direction, the LuxCo Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect its security interest on the Collateral under the LuxCo Security Documents and to preserve the value of the Collateral, with respect to any Event of Default as it shall deem advisable in the best interests of the Lenders.

(b) Regardless of whether any proceeding has been commenced by or against Borrower Entity or any other Person, any money collected or to be applied by the LuxCo Collateral Agent pursuant to this Agreement and the other Loan Documents (other than monies for its own account), whether upon disposition of Collateral in accordance with the terms of this Agreement and the other Loan Documents to which the LuxCo Collateral Agent is a party or upon receipt of, and in accordance with, the written instructions of the U.S. Collateral Agent, together with any other monies that may then be held by, or under the control of, the LuxCo Collateral Agent under any of the Transaction Accounts shall be applied in the manner set forth in the Loan Documents.

14.3 Release of Collateral.

If, in connection with the exercise of any of the Secured Parties’ remedies under the Loan Documents, the LuxCo Collateral Agent disposes of any part of the Collateral under the LuxCo Security Documents or in connection with any conveyance, sale, lease, transfer or other disposition permitted under the Loan Documents, then the security interests, if any, of the LuxCo Collateral Agent for the benefit of the U.S. Collateral Agent and the other Secured Parties on such Collateral and such additional Collateral as the U.S. Collateral Agent may, in connection with such disposition, identify and direct for release shall be automatically, unconditionally and simultaneously released. The LuxCo Collateral Agent (on behalf of the U.S. Collateral Agent and the other Secured Parties), at the written request of the U.S. Collateral Agent (at the direction of the Requisite Lenders) and at the expense of the Direct Pledge Entities, shall promptly execute and deliver such termination statements, releases and other documents as reasonably required or requested to effectively confirm such release.

To the extent that the LuxCo Collateral Agent or the Lenders (1) have released any security interest on Collateral and any such security interests are later reinstated or (2) obtain any new security interest, then each such reinstated Lien or new Lien shall be subject to the provisions of the relevant LuxCo Security Documents.

14.4 Resignation; Removal

The LuxCo Collateral Agent (1) may resign as LuxCo Collateral Agent upon 45 days’ written notice to the U.S. Collateral Agent and the Borrower Entities and (2) may be removed at any time, with or without cause, upon reasonable written notice to the LuxCo Collateral Agent, by the written direction of the Requisite Lenders, with any such resignation or removal to become effective upon the appointment of a successor LuxCo Collateral Agent as provided herein. If the LuxCo Collateral Agent shall resign or be removed as LuxCo Collateral Agent, then the Borrower and the Investment Subsidiary shall, with the consent of the Requisite Lenders, appoint a successor LuxCo Collateral Agent for the U.S. Collateral Agent and other Secured Parties, whereupon such successor agent shall succeed to the rights, powers and duties of the LuxCo Collateral Agent under this Agreement and the Loan Documents to which it is a party, and the term “LuxCo Collateral Agent” shall mean such successor agent effective upon its appointment, and the former LuxCo Collateral Agent’s rights, powers and duties as the LuxCo Collateral Agent shall be terminated without any other or further act or deed on the part of such former LuxCo Collateral Agent (except that the former LuxCo Collateral Agent shall deliver all Collateral then in its possession to such successor LuxCo Collateral Agent); provided that, if an Event of Default has occurred and is continuing at the time of any such resignation or removal of the LuxCo Collateral Agent, the right to appoint a successor LuxCo Collateral Agent shall reside solely with the Requisite Lenders. If no successor LuxCo Collateral Agent shall have been so appointed within thirty days of the LuxCo Collateral Agent’s resignation or removal, the LuxCo Collateral Agent may, but shall not be obligated to, appoint a successor LuxCo Collateral Agent that shall be satisfactory to the Borrower and the Investment Subsidiary (unless an Event of Default has occurred and is continuing) and the Requisite Lenders (each, acting reasonably). If following such procedures no successor LuxCo Collateral Agent has been appointed, then the Borrower and the Investment Subsidiary, the LuxCo Collateral Agent or any Lender may petition a court of competent jurisdiction to appoint a successor LuxCo Collateral Agent. After resignation or removal hereunder as LuxCo Collateral Agent, the provisions of this Agreement shall continue to inure to the former LuxCo Collateral Agent’s benefit as to any actions taken or omitted to be taken by it while it was LuxCo Collateral Agent.

14.5 Substitute LuxCo Collateral Agent.

If at any time the LuxCo Collateral Agent shall reasonably determine that it shall be necessary or appropriate under any applicable law or in order to permit action to be taken hereunder or under any other Loan Document, the LuxCo Collateral Agent, the Borrower and the Investment Subsidiary shall execute and deliver all instruments necessary to appoint any Person as a co-LuxCo Collateral Agent, or substitute LuxCo Collateral Agent, with respect to all or any portion of the Collateral, in any case with such powers, rights, duties, obligations and immunities conferred upon the LuxCo Collateral Agent hereunder as may be specified therein. If the Borrower shall refuse to join in the execution of any such instrument within 10 Business Days of any written request therefor by the LuxCo Collateral Agent, or if the U.S. Collateral Agent has given written notice to the LuxCo Collateral Agent that a Default or Event of Default has occurred and is continuing, then in any such instance the LuxCo Collateral Agent may act under the foregoing provisions without the concurrence of the Borrower or any other Borrower Entity. The Borrower hereby irrevocably makes, constitutes and appoints, on its own behalf and on behalf of the Investment Subsidiary, the LuxCo Collateral Agent as such Person’s agent and attorney-in-fact to act for such Person under the foregoing provisions.

14.6 Compensation; Expenses and Indemnification.

(a) The Direct Pledge Entities agree to pay to the LuxCo Collateral Agent (1) fees as set forth in the U.S. Collateral Agent Fee Letter and (2) the amount of any and all of the LuxCo Collateral Agent’s out-of-pocket expenses, including the fees and expenses of its counsel (and any local counsel), which the LuxCo Collateral Agent may incur in connection with the administration of this Agreement and the other Loan Documents to which it is a party.

(b) The Direct Pledge Entities agree to defend, indemnify and hold harmless each of the LuxCo Collateral Agent and its affiliates, officers, employees and agents from and against any claims, losses or liabilities that may be incurred by or asserted against the LuxCo Collateral Agent in any way relating to or arising or alleged to arise out of the transactions contemplated hereby and the other Loan Documents (including the performance by the LuxCo Collateral Agent of its respective duties, rights and obligations under the Loan Documents); provided that the foregoing indemnity shall not apply to claims, losses or liabilities to the extent they are the result of gross negligence or willful misconduct on the part of the LuxCo Collateral Agent.

(c) The agreements and obligations of the Direct Pledge Entities contained in clauses (a) and (b) above shall survive the termination of this Agreement and the payment in full of the Obligations and the resignation or removal of the LuxCo Collateral Agent.

14.7 Instructions to LuxCo Collateral Agent, Etc.

Pursuant to this Agreement, the LuxCo Collateral Agent has been appointed to act in such capacity pursuant to the terms of the LuxCo Security Documents and the other documents and instruments referred to herein and therein. With respect to all rights of or remedies that may be taken by the LuxCo Collateral Agent on its behalf or on behalf of the U.S. Collateral Agent or any Secured Party under all such documents and agreements, the Secured Parties agree that, in all cases, the LuxCo Collateral Agent shall act solely upon instructions of the U.S. Collateral Agent (which, on and subject to the terms and conditions set forth herein, the U.S. Collateral Agent may give at the direction, or with the consent, of the Requisite Lenders the Blackstone Asset Based Finance Representative or the Administrative Agent (acting the direction of the Blackstone Asset Based Finance Representative)). For the avoidance of doubt, rights of the U.S. Collateral Agent under this Agreement and the other Loan Documents to take or refrain from taking action or to exercise or refrain from exercising rights or remedies include references to the U.S. Collateral Agent directing, or refraining from directing, the LuxCo Collateral Agent to take action or exercise rights or remedies under the LuxCo Security Documents. Notwithstanding anything to the contrary herein, the U.S. Collateral Agent shall have no liability for providing any direction, authorization or consent to the LuxCo Collateral Agent as authorized herein or as otherwise provided in this Agreement, and shall have no liability for any failure or delay on the part of the LuxCo Collateral Agent in executing any action subject to such direction, authorization or consent.

14.8 Merger/Consolidation

Any Person (a) into which the LuxCo Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the LuxCo Collateral Agent shall be a party or (c) that may succeed to all or substantially all of the corporate trust business of the LuxCo Collateral Agent, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the LuxCo Collateral Agent hereunder, shall be the successor to the LuxCo Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

HLEND HOLDINGS C, L.P., as Borrower

By: HLEND Holdings C GP, LLC, its general partner

By:
Name: [_______]
Title: [_______]

HPS CORPORATE LENDING FUND, as Equity Holder

By:
Name: [_______]
Title: [_______]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Collateral Agent

By:
Name:
Title:

Address for notices:

U.S. Bank Trust Company, National Association
Global Corporate Trust 8 Greenway Plaza, Suite 1100
Houston, Texas 77046

Email: hpsadmins@usbank.com
Attention: Global Corporate Trust – HLEND Holdings C, L.P.

U.S. BANK NATIONAL ASSOCIATION, as U.S. Custodian

By:
Name:
Title:

Address for notices:

U.S. Bank National Association
Global Corporate Trust 8 Greenway Plaza, Suite 1100
Houston, Texas 77046

Email: hpsadmins@usbank.com
Attention: Global Corporate Trust—HLEND Holdings C, L.P.

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

Address for notices:

U.S. Bank National Association
Global Corporate Trust 1719 Otis Way
Florence, SC 29501

Email: steven.garrett@usbank.com
Attention: Document Custody—HLEND Holdings C, L.P.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Address for notices:

U.S. Bank Trust Company, National Association 214 N. Tryon Street, 27th Floor
Charlotte, NC 28202

Email: agency.services@usbank.com, with a copy to james.hanley1@usbank.com
Attention: Agency Services— HLEND Holdings C, L.P.

BLACKSTONE ASSET BASED FINANCE ADVISORS LP, as Blackstone Asset Based Finance Representative

By:
Name:
Title:

Address for notices:

345 Park Avenue, 30th Floor
New York, New York 10154
Email: BISF-CreditNY@Blackstone.com;
CreditLegal@Blackstone.com

Lenders:

[____________________], as a Lender

COMMITMENT AMOUNT:

$[_____________]

Address for notices:

[________________________]

Acknowledged and Agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as LuxCo Collateral Agent

By:
Name:
Title: